UNITED STATES
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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

2026

Notice of
Annual Meeting
of Stockholders
& Proxy Statement

L.L.Bean

~7M
patient lives
impacted in
2025

LANTHEUS®

2026 Notice of Annual Meeting of Stockholders & Proxy Statement ~7M patient lives impacted in 20251

Lantheus 2026 Proxy Statement

Dear Valued Shareholder,

We cordially invite you to attend Lantheus Holdings, Inc.’s 2026 Annual Meeting of Shareholders, to be held on Thursday, April 30, 2026 at 9:00 a.m. (Eastern Time) in the North Bldg. Cafe at the Lantheus Bedford Office, 201 Burlington Rd., Bedford, MA 01730, United States. The meeting will also be hosted in virtual format via the Internet. You will be able to attend the meeting virtually and vote and submit questions by visiting and registering at www.proxydocs.com/LNTH.

The Notice of Internet Availability of Proxy Materials and the Proxy Statement that follow describe the business to be conducted at the meeting.

Your vote is important. We encourage you to vote by proxy in advance of the Annual Meeting, whether or not you plan to attend the meeting. On behalf of the Board of Directors, thank you for your continued investment in our company.

Sincerely,

Mary Anne Heino

Executive Chairperson and Chief Executive Officer

Lantheus 2026 Proxy Statement

Message from our CEO March 20, 2026 Dear Valued Shareholder, 2025 was a year of decisive action at Lantheus—one in which we strengthened our leadership in PET diagnostics, advanced and expanded our portfolio and positioned the company for its next phase of growth and value creation. These actions were guided by our Purpose—to Find, Fight and Follow disease to deliver better patient outcomes—which continues to anchor every strategic and operational decision we make. In 2025, our products impacted the lives of nearly seven million patients and their families, a powerful reminder of the real-world importance of diagnostics and the impact our teams have every day. As previously disclosed, I am currently serving as Executive Chairperson and Interim Chief Executive Officer while the Board of Directors conducts a search for Lantheus’ next CEO. My focus during this period is clear: to ensure continuity of leadership, disciplined execution and a seamless transition for the company. The search process is progressing well, and we remain fully focused on executing our strategy during this important time. ~7M patients and their families impacted in 2025, a powerful reminder of the real-world importance of diagnostics and the impact our teams have every day. Sharpening Our Strategic Focus Building on the actions we took in 2025, we are now focused on innovative PET radiodiagnostics where we have differentiated capabilities, deep customer relationships and clear line of sight to near- and mid-term value creation. At the same time, we are taking purposeful steps to optimize the value of our broader portfolio. In 2025, we closed two complementary transactions that diversified, and will accelerate, our near-term revenue streams. With our acquisition of Life Molecular Imaging (now known as Lantheus Biosciences), we added Neuraceq®, a beta amyloid-targeted PET radiodiagnostic. Neuraceq serves as the commercial cornerstone of our Alzheimer’s disease portfolio. This acquisition also provides us with differentiated R&D capabilities and an established international footprint, including a neurology commercial infrastructure.

Lantheus 2026 Proxy Statement

With our acquisition of Evergreen Theragnostics, we expanded our oncology radiodiagnostic pipeline with OCTEVY™, a registrational-stage PET diagnostic agent for neuroendocrine tumors (NETs), and we added scalable manufacturing capabilities that enhance our ability to meet the complex demands of radiopharmaceutical development and production. In parallel, we completed the divestiture of our legacy SPECT business, effective January 1, 2026. While these products were foundational to Lantheus’ longstanding reputation in nuclear medicine, this decision reflects our commitment to aligning capital, talent and operational resources with areas where we see the greatest opportunity for sustainable growth over time. Today, our broad portfolio reflects our deep history and expertise in nuclear medicine, allowing us to provide customers with a range of products to address diverse clinical needs. Operational Execution In 2025, we maintained our leadership position in PSMA PET imaging in the U.S. with PYLARIFY® in a competitive marketplace. Our 2025 performance reflects our broad customer base and the clinical value of PYLARIFY. Neuraceq exited 2025 as the fastest-growing amyloid PET agent and the second most utilized in the U.S., driven by strong underlying demand and commercial execution. By leveraging our manufacturing network, distribution capabilities and commercial infrastructure, we are expanding access to amyloid PET imaging as its role in Alzheimer’s care continues to grow. DEFINITY® continued to deliver steady, volume-driven growth and remains a durable contributor to our portfolio. DEFINITY’s performance reflects its enduring clinical value and the operational excellence that underpins our reputation for reliability with our customers. Advancing Our Late-Stage Pipeline In 2026, we are taking purposeful steps to advance multiple late-stage radiodiagnostic assets toward regulatory milestones while ensuring fit-for-purpose commercial launches. PYLARIFY TruVu™, our new PSMA PET formulation, received FDA approval [March X] and is expected to reinforce our leadership in prostate cancer imaging by improving manufacturing efficiency and supply availability. We are preparing for a disciplined, regionally phased launch beginning in the fourth quarter of 2026. In neuroendocrine tumors, PNT2003, our radioequivalent version of LUTATHERA® for gastroenteropancreatic neuroendocrine tumors (GEPNETs), received tentative approval for its Abbreviated New Drug Application (ANDA) in February 2026, marking an important step toward making this treatment option available to patients pending final FDA approval. OCTEVY, our gallium-based PET diagnostic for neuroendocrine tumors, has a PDUFA date of March 29, and if approved, we expect to launch OCTEVY as the only neuroendocrine PET agent with Transitional Pass-Through reimbursement in a well-established NET imaging market. MK6240, our tau-targeted PET radiodiagnostic for Alzheimer’s disease, is advancing toward its August 13 PDUFA date. MK6240 is currently the most widely used tau imaging agent in late-stage Alzheimer’s diseasemodifying therapy development, serving as the imaging agent for treatment eligibility across numerous ongoing clinical programs. During 2025, we initiated a comprehensive, ongoing review of our pipeline as part of our disciplined approach to portfolio management. While we continue to advance select assets with near-term potential, we have made the decision to pursue value-maximizing alternatives for certain radiotherapeutic programs. This enables us to focus investment where we see the greatest opportunity, while ensuring that the value of our broader portfolio is thoughtfully managed for the benefit of our shareholders.

Lantheus 2026 Proxy Statement

Operating Our Business Responsibly Beyond our financial and operational progress, Lantheus remains committed to operating responsibly and making a positive impact in the communities we serve. In 2025, we continued to support charitable initiatives aligned with our Purpose and advanced programs that reflect our commitment to patients, communities, and employees. At Lantheus, our people are the foundation of our success. During 2025, we undertook significant efforts to bring together three organizations into a newly integrated and optimized Lantheus operating model, aligning teams, processes and culture to support collaboration and drive sustained performance. We remain focused on fostering an inclusive, growth-oriented culture that places patients and people at the center of everything we do. Driving Sustainable Value With a diversified portfolio, strong operational execution and a robust late-stage pipeline with meaningful catalysts, Lantheus is well positioned to support sustained growth and long-term value creation. 2026 brings important regulatory decisions and the potential to advance new products to patients. We see this year as one of disciplined execution, operational readiness and targeted investment to support future growth. As we look to the remainder of 2026, our priorities are clear: • Maintain market leadership in PSMA PET by sustaining PYLARIFY volume growth • Ensure a seamless transition to our new PSMA PET formulation beginning in 4Q 2026 • Increase momentum for Neuraceq by expanding our manufacturing footprint and driving deeper penetration in existing accounts and accounts where a strong PYLARIFY relationship already exists • Advance our assets currently under FDA review through approval milestones and effect fit-for-purpose launch activities for those assets that offer the earliest, and best, revenue return • Selectively develop other pipeline assets toward key development decision points • Allocate capital with discipline, prioritizing radiodiagnostics, optimizing the value of our radiotherapeutic pipeline, and maintaining financial flexibility while committing to a leveraged P&L that delivers value to our shareholders I want to thank our employees, Board of Directors, customers, partners and you—our shareholders—for your continued trust and support. With a clear strategy and strong leadership team in place, we remain focused on disciplined execution as the Board progresses its CEO search and prepares for a seamless leadership transition. Together, we will continue to Go Further for patients and deliver durable value for our shareholders. Sincerely, Mary Anne Heino Chief Executive Officer Executive Chair of the Board

Lantheus 2026 Proxy Statement

Notice of Annual Meeting of Shareholders

Items of Business

1.  The election of four Class II directors to our Board of Directors.

2.  The approval, on an advisory basis, of the compensation paid to our named executive officers (commonly referred to as “say on pay”).

3.  The approval, on an advisory basis, of the frequency of holding an advisory vote on the compensation paid to our named executive officers.

4.  The approval of an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors.

5.  The approval of the Lantheus Holdings, Inc. Amended and Restated 2026 Equity Incentive Plan.

6.  The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Your Vote is Important

Make sure your shares of Common Stock are represented. If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may authorize that your shares be voted at the Annual Meeting in one of the following ways:

**If you hold your shares through a bank, broker or other nominee, please refer to instructions provided by your bank, broker or other nominee on how to submit your vote.

At the meeting, we will also transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote:

•

“FOR” each director nominee included in Proposal 1

•

“FOR” each of Proposals 2, 4, 5 and 6

•

“ONE YEAR” on Proposal 3

The full text of these proposals is set forth in the accompanying Proxy Statement. Registered shareholders of the Company as of the close of business on the record date are eligible to vote at the meeting.

We recommend that you review the further information on the process for, and deadlines applicable to, voting, attending the Annual Meeting and appointing a proxy under the heading “Questions and Answers about the Annual Meeting” on page 84 of the Proxy Statement.

By order of the Board of Directors,

Daniel M. Niedzwiecki

Chief Administrative Officer, General Counsel
and Corporate Secretary

March 20, 2026

Internet Go To www.proxypush.com/LNTH • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
Telephone Call 1-866-240-5317 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
Mail • Mark, sign and date your proxy card • Fold and return your Proxy Card in the postage-paid envelope provided
QR Code • Select “Vote Now” • Have your Proxy Card ready • Follow the simple instructions to record your vote
The mailing of the Notice of Internet Availability of Proxy Materials to our shareholders is scheduled to begin on or about March 20, 2026.

Lantheus 2026 Proxy Statement	Table of Contents

Lantheus 2026 Proxy Statement	Matters To Be Voted Upon	1

Matters To Be Voted Upon

The following table summarizes the proposals to be voted upon at the 2026 Annual Meeting of Shareholders of Lantheus Holdings, Inc. (“Lantheus” or the “Company”, “we” or “our”) to be held on April 30, 2026 (the “Annual Meeting”) and our Board of Directors’ (our “Board” or our “Board of Directors”) voting recommendations with respect to each proposal.

Proposal(1)	Required Approval	Board Recommendation	Page Reference

1. The election of four Class II directors to our Board of Directors. Ms. Minnie Baylor-Henry Mr. Heinz Mäusli Ms. Julie McHugh Dr. Phuong Khanh (P.K.) Morrow	A majority of the votes properly cast.	FOR each nominee	12

2. The approval, on an advisory basis, of the compensation paid to our named executive officers (commonly referred to as “say on pay”).	A majority of the votes properly cast.	FOR	32

3. The approval, on an advisory basis, of the frequency of holding future “say on pay” votes.	A plurality of the votes properly cast.	ONE YEAR	69

4. The approval of an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors.	A majority of outstanding shares of our common stock (“Shares”) entitled to vote.	FOR	70

5. The approval of the Lantheus Holdings, Inc. Amended and Restated 2026 Equity Incentive Plan.	A majority of the votes properly cast.	FOR	72

6. The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	A majority of the votes properly cast.	FOR	81
(1)	Proposals 2 and 3 are on an advisory basis.

Who We Are

We are the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes. We classify our products into three categories: Radiopharmaceutical Oncology, Precision Diagnostics, and Strategic Partnerships and Other Revenue.

•	Our Radiopharmaceutical Oncology product helps healthcare professionals Find, Fight and Follow cancer.

•	Our Precision Diagnostic products assist healthcare professionals to Find and Follow diseases.

•

Our Strategic Partnerships include biomarkers and digital solutions in support of our partners’ therapeutic development, out-licensing agreements for non-core assets and optimization of our assets geographically, as well as contract development and manufacturing organization (“CDMO”) revenue generated by our subsidiary, Evergreen Theragnostics, Inc. (“Evergreen”).

The mailing address of our principal executive offices is Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730.

Lantheus 2026 Proxy Statement	Who We Are	2

We own or have the rights to various trademarks, service marks and trade names, including, among others, the following referred to in this Proxy Statement: PYLARIFY®, DEFINITY®, Neuraceq® and Find Fight and Follow®. Solely for convenience, we refer to trademarks and service marks in this Proxy Statement without the TM, SM and ® symbols. These references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights to our trademarks and service marks. Each trademark, trade name or service mark of any other company appearing in this Proxy Statement is, to our knowledge, owned by that other company.

Corporate Governance

Our Board is responsible for providing governance and oversight over the strategy, operations and management of the Company. Our Board oversees our senior management, to whom it has delegated the authority to manage the day-to-day operations of the Company. The following sections provide an overview of our corporate governance structure, including director independence and other criteria we use in selecting director nominees, our Board leadership structure and the responsibilities of our Board and each of its committees.

Corporate Governance Practices

We are committed to strong corporate governance practices because we believe they establish an environment of accountability for our Board and our management and otherwise promote the long-term interests of our shareholders. Over the years, our Board has evolved our practices in the interests of our shareholders. Our Charter, Bylaws and governance practices and policies include, among other things, the following:

Majority voting in uncontested elections of directors

Proxy access right

Authority to call special meetings • May be called by shareholders holding a majority of our outstanding Shares

No shareholder rights plan (“poison pill”)

Independent Board • 9 of 10 directors are independent (Chief Executive Officer (“CEO”) not independent)

100% independent Board committees

Strong Lead Independent Director of the Board, Julie McHugh, elected by the independent directors

Board diversity policy

•

Consider range of matters of diversity intended to ensure that Board, as a whole, reflects range of viewpoints, backgrounds, skills, experience and expertise

•

Decisions made based on merit and expected contribution of candidate

Director over-boarding policy • Maximum of 5 public companies (including our Board) • Maximum of 3 public companies (including our Board) for director who is a public company CEO

Board oversight of corporate sustainability matters

Board oversight of corporate strategy and risk

Active shareholder engagement, including: • In-person events such as sell side- or banking-organized healthcare conferences, roadshows, and headquarters tours • Virtual calls with shareholders

Company Code of Conduct and Ethics (“Code of Conduct and Ethics”) applicable to all employees and all members of the Board, and Supplemental Code of Ethics applicable to certain members of management involved in preparing financial statements and public disclosure

Lantheus 2026 Proxy Statement	Corporate Governance	3

Director and executive officer equity ownership and retention requirements

•

CEO: 6x base salary

•

Each other named executive officer and executive officer who reports to the CEO and each other employee designated in advance by the Talent and Compensation Committee: 2x base salary

•

Each director: 3x annual director cash retainer

•

Must be satisfied within five years of becoming subject to the guidelines

Insider trading policy and procedures

Prohibition on hedging or pledging of company stock

Board Structure

The Board is responsible for overseeing the management of our business and is currently comprised of ten directors, each of whom is elected to serve in her or his position until her or his next election and until her or his successor is duly elected and qualified.

Our Charter divides the Board into three classes (Class I, Class II and Class III), with one class being elected at each annual meeting of shareholders. Each director serves a three-year term, with terms staggered according to class. Any additional directorships resulting from an increase in the number of directors, or a vacancy may be filled by the directors then in office. Subject to approval of our shareholders at the Annual Meeting, our Board has approved amending our Charter to declassify our Board, pursuant to which all directors will be elected annually beginning at our 2029 Annual Meeting of Shareholders.

Leadership Structure

Under our Corporate Governance Guidelines and Principles, if the Chair of the Board is a non-independent director, the Board is required to appoint an independent member of the Board as Lead Independent Director. The Board periodically reviews its leadership structure and may make changes in the future.

Our written Corporate Governance Guidelines and Principles adopted by the Board are available in the Corporate Governance section of our Investor Relations website at https://investor.lantheus.com. Our Board regularly (and at least annually) reviews its Corporate Governance Guidelines and Principles and from time to time revises them when our Board believes it serves the interests of the Company and our shareholders to do so, and in response to changing regulatory and governance requirements and best practices.

Director Independence

Nine out of ten members of the Board are independent directors. In addition, the Audit Committee, Nominating and Corporate Governance Committee and Talent and Compensation Committee are each comprised entirely of directors meeting the requirements of the Sarbanes-Oxley Act and the Nasdaq audit, compensation and nominating and corporate governance committee independence requirements, as applicable.

The Board has reviewed its composition, the composition of its committees and the independence of each director, and considered whether any director has a material relationship with the Company that could compromise her or his ability to exercise independent judgment in carrying out her or his responsibilities. The Board, in consultation with legal counsel, has affirmatively determined that each of its directors, other than our Executive Chairperson and CEO, is an “independent director” under the Nasdaq rules and Exchange Act Rule 10A-3(b)(1) and that none of those directors has relationships with the Company that would interfere with that director’s exercise of independent judgment in carrying out her or his responsibilities as a director of the Company. Pursuant to the Nasdaq rules, our current Executive Chairperson and CEO, Ms. Heino, is not considered an “independent director” because she is an employee of the Company.

Committees of the Board

The Board has the authority to appoint committees to perform certain Board-delegated duties. Currently, the Board has four committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Science and Technology Committee and the Talent and Compensation Committee. The Board has adopted written charters for

Lantheus 2026 Proxy Statement	Corporate Governance	4

each committee, copies of which are available on the Corporate Governance section of our Investor Relations website at https://investor.lantheus.com.

Name	Director Since	Board of Directors	Class	Expiration of Term and Annual Meeting of Shareholders	Audit Committee	Talent and Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee

Mary Anne Heino	Aug. 2015	Chair	I	2028				Member

Minnie Baylor-Henry	Mar. 2022	Member	II	2026			Member	Member

Dr. Gérard Ber	June 2020	Member	I	2028		Member		Member

Julie Eastland	Sep. 2024	Member	I	2028	Member	Member

Samuel Leno	May 2012	Member	I	2028	Chair

Heinz Mäusli	June 2020	Member	II	2026	Member		Member

Julie McHugh	Jan. 2017	Lead Independent Director	II	2026			Chair

Dr. Phuong Khanh (P.K.) Morrow	Feb. 2025	Member	II	2026		Member		Member

Gary J. Pruden	Feb. 2018	Member	III	2027	Member	Chair

Dr. James H. Thrall	Feb. 2018	Member	III	2027			Member	Chair

Audit Committee

Members Samuel Leno (Chair) Julie Eastland Heinz Mäusli Gary J. Pruden All Independent

The primary purpose of the Audit Committee is to assist our Board in overseeing:

•

the integrity of our financial statements;

•

our systems of internal control over financial reporting and disclosure controls and procedures;

•

our independent auditor’s qualifications, engagement, compensation and independence;

•

the performance of our independent auditors and our internal audit function;

•

our information technology systems, processes and data, including physical security and cybersecurity; and

•

our related person transaction policy.

The Board has affirmatively determined that each of the current members of the Audit Committee meets the definition of “independent director” for the purposes of serving on the Audit Committee under the Securities and Exchange Commission (the “SEC”) and Nasdaq rules and has “financial sophistication” as defined under the Nasdaq rules. The Board has determined that Mr. Leno, Ms. Eastland and Mr. Mäusli each meets the definition of “Audit Committee Financial Expert,” as that term is defined by the SEC in Item 407(d)(5) of Regulation S-K.

Pursuant to its charter, the Audit Committee may delegate its responsibilities to a subcommittee so long as that subcommittee is solely comprised of one or more members of the Audit Committee.

Lantheus 2026 Proxy Statement	Corporate Governance	5

Nominating and Corporate Governance Committee

Members Julie McHugh (Chair) Minnie Baylor-Henry Heinz Mäusli Dr. James H. Thrall All Independent

The primary purpose of the Nominating and Corporate Governance Committee is to:

•

oversee our Corporate Governance Guidelines and Principles and Code of Conduct and Ethics;

•

review the overall corporate governance of the Company and recommend to the Board improvements when necessary;

•

oversee our legal and regulatory compliance, assessment and management of enterprise risk, our “see something, say something” ethics and compliance philosophy and our Speak Up! hotline and website;

•

identify and recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board;

•

oversee succession planning for the CEO;

•

oversee our corporate sustained value creation, including enterprise risk management (“ERM”), corporate responsibility and environmental, social and governance (“ESG”) initiatives; and

•

assist the Board in overseeing our policies and procedures for the receipt of shareholder suggestions regarding Board compensation and recommendations of the Board.

The Board has affirmatively determined that each of the current members of the Nominating and Corporate Governance Committee meets the definition of “independent director” for purposes of serving on the Nominating and Corporate Governance Committee under SEC and Nasdaq rules.

Pursuant to its charter, the Nominating and Corporate Governance Committee may delegate its responsibilities to a subcommittee so long as that subcommittee is solely comprised of one or more members of the Nominating and Corporate Governance Committee.

Lantheus 2026 Proxy Statement	Corporate Governance	6

Talent and Compensation Committee

Members Gary J. Pruden (Chair) Dr. Gérard Ber Julie Eastland Dr. Phuong Khanh (P.K.) Morrow All Independent

The primary purpose of the Talent and Compensation Committee is to assist our Board in overseeing:

•

our strategy and practices relating to human capital management, including with respect to: recruitment, hiring, onboarding, management, development and retention; workplace environment and culture; employee engagement; diversity, equity, inclusion and belonging; and pay equity;

•

our management compensation policies and practices;

•

the determination and approval of the compensation of our executive officers and other members of senior management;

•

the administration of our equity and cash incentive compensation plans, including authorizing and granting awards under these plans;

•

the succession planning for senior management (other than the CEO, which is within the purview of the Nominating and Corporate Governance Committee); and

•

legal and regulatory compliance and risk with respect to employee compensation and certain employee-related matters, including the preparation of any related, required disclosures under SEC and Nasdaq rules.

The Board has affirmatively determined that each of the current members of the Talent and Compensation Committee meets the definition of “independent director” for purposes of serving on the Talent and Compensation Committee under SEC and Nasdaq rules.

Pursuant to its charter, the Talent and Compensation Committee may delegate its responsibilities to a subcommittee so long as that subcommittee is solely comprised of one or more members of the Talent and Compensation Committee, and may, as permitted by law, delegate its responsibilities to management, employees and other persons.

Talent and Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving on our Board or Talent and Compensation Committee. None of the members of our Talent and Compensation Committee is an officer or employee of our Company, nor has any of them ever been an officer or employee of our Company.

Science and Technology Committee

Members Dr. James H. Thrall (Chair) Minnie Baylor-Henry Dr. Gérard Ber Mary Anne Heino Dr. Phuong Khanh (P.K.) Morrow

The primary purpose of the Science and Technology Committee is to:

•

advise on scientific, technological, medical, regulatory and intellectual property matters, including with respect to the Company’s strategic plan and material business development opportunities;

•

monitor and evaluate issues, developments and trends related to the Company’s scientific, technological, medical, regulatory, product safety, good practice (GxP) compliance and intellectual property matters;

•

advise on our intellectual property portfolio and strategy, including through potential collaborations and acquisitions; and

•

oversee our ERM in areas related to our scientific, technological, medical, regulatory, intellectual property matters and product safety.

Generally, all of our Board members attend Science and Technology Committee meetings.

Lantheus 2026 Proxy Statement	Corporate Governance	7

Board and Committee Evaluations and Self-Assessments

Each year, our Board and each of our Board committees conduct formal Board and Board committee evaluations and self-assessments to assess their performance and effectiveness. The Nominating and Corporate Governance Committee recommends to the Board the methodology for those evaluations and oversees their administration. A standard feature of this process includes each member of the Board completing a comprehensive questionnaire to assess that member’s own performance and functional experience and the performance of the Board and any committee on which that member serves. The questionnaire seeks answers to questions based both on numerical ratings and qualitative comments and targets a focused set of topics, including Board composition and expertise as a whole, allocation of risk oversight responsibilities across Board committees, conduct and engagement at meetings, and a more nuanced self-evaluation of individual director functional experience. The chair of our Nominating and Corporate Governance Committee also conducts an interview with each director, exploring in more depth areas such as: Board dynamics and culture, committee and governance structure, and additional ways to conduct meetings effectively, solicit Board and committee feedback and facilitate well-informed decision-making. The results of this process are then discussed in depth with the Nominating and Corporate Governance Committee and the full Board, and recommended actions are taken to enhance the Board’s overall performance and effectiveness.

For example, in 2024, the Board, among other things: determined it was in the best interests of the Company to dissolve the Finance and Strategy Committee, refine the role of the Science and Technology Committee and to add new directors with professional profiles that would enhance Board expertise and enable orderly succession planning. In 2024, the Board appointed Ms. Eastland, an experienced biotechnology and financial executive, to the Board and Audit Committee, in 2025, the Talent and Compensation Committee and, in 2025, appointed Dr. Morrow, an experienced pharmaceutical executive and physician-scientist with deep expertise leading end-to-end clinical development in the field of oncology, to the Board, the Talent and Compensation Committee and the Science and Technology Committee.

Codes of Conduct

Our Code of Conduct and Ethics is applicable to all of our employees, including our principal executive, financial and accounting officers and our corporate controller, or persons performing similar functions, and all of the non-employee directors on the Board. We also have a Supplemental Code of Ethics that is applicable to certain members of our management team involved in preparing financial statements and public disclosure. Our Code of Conduct and Ethics and our Supplemental Code of Ethics are available on the Corporate Governance section of our Investor Relations website at https://investor.lantheus.com. We intend to provide any required disclosure of any amendment to or waiver from any code that applies to our principal executive officer, principal financial officer, principal accounting officer or corporate controller, or persons performing similar functions to the extent required by law, on the Corporate Governance section of our Investor Relations website. There were no waivers of any of our codes in 2025.

Risk Oversight

The Company’s management is primarily responsible for the day-to-day management of the Company. However, the Board believes that oversight of risk management is one of its fundamental responsibilities and has delegated to its committees oversight and management of specific risks, on which those committees report to the Board. The Audit Committee is primarily responsible for oversight of the quality and integrity of the Company’s financial reporting process, internal controls over financial reporting, certain compliance programs and information technology systems, processes and data, including cybersecurity and physical security. The Talent and Compensation Committee is responsible for reviewing compensation-related risks, non-CEO senior management succession planning, human capital management and management compensation programs, and legal and regulatory compliance and risks with respect to employee compensation and employee-related matters. The Nominating and Corporate Governance Committee is responsible for oversight of the Company’s corporate governance, CEO succession planning and corporate sustained value creation, including ERM, corporate responsibility and ESG initiatives, and legal and regulatory compliance and risks with respect to non-“good practice” (GxP) ethics and compliance matters, including data privacy. The Science and Technology Committee is responsible for advising on scientific, technological, medical, regulatory, product safety, GxP compliance and intellectual property matters related to the Company’s existing products, clinical development programs and business development opportunities. Management regularly reports to the Board and its committees on the risks that the Company may face and the steps that management is taking to mitigate those risks.

Oversight of Cybersecurity and Data Privacy Risks

With respect to cybersecurity risks, the Company has invested and continually invests in new cybersecurity services, technologies, and capabilities and provides comprehensive cybersecurity awareness training around phishing, malware and other cybersecurity risks, all in a manner reasonably intended to educate employees to safely avoid cyber-attacks and mitigate the risk of employee-related security breaches. Cybersecurity and data privacy are

Lantheus 2026 Proxy Statement	Corporate Governance	8

regular topics on the Audit Committee’s and Nominating and Corporate Governance Committee’s respective agendas and are reviewed by the full Board at least annually.

Operating Our Business Sustainably and Responsibly

Our purpose is to Find, Fight and Follow disease to deliver better patient outcomes.

Our Values are to:

To ensure we remain the leading radiopharmaceutical-focused company, we must protect the Company from significant risks and business disruptions while responsibly delivering long-term value to our patients, customers, employees, shareholders and other stakeholders.

Our Executive Team serves as our primary management decision-making body, with responsibility for overseeing our strategy, enterprise planning and execution, operations, human capital and capital allocation in a manner that reflects the scale and complexity of our business.

We also have an ERM team, with resources dedicated to coordinating risk and operational resiliency work, covering, but not limited to, strategic, operational, compliance and financial risk management, crisis management, business continuity planning, disaster recovery and third-party risk management. The ERM team lead manages a team responsible for overseeing these risk management areas and reports on a quarterly basis directly to our Nominating and Corporate Governance Committee.

We continue to refresh our Board committee charters, Corporate Governance Principles and Guidelines and Company policies and actions to address corporate sustainability, and we have added as agenda items for meetings of our full Board the topics of our sustained value creation initiatives, including those around cybersecurity, culture and shareholder activism.

At an operational level, we have also continued to focus on enhancing the sustainability of our business in the areas of Environmental, Safety, and Inclusion, Culture and Community in compliance with applicable laws and regulations.

Environmental

Our industry functions within a global ecosystem and we know that our actions must preserve and protect the environment. Sustainability is at the forefront of everything we do.

We actively monitor and seek to reduce our solid waste, energy and water usage, wastewater discharge, and greenhouse gas emissions. We generally contract with third parties for the disposal of waste generated by our operations. We have implemented stormwater management operations and maintenance plans, updated lighting and systems to increase efficiency, and adopted third-party environmental software to track environmental data across the organization. We track and monitor energy and water use, waste generation, and a limited scope of greenhouse gas emissions. The implementation of software has improved our efficiency in data collection and reporting. To drive continuous improvement, we compare our usage data against prior annual baselines, national medians, and similar businesses. Since 2022, we have powered our North Billerica campus with renewable wind energy through a contract with National Grid.

Over the past year, we conducted a climate risk assessment for the global organization. While none of the risks assessed met or exceeded our materiality threshold, this assessment is now integrated into our ERM program and serves as a foundation for climate risk monitoring and potential mitigation strategies in the future. We are also proud to have supported the emergence of employee passion around campus sustainability, forming a committee and developing a pilot program to reduce waste to landfill from our campus cafes. The initial composting pilot resulted in the diversion of over 1,000 pounds of food and compostable paper waste from landfill. We also stood up a new state of the art laboratory in Bedford to support research and development operations, incorporating safety by design principles to ensure alignment with environmental regulations and prioritizing the wellbeing of our staff.

Additional information about our sustainability efforts is available on our website at www.lantheus.com under the section titled “Responsibility”. Information on our website is not part of this Proxy Statement.

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Our Supplier Code of Conduct, also available on our website at www.lantheus.com under the section titled “Responsibility,” requires our suppliers to operate in an environmentally responsible manner and provide a safe and healthy work environment by, among other things: implementing written health, safety and environmental programs; providing employees with appropriate training; maintaining legal and regulatory compliance with respect to waste and emissions; encouraging conservation; and providing appropriate audit rights.

Safety

As a manufacturer and distributor of radioactive and other pharmaceutical products, we remain acutely aware not only of the impact of our business on the environment, but also on the impact of our business on the safety of our employees, customers, patients and neighbors.

We maintain an experienced staff of Environmental, Health and Safety professionals, including Health Physicists and Occupational Health providers, who design, implement, and monitor safety policies and procedures to support risk reduction and accident prevention to protect our employees, customers, patients, and neighbors, including tracking Occupational Safety and Health Administration (OSHA) recordable injuries and near misses.

We continue to modernize our internal health and safety tools by expanding our EHS Management System to provide resources and support to ensure safe work. Our updated EHS Evaluation of Work change management tool ensures health and safety is built into the early-stage review and design of new work which helps reduce risk and potential costly redesign efforts upfront to meet Lantheus’ health and safety standards and regulatory commitments.

In addition, by promoting health and safety engagement through various channels, our employees are empowered to provide suggestions or improvement opportunities, which further grows our safety culture. We recognize and address all employee observations and concerns within the Radiation Safety Committee and Institutional Safety Committee.

Inclusion, Culture and Community

In addition to the important environmental and safety work we do to improve the sustainability of our business, we believe that fostering an inclusive, collaborative, and responsible culture, and supporting our communities in which we live and work are essential and make us an employer of choice in the competitive life sciences industry. A strong culture helps us attract, engage, and retain top talent, reinforces trust with customers and regulatory authorities, and supports long-term value creation for our shareholders by strengthening organizational resilience and performance.

Inclusion

Inclusion is a foundational element of our culture and is embedded across our organization. We are committed to creating a workplace where employees feel valued, respected, and empowered to contribute their perspectives and talents.

We sponsor Employee Resource Groups (“ERGs”) that are open to all employees, including the Lantheus Diversity Connection ERG, the Women Leaders of Lantheus ERG, and the Lantheus Veterans, Employees and Reservists Inspired to Act and Serve (VERITAS) ERG. These groups create a stronger sense of community, promote allyship, and provide professional development, mentorship, and networking opportunities. We offer multiple opportunities through fireside chats, lunch & learns and video presentations, as well as other community engagement opportunities, for our employees to meet with experts and leaders with diverse skills and experiences. Through these forums, employees engage in meaningful dialogue on leadership, career development, resilience, well-being, and service, reinforcing our values of respecting one another and acting as one.

Five of ten of the directors on our Board, including our Chairperson, are women, and 45% of our senior leaders, holding the position of Vice President or above, self-identify as women. Approximately 43% of our employees self-identify as women. We also seek to promote inclusion through our talent practices. We continue to require recruiters working with us to present an inclusive candidate slate for posted positions as we believe that we benefit from having a skilled team with a diversity of viewpoints, backgrounds and experiences. Our procurement team continually explores entering into more commercial arrangements with minority-owned, female-owned and other inclusive businesses and organizations (including those owned or operated by veterans and disabled veterans) that appropriately reflect the communities in which we operate and the customer base we serve, equip us with a deeper understanding of challenges impacting our communities and customers, and enable us to provide more innovative solutions and better outcomes.

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Culture

We are purpose-driven, placing patients at the heart of everything that we do. With a strong focus on creating a positive and inclusive workplace culture, we work every day to ensure every member of our team feels valued and empowered to contribute to our purpose to Find, Fight and Follow disease to deliver better patient outcomes. Through our patient-centric approach and dedication to fostering an inclusive environment, we strive to make a meaningful impact on the lives of both our employees and the communities we serve.

We are committed to promoting a culture of ethics and compliance. Our Code of Conduct and Ethics reflects our commitment to corporate integrity and the underlying business practices and principles of behavior that support this commitment. Each year our employees complete mandatory training that covers anti-bribery/anti-corruption rules, confidentiality obligations, cybersecurity, and insider trading prohibitions, as well as specialized training in healthcare industry marketing practices.

We have a formal Ethics and Compliance Committee that is comprised of leaders of operational and supporting functional groups at the Company who are knowledgeable about their subject area and have the authority and ability to speak for their functional group. Our Ethics and Compliance Committee aids and supports our Head of Compliance in implementing, operating and monitoring our compliance program by providing programmatic direction and input into our initiatives that have important considerations related to compliance risk. Our Head of Compliance reports directly to our Nominating and Corporate Governance Committee, including reporting on Ethics and Compliance Committee member attendance and performance.

We have an externally administered ethics and compliance reporting Speak Up! hotline and website, which allows for anonymous reporting and the Head of Compliance and Legal Department oversee and respond to as issues that may arise.

Our Supplier Code of Conduct requires our suppliers to conduct their business in a legal, ethical and socially responsible manner and treat their employees with dignity and respect by, among other things: appropriately monitoring and addressing anti-bribery/anti-corruption rules, insider trading, confidentiality, diversity, discrimination, child labor, forced labor, human trafficking, slavery and conflict minerals, and providing appropriate audit rights.

As part of the ongoing efforts to operate our business sustainably, we expanded our internal training, professional development and employee engagement programs, including professionally led, interactive training programs designed to help foster a culture of respect.

Community

We believe our responsibility extends beyond our business operations to the communities where we live and work. Anchored by our Purpose to Find, Fight and Follow disease to deliver better patient outcomes and guided by our Value of Let People Be Their Best, we seek to contribute in ways that are meaningful, sustainable, and aligned with our purpose.

From volunteering efforts to collaboration with local chambers of commerce, we recognize relationships as vital to our commitment to always go further to make a difference. Corporate philanthropy is an important component of our community efforts. This past year we proudly supported charitable organizations focused on advancing health and improving lives, including the American Heart Association (AHA) through the Boston Heart Walk and the Alzheimer’s Association through our annual golf tournament. Together with our employees, we raised more than a quarter of a million dollars in support of these organizations, reflecting a shared commitment to causes aligned with our Purpose.

Employee engagement is at the heart of our community impact. Throughout the year, employees participated in more than twenty charitable initiatives, contributing time, expertise, and resources to a broad range of local and national organizations. These efforts support causes including youth development, public safety, health and human services, and food security. We also encourage employees to engage with professional, educational, and civic organizations in the regions where we operate. Through partnerships with groups such as Mass BIO, Massachusetts Business Roundtable, Middlesex 3 Coalition, and MassMEDIC, we support collaboration across industry, education, and government. Collectively, these efforts reflect our belief that strong communities are built through shared commitment, active participation, and enduring partnerships.

Board Meetings

In 2025, the Board held thirteen meetings and acted by written consent in lieu of a meeting two times; the Audit Committee held four meetings; the Nominating and Corporate Governance Committee held five meetings and acted by written consent in lieu of a meeting one time; the Science and Technology Committee held four meetings; and the Talent and Compensation Committee held six meetings. During 2025, each director attended at least 75% of the

Lantheus 2026 Proxy Statement	Corporate Governance	11

total number of meetings held by the Board and those of its committees on which that director served. The non-employee directors of the Company meet in private executive session without management present at the end of most meetings of the Board. The Audit Committee meets with the Head of Internal Audit in executive session without management present at the end of all meetings of the Audit Committee. In addition, the Nominating and Corporate Governance Committee meets with the Head of Compliance in executive session without management present at the end of all meetings of the Nominating and Corporate Governance Committee. Under the Corporate Governance Guidelines and Principles adopted by the Board, our Lead Independent Director presides at those private executive sessions, and those private executive sessions must occur no less frequently than twice per year.

Director Attendance at Annual Meetings

We have no formal policy with respect to our directors attending our annual meetings of shareholders; however, we encourage all directors to attend. All of our current directors who were then serving as directors of the Company attended the 2025 Annual Meeting of Shareholders.

Certain Relationships and Related Person Transactions

Related Person Transactions

This section describes certain relationships and related person transactions between us or our subsidiaries, on the one hand, and our directors, director nominees, executive officers, holders of more than 5% of our voting securities and certain related persons of any of the foregoing, on the other hand, since January 1, 2025.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by applicable law, including indemnification of expenses, such as attorneys’ fees, judgments, penalties, fines and settlement amounts, actually and reasonably incurred by the director or executive officer in any action or proceeding, including, without limitation, all liability arising out of negligence or active or passive wrongdoing by that officer or director, in any action or proceeding by or in right of us arising out of the person’s services as a director or executive officer, in each case, as permitted by law and subject to certain exceptions. At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, executive officers, employees or agents in which indemnification would be required or permitted. We believe these indemnification agreements are customary and necessary to attract and retain qualified persons as directors and executive officers.

Policies for Approval of Related Person Transactions

We have a written policy relating to the approval of related person transactions pursuant to which the Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (i) our directors, director nominees and executive officers, (ii) any 5% record or beneficial owner of Shares or (iii) any immediate family member of any person specified in (i) or (ii) above. Management, under the oversight of the Audit Committee, is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related person transactions, and the Audit Committee is primarily responsible for determining, based on the facts and circumstances (which the potentially conflicted person must fully and affirmatively disclose), whether we have, or a related person has, a direct or indirect material interest in the transaction.

As set forth in our related person transaction policy, in the course of its review and approval or ratification of a related person transaction, the Audit Committee will consider:

•	the position within or relationship of the related person with the Company;

•	the nature of the related person’s interest in the transaction;

•	the availability of other sources of comparable products or services;

•	the materiality of the transaction to the related person and the Company, including, without limitation, the amount and type of transaction;

•	whether the transaction is in the ordinary course of the Company’s business and was proposed and considered in the ordinary course of business; and

•	the effect of the transaction on the Company’s business and operations, including conditions or controls.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the approval or ratification of the transaction. However, that member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

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Proposal 1: Election of Class II Directors

Our Board is currently comprised of ten directors, divided into three classes, designated as Class I, Class II and Class III. Each year, a different class of directors is elected at our annual meeting of shareholders. Each elected director holds office for a three-year term or until her or his successor is duly elected and qualified or until her or his earlier death, resignation, retirement or removal. If our shareholders approve Proposal 4 to amend our Amended and Restated Certificate of Incorporation to declassify our Board of Directors, then an annual election of directors would be phased in over a three-year period beginning at the 2027 Annual Meeting.

This year, our Class II directors—Ms. Minnie Baylor-Henry, Mr. Heinz Mäusli, Ms. Julie McHugh and Dr. Phuong Khanh (P.K.) Morrow — will stand for election for a new three-year term. If elected, each of the nominees will hold office until our 2029 Annual Meeting of Shareholders and a successor is duly elected and qualified or until her or his earlier death, resignation or removal.

The persons named as proxies will vote in accordance with the instructions indicated in such proxies.

In the event that any nominee for director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current Board to fill the vacancy. We do not expect that any of the nominees will be unavailable or will decline to serve.

In determining that each director should be nominated for election, the Board considered her or his service, business experience, prior directorships, qualifications, attributes and skills described in the biography set forth below under the heading “Director Nominee Biographies” and the criteria and diversity policy described in this Proxy Statement under the heading “Board Diversity and Tenure.”

Majority Voting for Uncontested Elections of Directors

Our Bylaws provide for majority voting in an uncontested election; a nominee for our Board will be elected if a majority of the votes cast are in favor of such nominee’s election (meaning that the number of votes cast “for” a nominee exceeds the number of votes cast “against” a nominee). In a contested election, directors will be elected by a plurality of the votes of the Shares represented in person or by proxy at any meeting of shareholders held to elect directors and entitled to vote on such election of directors. In the event that a director nominee fails to receive an affirmative majority of the votes cast in an uncontested election, the nominee will not be elected and our Board, within its powers, may take any appropriate action, including decreasing the number of directors or filling a vacancy.

Vote Required and Board of Directors’ Recommendation

Under Delaware law and our Bylaws, if a quorum exists at the meeting, the affirmative vote of a majority of the votes properly cast at the meeting is required for the election of Class II directors, as described in this Proxy Statement under the heading “Majority Voting for Uncontested Elections of Directors.”

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Board Composition

We believe that our Board members have the experience and skills necessary to enable the Company to set and pursue its strategic goals, and the following summarizes key information as of the date of this Proxy Statement relating to the composition of our Board:

Board Diversity and Tenure

The Board recognizes the value of appointing individual directors who bring a variety of diverse viewpoints, backgrounds, skills, experiences and expertise to the Board. The Board believes that having a diverse board of directors fosters more productive and beneficial discussions and decision-making processes in support of the Company’s strategic objectives.

The Board has adopted a formal diversity policy. Pursuant to our diversity policy, the Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending to the full Board for approval, potential director candidates. In selecting director candidates, the Nominating and Corporate Governance Committee considers a range of matters of diversity with the goal of having a Board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise. The Nominating and Corporate Governance Committee also considers the results of the Board and committee evaluations and self-assessments described above, in making its nomination recommendations.

Qualifications and Experience of Directors

As discussed above, each year, our Board and each of its committees conduct self-evaluations of their performance and effectiveness, which includes an assessment of how well the Board’s collective experience and skillsets match the needs of the Company’s business in the then-current business environment.

As part of the Board self-evaluation process conducted for the year-ended December 31, 2025, each director then serving was asked to identify and in narrative form justify the extent to which she or he possessed functional experience critical to the composition and effectiveness of the Board. For purposes of that survey, to ensure each director was working with a common, objective understanding, the directors were guided by the following definitions:

•

Subject Matter Expertise. A director is considered to have “subject matter expertise” within a functional area if she or he has deep work experience, functional knowledge and proficiency to authoritatively opine on matters within that functional area.

•	Meaningful Experience. A director is considered to have “meaningful experience” within a functional area if she or he has the work experience, functional knowledge and proficiency to:

•	substantively contribute to strategic-level and technical-level discussions with, and constructively advise, our relevant leadership on matters and issues within that functional area;

•

critically review and analyze information presented to the Board within that functional area, and proactively ask questions, raise material issues and request additional information as needed to ensure that the Board is

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discharging its fiduciary duties of staying well informed and making reasonable decisions with respect to matters and issues implicating that functional area; and

•	act as a leading participant in Board-level conversations and decision-making on matters and issues within that functional area.

For these purposes, serving as a chief executive, financial or operating officer (to whom functional leadership within a given competency reported) may not automatically mean that the director, individually, has “meaningful experience” in a particular functional area.

The table below summarizes the subject matter expertise and meaningful experience represented on our Board in the functional areas critical to Board effectiveness.

Functional Area	Subject Matter Expertise	Meaningful Experience

Director or Officer of Public Company

An understanding of public company reporting responsibilities, investor relations, disclosure and other matters typically affecting public companies is important in navigating corporate governance issues appropriately.

	Baylor-Henry Eastland Leno McHugh Mäusli Morrow	Heino Ber Pruden Thrall

Director of Life Sciences or Healthcare Company

Knowledge of the life sciences and healthcare industries ensures effective oversight of our business and the development and execution of our long-term strategy.

	Baylor-Henry Ber Eastland Leno McHugh Pruden Thrall Morrow	Heino Mäusli

C-Suite Leadership

Experience in significant leadership positions (such as CEO, CFO, COO, CCO, CMO or similar positions) is valuable in overseeing our management’s performance. Directors with leadership experience also tend to demonstrate a practical understanding of organizations, strategy, risk management and corporate governance.

	Heino Baylor-Henry Ber Eastland Leno McHugh Morrow Pruden Thrall	Mäusli

Strategy Development and Strategic Planning

Experience defining and driving strategic direction and growth are helpful in formulating, and overseeing effective execution of, our short- and long-term business strategies.

	Heino Baylor-Henry Ber Eastland Leno Mäusli McHugh Morrow Pruden	Thrall

Human Capital Management and Talent Development

Experience in managing and developing people, their compensation, compliant inclusion and diversity efforts, and succession planning is important in order to attract, develop, motivate and retain high-quality our senior management team and employees.

	Heino Baylor-Henry Ber Eastland Leno McHugh Morrow Pruden Thrall	Mäusli

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Functional Area	Subject Matter Expertise	Meaningful Experience

Corporate Finance and Capital Markets Experience in corporate finance and capital markets ensures Board oversight of our access to and effective management of capital and our capital structure.	Eastland Leno Mäusli Baylor-Henry	Heino McHugh Morrow Pruden Thrall

M&A and Business Development

Experience in mergers and acquisitions enables the Board to oversee our management team’s due diligence, financial analysis and forecasting, negotiation and closing of strategic transactions, successful integration of businesses and assets, and synergy capture.

	Heino Baylor-Henry Leno Mäusli McHugh Pruden Morrow	Ber Eastland Thrall

Accounting and Financial Reporting Experience in technical accounting and financial reporting provides strong oversight of our financial performance, reporting obligations and internal controls.	Eastland Leno Mäusli	Heino Baylor-Henry McHugh Morrow Pruden

Sales and Marketing

Experience in the sales and marketing of drugs and medical devices and an understanding of the reimbursement environment is key in overseeing our management team’s commercialization plans and execution.

	Heino Baylor-Henry McHugh Pruden	Ber Morrow Thrall

Manufacturing, Procurement and Supply Chain Management

Experience in technical operations assists the Board in understanding the technology transfer, manufacturing, procurement and supply chain, vendor oversight and labor relations activities in which we are involved.

	Heino Ber Leno McHugh Pruden	Baylor-Henry Eastland Mäusli Morrow Thrall

Research and Clinical Development

Scientific, medical and technological competencies allow the Board to provide input into, and oversight of, our research and clinical development and life cycle management activities.

	Baylor-Henry Morrow Thrall	Heino Ber Eastland McHugh Pruden

Legal, Regulatory, Compliance and Governmental Affairs

Experience in understanding legal and regulatory obligations and risks, litigation and regulatory proceedings, and governmental and regulatory affairs facilitates the Board’s oversight of our compliance, compliance program, dispute resolution and governmental relations activities.

	Baylor-Henry McHugh Morrow Pruden	Heino Eastland Leno Mäusli Thrall

Risk Assessment and Management

The scale, scope, and complexity of our business raises a multitude of evolving and interdependent risks. Experience in effectively identifying, prioritizing and managing a broad spectrum of risks can help the Board appreciate, anticipate and oversee our enterprise risk management efforts.

	Heino Baylor-Henry Leno Morrow Thrall	Ber Eastland Mäusli McHugh Pruden

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Functional Area	Subject Matter Expertise	Meaningful Experience

Corporate Governance and ESG

Experience in environmental, social and governance matters and compliance will facilitate the long-term sustainability of our business and enable us to address the needs of our various stakeholders.

	Heino Baylor-Henry Leno McHugh Thrall	Eastland Mäusli Morrow Pruden

Intellectual Property

Experience in the creation, prosecution, license, acquisition, defense and enforcement of intellectual property enables the Board to oversee our comprehensive patent and intellectual property portfolio.

	Thrall	Heino Baylor-Henry McHugh Morrow Pruden

Technology, Cybersecurity and Data Privacy

Experience in developing the best tools to advance operations, addressing physical and cybersecurity concerns, and identifying new business opportunities and risks supports our information security investments and programs.

	Leno	Heino Baylor-Henry Eastland McHugh Morrow Pruden Thrall

International Experience

Experience in global operations will enable the Board to help management understand the different cultural, political, and regulatory requirements affecting our business activities.

	Ber Baylor-Henry Leno Morrow Pruden	Heino Eastland Mäusli McHugh Thrall

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Director Nomination Process; Process for Shareholders to Recommend Director Nominees

Each year, the Nominating and Corporate Governance Committee recommends, and the Board proposes, a slate of director nominees proposed for election at the annual meeting of shareholders. Shareholders may also nominate directors.

The Nominating and Corporate Governance Committee values the input of shareholders in identifying director candidates and considers recommendations for Board candidates properly submitted by shareholders using substantially the same criteria it applies to recommendations from the Nominating and Corporate Governance Committee, directors and members of management. The shareholder making the recommendation must follow the procedures and provide the information set forth in our Bylaws.

Shareholders may submit recommendations by providing the person’s name and appropriate background and biographical information by writing to the Nominating and Corporate Governance Committee at Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730, Attention: Corporate Secretary. Those recommendations will be forwarded to the chair of the Nominating and Corporate Governance Committee. Shareholder nominations may be made at any time. However, in order for a candidate to be included in the slate of director nominees for approval by shareholders in connection with a meeting of shareholders and for information about the candidate to be included in the Company’s proxy materials for such a meeting, the shareholder must properly submit the information required by our Bylaws and take other action and provide other information reasonably requested by the Company within the timeframe described in our Bylaws and under the heading “Additional Information—Procedures for Submitting Shareholder Proposals” of this Proxy Statement.

Communication with the Board of Directors

Any shareholder or other interested party who would like to communicate with the Board or any of its committees, the independent directors as a group or any specific member or members of the Board should send those communications to Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730, Attention: Corporate Secretary. Communications should specifically indicate for which member or members of the Board or any of its committees the communication is intended, as applicable. Those communications will generally be forwarded to the intended recipients. However, our Corporate Secretary may, in his sole discretion, decline to forward any communications that are inappropriate.

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Director Nominee Biographies

Set forth below are the biographies for the Class II director nominees and each person whose term of office as a director will continue after the Annual Meeting.

Class II Directors for Election for a Three-Year Term Expiring at the 2029 Annual Meeting of Shareholders

Minnie Baylor-Henry
Director since 2022 Independent 78 years old Committees: Nominating and Corporate Governance Committee Science and Technology Committee

Specific Expertise:

Ms. Baylor-Henry was chosen as a Director because of her regulatory and legal background and extensive experience in the pharmaceutical industry.

Career Highlights:

•

Current President, B-Henry & Associates, a consulting firm focused on providing regulatory and compliance strategy services to life sciences companies (2015 – present)

•

Former Worldwide Vice President for Regulatory Affairs, Johnson & Johnson’s Medical Devices & Diagnostics business where Ms. Baylor-Henry was directly responsible for coordinating the regulatory strategy for the approval of a wide portfolio of products globally

•

Former National Director for Regulatory & Capital Markets Consulting, Deloitte & Touche

•

Various former roles at U.S. Food and Drug Administration (the “FDA”), most notably, FDA’s National Health Fraud Coordinator and, within the Center for Drugs, as the Director of the Division of Drug Marketing, Advertising, and Communications (1991-1999)

•

Former President & Board Chair, Drug Information Association and the Food and Drug Law Institute

Other Public Company Boards:

•

Current Director, Apyx Medical Corp

•

Former Director, scPharmaceuticals

Other Boards:

•

Howard University

•

Dress for Success Boston

Education:

•

Pharmacy Degree, Howard University’s College of Pharmacy

•

J.D., Catholic University’s Columbus School of Law

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Heinz Mäusli
Director since 2020 Independent 63 years old Committees: Audit Committee Nominating and Corporate Governance Committee

Specific Expertise:

Mr. Mäusli was chosen as a Director because of his financial and legal background and extensive experience with radiopharmaceutical products.

Career Highlights:

•

Former Chief Financial Officer (“CFO”), Advanced Accelerator Applications S.A., (2003 to 2018)

•

Former management consultant for a number of strategy projects in both Europe and the United States for Accenture and Gemini Consulting, as well as independently

Other Boards:

Current

•

Director, Inventiva SA

Prior

•

Director and Chairperson of the Audit Committee, Progenics Pharmaceuticals, Inc. (November 2019 until its acquisition by the Company)

Education:

•

Lic. oec., University of St.Gallen, Switzerland

•

MBA, Columbia University

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Julie McHugh
Director since 2017 Independent 61 years old Committees: Nominating and Corporate Governance Committee (Chair)

Specific Expertise:

Ms. McHugh was chosen as our Lead Independent Director because of her strong commercial and operational management background and extensive experience in the pharmaceutical industry.

Career Highlights:

•

Former Chief Operating Officer, Endo Health Solutions, Inc., where Ms. McHugh was responsible for the specialty pharmaceutical and generic drug businesses

•

Former CEO, Nora Therapeutics, Inc., a venture capital backed biotech startup company focused on developing novel therapies for the treatment of infertility disorders

•

Former Company Group Chairperson for the Worldwide Virology business unit of Johnson & Johnson

•

Former President, Centocor, Inc., a Johnson & Johnson subsidiary, where Ms. McHugh oversaw the development and launches of several products, including Remicade® (infliximab)

•

Led marketing communications for gastrointestinal drug Prilosec® (omeprazole) at Astra-Merck Inc.

Other Public Company Boards:

Current

•

Chairperson of the Board of Directors and a member of the Nominating and Governance Committee and Audit Committee, Ironwood Pharmaceuticals, Inc.

Other Boards and Awards:

Current

•

Director, New Xellia Group A/S

•

Senior Advisory Board, HealthCare Royalty Partners

Prior

•

Director, Evelo Biosciences Inc.

•

Director, Aerie Pharmaceuticals Inc.

•

Director, Trevena Pharmaceuticals

•

Director, EPIRUS Pharmaceuticals, Inc.

•

Director, ViroPharma Inc

•

Director, Biotechnology Industry Organization

•

Director, New England Healthcare Institute

•

Director, Pennsylvania Biotechnology Association

Education:

•

B.S., Pennsylvania State University

•

MBA, St. Joseph’s University

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Dr. Phuong Khanh (P.K.) Morrow
Director since 2025 Independent 52 years old Committees: Science and Technology Committee Talent and Compensation Committee

Specific Expertise:

Dr. Morrow was chosen as a Director because of her deep expertise leading end-to-end clinical development in the field of oncology, with a proven track record in advancing clinical programs and wealth of knowledge in oncology therapeutics development.

Career Highlights:

•

Current Head of Oncology Therapeutic Area Unit (OTAU) at Takeda, where she is responsible for the company’s oncology research and development strategy and development portfolio (January 2024 to present)

•

Former Chief Medical Officer, CRISPR Therapeutics, where she led a cross-functional team of physicians, scientists and development team members overseeing end-to-end development of clinical programs spanning hematology, oncology, diabetes and cardiovascular diseases, helped to shepherd the development and subsequent approval of exa-cel, the first CRISPR-edited gene therapy to be approved by the FDA for the treatment of severe sickle cell disease and transfusion-dependent beta-thalassemia (May 2022 to January 2024)

•

Former Vice President and Global Therapeutic Area Head of Hematology, GI Oncology, GU Oncology, and Bone Diseases, Amgen (March 2012 to May 2022)

•

Former Assistant Professor in the Department of Breast Medical Oncology at the University of Texas MD Anderson Cancer Center (June 2006 to February 2012)

Awards:

Hematology/Oncology fellowship at the University of Texas MD Anderson Cancer Center

•

Clifton D. Howe (Fellow of the Year) Award

•

American Society of Clinical Oncology Young Investigator Award

•

Lyndon Baines Johnson Chief Fellow

Education:

•

Internal medicine residency at Baylor College of Medicine

•

M.D., University of Texas Medical School at Houston

Lantheus 2026 Proxy Statement	Proposal 1: Election of Directors	22

Class III Directors Continuing in Office until the 2027 Annual Meeting of Shareholders

Gary J. Pruden
Director since 2018 Independent 64 years old Committees: Talent and Compensation Committee (Chair) Audit Committee

Specific Expertise:

Mr. Pruden was selected as a Director because of his strong financial, operational management, international and regulatory background and his extensive experience in the global pharmaceutical industry.

Career Highlights:

•

Former Executive Vice President, Worldwide Chairperson, Medical Devices, Johnson & Johnson (April 2016 to 2017)

•

Former Worldwide Chairperson in the Medical Devices Division, Johnson & Johnson (2015 to 2016)

•

Former Worldwide Chairperson of Global Surgery Group, Johnson & Johnson (2012 to 2015)

•

Former Company Group Chairperson, Ethicon, Inc., a Johnson & Johnson subsidiary (2009 to 2012)

•

Former Worldwide President of Ethicon, Inc., a Johnson & Johnson subsidiary (2006 to 2009)

•

Former President, Janssen-Ortho Inc., a Johnson & Johnson subsidiary (2004 to 2006)

Other Boards:

•

Director and Member of Compensation Committee, Ossio Inc.

•

Director and Member of Compensation Committee, Avisi Technologies Inc.

•

Director and Member of the Nominating and Governance Committee and Chairman of the Science and Technology Committee, Olympus Corporation

•

Board of Trustees, Rider University (2011 to 2015)

Education:

•

B.S. in Finance, Rider University

Lantheus 2026 Proxy Statement	Proposal 1: Election of Directors	23

Dr. James H. Thrall
Director since 2018 Independent 82 years old Committees: Science and Technology Committee (Chair) Nominating and Corporate Governance Committee

Specific Expertise:

Dr. Thrall was chosen as a Director because of his extensive experience in nuclear medicine and radiology, including in connection with imaging modalities and the development and use of innovative new technologies, including artificial intelligence.

Career Highlights:

•

Distinguished Juan M. Taveras Professorship of Radiology, Harvard Medical School

•

Former Chairperson of the Department of Radiology, Massachusetts General Hospital (1988 until 2013)

•

Former Chairperson of Radiology and Physician Trustee and Vice Chairperson of the Board of Governors of the Henry Ford Medical Staff, Henry Ford Hospital (1983 until 1988)

•

Former Professor, University of Michigan

Other Board and Awards:

•

Member, National Academy of Medicine

Education:

•

M.D. University of Michigan

Lantheus 2026 Proxy Statement	Proposal 1: Election of Directors	24

Class I Directors Continuing in Office until the 2028 Annual Meeting of Shareholders

Mary Anne Heino
Director since 2015 Chair 66 years old Committees: Science and Technology Committee

Specific Expertise:

Ms. Heino was chosen as a Director because of her current and former role as our CEO, which gives her an extensive understanding of our business and operations, and because of her broad experience in the pharmaceutical industry.

Career Highlights:

•

Current Executive Chairperson (since November 2025) and CEO of the Company (since January 2026)

•

Former CEO of the Company (August 2015 until March 2024)

•

Former Chief Operating Officer of the Company (March 2015 until August 2015)

•

Former Chief Commercial Officer of the Company (April 2013 until March 2015)

Education:

•

B.S., Nursing, City University of New York

•

B.S. Biology, State University of New York at Stony Brook

•

MBA, Stern School of Business at New York University

Dr. Gérard Ber
Director since 2020 Independent 68 years old Committees: Talent and Compensation Committee Science and Technology Committee

Specific Expertise:

Dr. Ber was chosen as a Director because of his commercial and operational management background and extensive experience with radiopharmaceutical products.

Career Highlights:

•

Co-Founder and former Chief Operating Officer of Advanced Accelerator Applications S.A. (2002 until January 2018)

Other Boards:

Prior

•

Director, Evergreen Theragnostics, Inc.

•

Director, Progenics Pharmaceuticals, Inc.

Education:

•

Doctorate, Université of Pharmacy of Grenoble France

Lantheus 2026 Proxy Statement	Proposal 1: Election of Directors	25

Julie Eastland
Director since 2024 Independent 61 years old Committees: Audit Committee Talent and Compensation Committee

Specific Expertise:

Ms. Eastland was chosen as a Director because of her extensive biotechnology expertise across finance, strategic planning, operations and transactions.

Career Highlights:

•

Current President and CEO, Zentalis Corporation

•

Former CEO, Harpoon Therapeutics (November 2021 until March 2024)

•

Former Chief Financial and Business Officer, Rainier Therapeutics, Inc. (2018 to 2020)

•

Former Chief Business Officer and Chief Financial Officer, Cascadian Therapeutics, Inc. (September 2010 until March 2018)

•

Former CFO and Vice President of Finance, VLST Corporation (January 2006 until September 2010)

•

Former Vice President of Strategic Planning, Dendreon Corporation (October 2000 until October 2005)

•

Former Controller, Amgen (March 1996 to April 1998)

Other Boards:

Current

•

Director, Zentalis Corporation

•

Director, Member of Audit and Compensation Committees, Seismic Therapeutic (since September 2024)

Prior

•

Director and Chair of Audit Committee, Dynavax Technologies Corporation (July 2020 until May 2025)

•

Director (October 2018 until March 2024) and Chair of Audit Committee (from 2018 until 2021), Harpoon Therapeutics

•

Director, Graybug Vision (September 2020 until March 2023)

Education:

•

B.S., Finance, Colorado State University

•

MBA, Heriot-Watt University of the Edinburgh University in Scotland

Lantheus 2026 Proxy Statement	Proposal 1: Election of Directors	26

Samuel Leno
Director since 2012 Independent 80 years old Committees: Audit Committee (Chair)

Specific Expertise:

Mr. Leno was chosen as a Director because of his financial expertise and industry background.

Career Highlights:

•

Former Executive Vice President and Chief Operations Officer, Boston Scientific

•

Former Executive Vice President, Finance and Information Systems and CFO, Boston Scientific

•

Former Executive Vice President, Finance and Corporate Services and CFO, Zimmer Holdings, Inc.

•

Former CFO, Arrow Electronics, Inc.

•

Former CFO, Corporate Express, Inc.

•

Former CFO, Coram Healthcare

•

Various former senior financial positions at Baxter International, Inc. and American Hospital Supply Corporation

•

Former Lieutenant, United States Navy

Other Boards:

Current

•

Director and Chair of Audit Committee, GCM Manufacturing

Prior

•

Director and Chair of Audit Committee, Zest Anchors, Inc.

•

Director and Member of Audit Committee, Omnicare

•

Director and Member of Audit Committee, TomoTherapy, Inc.

•

Director, Endotronix, Inc.

Education:

•

B.S., Accounting, Northern Illinois University

•

MBA, Roosevelt University

Lantheus 2026 Proxy Statement	Director Compensation	27

Director Compensation

As part of its commitment to strong governance, an independent compensation consultant is engaged to review, analyze and make recommendations regarding the Company’s non-employee director compensation program. The review covers the levels of cash and equity compensation that are provided to non-employee directors, as well as the overall design and structure of the program, against the same peer group of public companies used for executive compensation benchmarking purposes. The independent compensation consultant makes recommendations to the Nominating and Corporate Governance Committee, which (in consultation with the Talent and Compensation Committee) recommends to the full Board for approval, any changes to the non-employee director compensation program.

After reviewing the results of a compensation study prepared by Pearl Meyer, the Talent and Compensation Committee’s independent compensation consultant for 2025, the Nominating and Corporate Governance Committee (in consultation with the Talent and Compensation Committee) recommended, and the Board approved, a modest increase to the annual fee for the Chair of the Board, the Lead Independent Director, the Nominating and Corporate Governance Committee Chair and the Science and Technology Committee Chair, in each case for the May 2025 to May 2026 director term, as reflected in the table below.

Consistent with this benchmarking exercise, the Board adopted the following plan for annual compensation applicable to each of our non-employee directors. The annual compensation is a combination of cash (paid quarterly in advance and prorated for partial periods of service) for services as a director and, as applicable, a Board committee member, together with equity. The timing of our annual grant of equity to our non-employee directors to align with the timing of our Annual Meeting and the term of service of each non-employee director.

Elements of Director Compensation

Each non-employee director receives annual compensation in the form of an annual cash retainer and an annual equity retainer as noted below:

Board / Committee	Chair (Cash)		Lead Independent Director (Cash)		Member (Cash)	Grant Date Fair Value of Annual Equity Grant

Board of Directors	$135,000	(1)	$100,000	(2)	$60,000	$400,000

Audit Committee	$25,000		—		$12,500	—

Talent and Compensation Committee	$20,000		—		$10,000	—

Nominating and Corporate Governance Committee	$16,000	(3)	—		$7,500	—

Science and Technology Committee	$16,000	(3)	—		$7,500	—

(1)	Increased from $125,000 in May 2025.

(2)	Increased from $95,000 in May 2025.

(3)	Increased from $15,000 in May 2025.

Non-employee directors are also entitled to reimbursement for out-of-pocket expenses incurred in connection with rendering those services for so long as they serve as directors. Directors who are employees of the Company (i.e., our CEO) do not receive separate or additional compensation for their services as directors or committee members.

Lantheus 2026 Proxy Statement	Director Compensation	28

Director Compensation

The following table shows the actual compensation paid to the individuals who served as our non-employee directors in 2025:

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Option Awards(3)	Total
Minnie Baylor-Henry (4)	$80,833	$199,941	$199,983	$480,757

Dr. Gérard Ber(5)	$65,875	$199,941	$199,983	$465,799

Julie Eastland(6)	$76,667	$199,941	$199,983	$476,591

Samuel Leno(7)	$89,375	$199,941	$199,983	$489,299

Heinz Mäusli(8)	$80,000	$199,941	$199,983	$479,924

Julie McHugh(9)	$152,660	$199,941	$199,983	$552,584

Dr. Phuong Khanh (P.K.) Morrow(10)	$54,792	$249,885	$249,983	$554,660

Gary J. Pruden(11)	$92,500	$199,941	$199,983	$492,424

Dr. James H. Thrall(12)	$89,000	$199,941	$199,983	$488,924

(1)

Effective November 7, 2025, Ms. Heino was appointed to serve as our Executive Chairperson of the Board and principal executive officer. Additionally, on January 1, 2026, Ms. Heino became our CEO. Mr. Markison, our former CEO, retired from the Company and as a member of our Board effective December 31, 2025. For information regarding Mr. Markison’s and Ms. Heino’s 2025 compensation, see the Summary Compensation Table below.

(2)

The amounts in the stock awards column reflect the aggregate grant date fair value, calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), of RSUs (as defined below) granted in 2025, excluding the effect of estimated forfeitures. The aggregate grant date fair value of RSUs is measured based on the closing fair market value of a share of our common stock on the date of grant, multiplied by the number of Shares subject to the award granted. This grant date fair value does not necessarily correspond to the actual value that will ultimately be realized by each director, which will likely vary based on a number of factors, including our financial performance, stock price fluctuations and applicable vesting. The assumptions used in the valuation of stock-based awards are discussed in Note 13 in our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026 (our “2025 Form 10-K”).

(3)

The amounts in the option awards column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of options granted in 2025. The assumptions used in the valuation of option awards are discussed in Note 13 in our Audited Consolidated Financial Statements included in our 2025 Form 10-K.

(4)

On May 14, 2025, Ms. Baylor-Henry was granted 2,537 RSUs and stock options for 4,543 Shares as her regular annual director grant. As of December 31, 2025, Ms. Baylor-Henry held 2,537 unvested RSUs and outstanding options to purchase 17,262 Shares, of which options to purchase 4,543 Shares were unvested.

(5)

On May 14, 2025, Dr. Ber was granted 2,537 RSUs and stock options for 4,543 Shares as his regular annual director grant. As of December 31, 2025, Dr. Ber held 2,537 unvested RSUs and outstanding options to purchase 34,743 Shares, of which options to purchase 4,543 Shares were unvested.

(6)

On May 14, 2025, Ms. Eastland was granted 2,537 RSUs and stock options for 4,543 Shares as her regular annual director grant. As of December 31, 2025, Ms. Eastland held 2,537 unvested RSUs and outstanding options to purchase 7,049 Shares, of which options to purchase 4,543 Shares were unvested.

(7)

On May 14, 2025, Mr. Leno was granted 2,537 RSUs and stock options for 4,543 Shares as his regular annual director grant. As of December 31, 2025, Mr. Leno held 2,537 unvested RSUs and outstanding options to purchase 13,194 Shares, of which options to purchase 4,543 Shares were unvested.

(8)

On May 14, 2025, Mr. Mäusli was granted 2,537 RSUs and stock options for 4,543 Shares as his regular annual director grant. As of December 31, 2025, Mr. Mäusli held 2,537 unvested RSUs and outstanding options to purchase 17,262 Shares, of which options to purchase 4,543 Shares were unvested.

(9)

On May 14, 2025, Ms. McHugh was granted 2,537 RSUs and stock options for 4,543 Shares as her regular annual director grant. As of December 31, 2025, Ms. McHugh held 2,537 unvested RSUs and outstanding options to purchase 17,262 Shares, of which options to purchase 4,543 Shares were unvested.

(10)

On February 7, 2025, Dr. Morrow was granted 563 RSUs and stock options for 1,015 Shares as an initial grant in connection with her appointment to the Board. On May 14, 2025, Dr. Morrow was granted 2,537 RSUs and stock options for 4,543 Shares as her regular annual director grant. As of December 31, 2025, Dr. Morrow held 3,100 unvested RSUs and outstanding options to purchase 5,558 Shares, all of which were unvested.

(11)

On May 14, 2025, Mr. Pruden was granted 2,537 RSUs and stock options for 4,543 Shares as his regular annual director grant. As of December 31, 2025, Mr. Pruden held 2,537 unvested RSUs and outstanding options to purchase 17,262 Shares, of which options to purchase 4,543 Shares were unvested.

(12)

On May 14, 2025, Dr. Thrall was granted 2,537 RSUs and stock options for 4,543 Shares as his regular annual director grant. As of December 31, 2025, Dr. Thrall held 2,537 unvested RSUs and outstanding options to purchase 17,262 Shares, of which options to purchase 4,543 Shares were unvested.

All non-employee directors are subject to the Company’s Stock Ownership and Retention Guidelines described below, which require each director to hold Shares valued at an amount equal to three times the annual cash retainer received for Board services (excluding committee and chair retainers). Until a non-employee director achieves her or his required ownership level, she or he is required to retain 50% of all after-tax Shares issued upon (i) the exercise of any vested Company stock option award (calculated on a net exercise basis) or (ii) the vesting of any other equity award (such as restricted stock awards (“RSAs”), restricted stock units (“RSUs”), performance-based vesting (“PSAs”) and performance-based restricted stock units (“PSUs”)) granted in or after 2019. Our non-employee directors are required to comply with the Stock Ownership and Retention Guidelines within five years of when the Stock Ownership and Retention Guidelines first apply to them. As of December 31, 2025, each of our directors had either already achieved the requirements under the guidelines or was within the five-year period to comply.

In addition, all directors are subject to the prohibitions on transacting in Company securities described in this Proxy Statement under the heading “Short Term Trading, Hedging and Pledging Prohibition” and our insider trading policy described in this Proxy Statement under the heading “Insider Trading Policy.”

Lantheus 2026 Proxy Statement	Beneficial Ownership	29

Beneficial ownership

Beneficial Ownership of Directors and Executive Officers

The following table sets forth information regarding the beneficial ownership of our common stock held by (i) each of our directors, (ii) each of our named executive officers, (iii) our directors and executive officers as a group and (iv) each person known to us to beneficially own more than 5% of our common stock. For our directors and officers, except as otherwise indicated in the footnotes below, the information is as of the record date, March 6, 2026. For other shareholders who own more than 5% of our common stock, the information is as of the most recent Schedule 13G filed by each of those shareholders with the SEC.

Beneficial ownership of Shares is determined under the rules of the SEC and generally includes any Shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all Shares shown as beneficially owned by them.

Percentage of beneficial ownership is calculated in part based on 64,971,604 Shares outstanding as of March 6, 2026. Shares underlying RSUs that are currently vested or that will vest within 60 days of March 6, 2026, and stock options currently exercisable or exercisable within 60 days of the date of this Proxy Statement, are deemed to be outstanding and beneficially owned by the person holding those RSUs and options for the purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

Unless otherwise indicated, the address for each holder listed below is c/o Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage Ownership
Directors and Named Executive Officers

Mary Anne Heino(1)	664,744	1.0%

Minnie Baylor-Henry(2)	20,079	*

Dr. Gérard Ber(3)	51,025	*

Julie Eastland(4)	3,851	*

Samuel Leno(5)	69,223	*

Heinz Mäusli(6)	36,059	*

Julie McHugh(7)	36,144	*

Dr. Phuong Khanh (P.K.) Morrow(8)	1,578	*

Gary J. Pruden(9)	35,781	*

Dr. James H. Thrall(10)	45,926	*

Dr. Ludger Dinkelborg(11)	—	*

Robert J. Marshall Jr.(12)	65,589	*

Amanda M. Morgan (13)	26,940	*

Daniel M. Niedzwiecki(14)	73,866	*

Brian A. Markison(15)	180,678	*

Paul M. Blanchfield(16)	69,426	*

All Directors and Executive Officers as a Group (14 persons)(17)	1,130,805	1.7%

5% Shareholders

BlackRock, Inc.(18)	8,600,964	13.3%

The Vanguard Group, Inc.(19)	6,973,141	10.8%

Janus Henderson Group PLC(20)	5,707,247	8.8%

Entities affiliated with Farallon Partners, L.L.C.(21)	5,427,479	8.4%

FMR LLC(22)	4,399,524	6.8%

Lantheus 2026 Proxy Statement	Beneficial Ownership	30

*	Represents beneficial ownership of less than 1% of our outstanding Shares.

(1)

Includes 92,371 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2026. Does not include 47,690 unvested RSUs, PSUs, and stock options held by Ms. Heino. Ms. Heino’s beneficial ownership includes 78,153 Shares held indirectly by the Mary Anne Fennell Heino Revocable Trust - 2018, 8,618 Shares held indirectly by the Heino Irrevocable Trust and 179,300 Shares held indirectly by The Heino 2024 Family Trust.

(2)

Includes 12,719 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2026. Does not include 2,537 unvested RSUs and 4,543 unvested stock options held by Ms. Baylor-Henry. Ms. Baylor-Henry’s beneficial ownership includes 16 Shares held indirectly through her spouse’s IRA.

(3)

Includes 30,200 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2026. Does not include 2,537 unvested RSUs and 4,543 unvested stock options held by Dr. Ber.

(4)

Includes 2,506 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2026. Does not include 2,537 unvested RSUs and 4,543 unvested stock options held by Ms. Eastland.

(5)

Includes 8,651 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2026. Does not include 2,537 unvested RSUs and 4,543 unvested stock options held by Mr. Leno.

(6)

Includes 12,719 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2026. Does not include 2,537 unvested RSUs and 4,543 unvested stock options held by Mr. Mäusli.

(7)

Includes 12,719 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2026. Does not include 2,537 unvested RSUs and 4,543 unvested stock options held by Ms. McHugh.

(8)

Includes 1,015 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2026. Does not include 2,537 unvested RSUs and 4,543 unvested stock options held by Dr. Morrow.

(9)

Includes 12,719 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2026. Does not include 2,537 unvested RSUs and 4,543 unvested stock options held by Mr. Pruden. Mr. Pruden’s beneficial ownership includes 14,613 Shares held indirectly through the Gary J. Pruden Revocable Trust and 8,449 Shares held indirectly through the Georgeane Pruden Revocable Trust.

(10)

Includes 12,719 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2026. Does not include 2,537 unvested RSUs and 4,543 unvested stock options held by Dr. Thrall.

(11)	Does not include 40,089 unvested RSUs, PSUs and stock options held by Dr. Dinkelborg.

(12)

Includes 30,898 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2026. Does not include 67,784 unvested RSUs, PSUs and stock options held by Mr. Marshall.

(13)

Includes 15,206 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2026. Does not include 36,046 unvested RSUs, PSUs and stock options held by Ms. Morgan.

(14)

Includes 34,164 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2026 and 3,950 RSUs which will vest within 60 days of March 6, 2026. Does not include 60,219 unvested RSUs, PSUs and stock options held by Mr. Niedzwiecki.

(15)

Based on the Form 4 filed on behalf of Mr. Markison on March 7, 2025. Mr. Markison retired from the Company effective December 31, 2025. Includes 7,866 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2026. Does not include 59,608 unvested PSUs held by Mr. Markison.

(16)	Based on the Form 4 and Form 144 filed on behalf of Mr. Blanchfield on August 15, 2025, and February 2, 2026, respectively. Mr. Blanchfield resigned from the Company effective November 7, 2025.

(17)

Includes 279,260 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2026. Does not include 315,548 unvested RSUs, PSUs and stock options held by our directors and executive officers as a group.

(18)

Based solely on Amendment No. 5 to Schedule 13G filed on January 23, 2024, by BlackRock, Inc. In that filing, BlackRock, Inc. reports sole voting power with respect to 8,483,927 Shares and sole dispositive power with respect to 8,600,964 Shares, and lists its address as 50 Hudson Yards, New York, New York 10001.

(19)

Based solely on Amendment No. 7 to Schedule 13G filed on February 13, 2024, by The Vanguard Group, Inc. In that filing, The Vanguard Group, Inc. reports sole dispositive power with respect to 6,775,448 Shares, shared voting power with respect to 124,793 Shares and shared dispositive power with respect to 197,693 Shares and lists its address as 100 Vanguard Blvd., Malvern, PA 19355.

(20)

Based solely on Amendment No. 6 to Schedule 13G filed on February 17, 2026, by Janus Henderson Group PLC. In that filing, Janus Henderson Group PLC reports shared voting and dispositive power with respect to 5,707,247 Shares and lists its address as 201 Bishopsgate, EC2M 3AE, United Kingdom.

(21)

Based solely on Amendment No. 4 to Schedule 13G filed on February 5, 2026, by Farallon Partners, L.L.C. (the “Farallon General Partner”), which is the general partner of each of FCP, FCIP, FCIP II, FCIP III, FCOI II and FCAMI (each as defined below) and the sole member of each of the FCIP V General Partner (as defined below) and the FHPM General Partner (as defined below), with respect to the Shares held by each of the Farallon Funds (as defined below) other than F5MI (as defined below), and the following associated entities and persons: (i) Farallon Capital Partners, L.P. (“FCP”), (ii) Farallon Capital Institutional Partners, L.P. (“FCIP”), (iii) Farallon Capital Institutional Partners II, L.P. (“FCIP II”), (iv) Farallon Capital Institutional Partners III, L.P. (“FCIP III”), (v) Four Crossings Institutional Partners V, L.P. (“FCIP V”), (vi) Farallon Capital Offshore Investors II, L.P. (“FCOI II”), (vii) Farallon Capital (AM) Investors, L.P. (“FCAMI”), (viii) Farallon Capital F5 Master I, L.P. (“F5MI”), (ix) Farallon Healthcare Partners Master, L.P. (“FHPM” and, collectively with FCP, FCIP, FCIP II, FCIP III, FCIP V, FCOI II, FCAMI and F5MI, the “Farallon Funds”), (x) Farallon Institutional (GP) V, L.L.C. (the “FCIP V General Partner”), which is the general partner of FCIP V, with respect to the Shares held by FCIP V, (xi) Farallon F5 (GP), L.L.C. (the “F5MI General Partner”), which is the general partner of F5MI, with respect to the Shares held by F5MI, (xii) Farallon Healthcare Partners (GP), L.L.C. (the “FHPM General Partner”), which is the general partner of FHPM, with respect to the Shares held by FHPM, and (xiii) each of the following persons, each of whom is a managing member or senior managing member, as the case may be, of the Farallon General Partner and a manager or senior manager, as the case may be, of the FCIP V General Partner, the F5MI General Partner and the FHPM General Partner, with respect to the Shares held by the Farallon Funds (collectively, the “Farallon Individual Reporting Persons”): Joshua J. Dapice, Philip D. Dreyfuss, Hannah E. Dunn, Richard B. Fried, Varun N. Gehani, Nicolas Giauque, David T. Kim, Michael G. Linn, Luo Patrick (Cheng), Rajiv A. Patel, Thomas G. Roberts, Jr., Edric C. Saito, William Seybold, Daniel S. Short, Andrew J. M. Spokes, John R. Warren, and Mark C. Wehrly (collectively, the “Farallon Reporting Persons”). In that filing, the Farallon Reporting Persons collectively reported that they have shared voting and dispositive power with respect to 5,427,479 Shares. The address of the Farallon Reporting Persons is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, California 94111.

(22)

Based solely on Amendment No. 1 to Schedule 13G filed on November 5, 2025, by FMR LLC and Abigail P. Johnson (together, the “FMR Reporting Persons”). In that filing, FMR LLC reports sole voting power with respect to 4,396,740 Shares and sole dispositive power with respect to 4,399,524 Shares, and Ms. Johnson reports no voting power with respect to any shares and sole dispositive power with respect to 4,399,524 Shares. The address of the FMR Reporting Persons is 245 Summer St. Boston, MA 02210.

Lantheus 2026 Proxy Statement	Beneficial Ownership	31

Delinquent Section 16(a) Reports

Section 16(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”), requires our executive officers, directors, and “beneficial owners” of more than 10% of our common stock to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, we believe that during fiscal 2025, all transactions were reported on a timely basis except for: a Form 4 for Amanda M. Morgan to report the withholding of Shares to satisfy tax withholding obligations upon the vesting of restricted stock units on December 15, 2024, which was filed on December 17, 2025, a Form 4 for Kimberly Brown to report the grant of restricted stock units and options on March 5, 2025, which was filed on March 21, 2025, and a Form 3 for Ludger Dinkelborg to report his appointment as an officer of the Company effective August 1, 2025, which was filed on August 18, 2025.

Lantheus 2026 Proxy Statement	Proposal 2: Advisory Vote to Approve Executive Compensation	32

Proposal 2: Advisory Vote to Approve Executive Compensation

We are seeking your advisory vote as required by Section 14A of the Exchange Act, to approve the following resolution:

RESOLVED, that the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related material contained in this Proxy Statement, is hereby approved.

Because your vote is advisory, it will not be binding on the Talent and Compensation Committee or the Board of Directors. However, the Talent and Compensation Committee and the Board will review the voting results and strongly take them into consideration when making future decisions regarding executive compensation.

Our executive compensation program is designed to:

•	enable us to attract, motivate and retain the level of successful, qualified executive leadership talent necessary to achieve our long-term goals;

•	align the economic interests of our executives with those of our shareholders;

•	reward Company and individual performance; and

•	be well understood and perceived as fundamentally fair to all stakeholders, including participants and shareholders.

Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly tied to the achievement of strategic, operational and corporate performance objectives, as well as our relative performance against comparable companies.

Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Talent and Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving the goals of our executive compensation program.

Vote Required and Board of Directors’ Recommendation

Although the “say on pay” vote we are asking you to cast is non-binding, the Talent and Compensation Committee and the Board value the views of our shareholders and will strongly consider the outcome of the vote when determining future compensation arrangements for our executive officers. Approval of the resolution requires the affirmative vote of a majority of the votes properly cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the voting of this proposal. We are also asking shareholders to approve at this Annual Meeting that we continue to hold an advisory vote to approve the compensation of our named executive officers annually, which is presented as Proposal 3 in this Proxy Statement, and our next advisory vote on the frequency of such advisory votes will occur no later than our 2032 Annual Meeting of Shareholders (the “2032 Annual Meeting”). Accordingly, unless our shareholders recommend, and we accordingly adopt, a frequency of such advisory votes of greater than one year, we expect that the next “say on pay” vote will occur at the 2027 Annual Meeting.

Lantheus 2026 Proxy Statement	Executive Compensation	33

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation program for our named executive officers (“NEOs”) listed below. The CD&A also describes the process followed by the Talent and Compensation Committee for making pay decisions, and its rationale for specific decisions related to 2025.

Our NEOs for the year ended December 31, 2025, were:

Name	Title

Mary Anne Heino(1)	Executive Chairperson and Chief Executive Officer

Robert J. Marshall, Jr.	Chief Financial Officer and Treasurer

Dr. Ludger Dinkelborg(2)	Head of Research and Development

Amanda M. Morgan	Chief Commercial Officer

Daniel M. Niedzwiecki	Chief Administrative Officer, General Counsel and Corporate Secretary

Brian A. Markison(3)	Former Chief Executive Officer

Paul M. Blanchfield(4)	Former President

(1)

Ms. Heino was appointed as our Executive Chairperson of the Board and principal executive officer effective November 7, 2025. She assumed the additional role of Chief Executive Officer, on an interim basis, on January 1, 2026.

(2)

Dr. Dinkelborg was appointed Head of Research and Development effective August 1, 2025, following our acquisition of Life Molecular Imaging Limited (now renamed as Lantheus Biosciences Ltd.) (“Life Molecular”) in July 2025.

(3)	Mr. Markison served as our principal executive officer through November 6, 2025 and as Chief Executive Officer until his retirement on December 31, 2025.

(4)	Mr. Blanchfield served as President until November 7, 2025.

References in the CD&A to compensation decisions and policies applicable to our NEOs are limited to NEOs that were or are serving as executive officers of the Company at the time that such compensation decision was made or at the time that such policy is in place.

EXECUTIVE SUMMARY

Business Summary and Performance Highlights

We are the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes.

We made important progress in 2025 to shape and sharpen our strategic focus within the radiopharmaceutical industry. The highlights include the following:

•	We took meaningful steps to further build out the portfolio of radiodiagnostic products we offer to the prostate cancer community.

•	During 2025, we maintained our leadership position in the prostate-specific membrane antigen (“PSMA”) positron emission tomography (“PET”)imaging space with PYLARIFY.

•

In August, we announced the FDA had accepted our New Drug Application (“NDA”) for a new formulation of piflufolastat F-18 PSMA PET imaging agent, which we believe will potentially enable increased patient access, supply resilience, and enhanced production efficiency. The FDA approved the new formulation on March 6, 2026.

•

We advanced LNTH-2401, our Phase 3 ready, gastrin-releasing peptide receptor (“GRPR”) targeted radiodiagnostic for prostate cancer. GRPR is a biologically distinct target from PSMA and an estimated 15%-30% of prostate cancer patients do not express PSMA. LNTH-2401 has the potential to complement PSMA PET imaging by identifying disease in patients who may be PSMA-negative or equivocal, extending the addressable population while fitting within our existing prostate cancer franchise.

•	We advanced and expanded our radiopharmaceutical portfolio and capabilities with two complementary acquisitions.

•

In July, we completed the acquisition of Life Molecular and strengthened our nuclear medicine commercial portfolio with the addition of Neuraceq, our beta-amyloid-target PET radiodiagnostic, which now serves as the commercial cornerstone of our Alzheimer’s disease portfolio. The acquisition also enhanced our capabilities across the radiopharmaceutical value chain.

Lantheus 2026 Proxy Statement	Executive Compensation	34

•

In April, we completed the acquisition of Evergreen, which added OCTEVY, a registrational-stage PET imaging agent targeting neuroendocrine tumors, to our pipeline. OCTEVY complements our therapeutic candidate PNT2003. The acquisition also added additional assets to our portfolio and advanced our capabilities with the addition of Evergreen’s radioligand therapy manufacturing infrastructure, including a revenue-generating CDMO business.

•	We also advanced our late-stage pipeline outside of prostate cancer to launch readiness.

•

In October, we announced the FDA had established a Prescription Drug User Fee Act (“PDUFA”) target action date of March 29, 2026 for OCTEVY, our diagnostic kit for the preparation of Gallium 68 edotreotide injection, indicated for use with PET imaging for localization of somatostatin receptor-positive neuroendrocrine tumors in adult and pediatric patients.

•

In October, we announced the FDA had accepted our NDA for MK-6240, our F-18-labeled tau-targeted PET imaging agent. MK-6240 previously received Fast Track designation from the FDA for its potential to address an unmet medical need in Alzheimer’s disease diagnostics. The FDA set a PDUFA target action date of August 13, 2026.

•

We completed the divestiture of our legacy single-photon emission computerized tomography (“SPECT”) business to SHINE Technologies LLC (effective January 1, 2026), a decisive action taken to focus on PET radiodiagnostics and simplify our operating model.

•	We enhanced our systems, processes, policies and infrastructure that support our innovation, productivity, scale and positive employee experience

Key Compensation Decisions and Actions

Our executive compensation program has three primary elements: base salary, annual cash incentives in accordance with our Executive Team Incentive Bonus Plan (the “2025 Executive Bonus Plan”), and long-term equity incentives. Each of these elements serves a specific purpose in our compensation strategy. Base salary is an essential component of any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term equity incentives drive our NEOs to focus on long-term sustainable shareholder value creation. Based on our performance, and consistent with the design of our program, the Talent and Compensation Committee made the following executive compensation decisions for fiscal year 2025:

Area	Highlights

Base Salary

•

Approved merit-based adjustments to our NEOs’ base salaries, except for Ms. Heino and Dr. Dinkelborg, implemented in March 2025 in normal course of our compensation cycle. Ms. Heino’s base salary was established in November 2025 upon her appointment as our Executive Chairperson, and Dr. Dinkelborg’s base salary was established in August 2025 upon his appointment as our Head of Research and Development.

Executive Bonus Plan

•

At the beginning of fiscal year 2025, approved the design of the 2025 Executive Bonus Plan (as described in detail under the heading “2025 Executive Bonus Plan” below), which includes:

¡

financial metrics consisting of Net Revenue and Bonus EPS, as well as certain strategic objectives; and

¡

individual performance assessment for each NEO.

•

In early 2026, the Talent and Compensation Committee reviewed our performance against our corporate metrics and strategic objectives, and each NEO’s individual performance assessment. Following the Talent and Compensation Committee’s certification of results, our average payout to each NEO, excluding Ms. Heino and Mr. Blanchfield, under the 2025 Executive Bonus Plan was 47% of target.

Lantheus 2026 Proxy Statement	Executive Compensation	35

Area	Highlights

Equity Compensation

•

Granted annual equity awards to our NEOs, except for Ms. Heino and Dr. Dinkelborg (as described below), in March 2025 consisting of 50% PSUs, 25% RSUs, and 25% stock options. Ms. Heino and Dr. Dinkelborg received equity awards consisting of 50% RSUs and 50% stock options upon their respective appointments in November and August 2025. Ms. Heino also received an equity award consisting of 50% RSUs and 50% stock options in May 2025 in connection with her service as our non-executive Chair of the Board.

•

We continued to use relative Total Shareholder Return (“rTSR”) against the S&P 400 Health Care Index as the sole metric to measure performance under the 2025 PSUs. For the 2025 PSUs, we added a provision that caps the payout at the target level of performance if our absolute Total Shareholder Return (“TSR”) is negative during the performance period.

•

We increased equity award values for certain of our NEOs in 2025 in consideration of our strong performance and continued growth in 2024, as well as our market positioning relative to our peer group.

•

For the PSU awards granted in 2023, we certified our three-year rTSR performance against the S&P 400 Health Care Index, which resulted in the vesting of 162.8% of the target number of Shares subject to those PSU awards.

Executive Benefits

•

Offered key employees, including our NEOs, the opportunity to participate in the Lantheus Nonqualified Deferred Compensation Plan (the “LDCP”) as an additional option for personal financial planning. See the Nonqualified Deferred Compensation Plans section of this Proxy Statement for more information about the LDCP.

•

Offered financial advisory services and an executive physical health program to our key executives, including our NEOs. See the Perquisites and Other Benefits section of this Proxy Statement for more information about these two programs.

•

In addition to the benefits listed above, our NEOs are also eligible to participate in other retirement, welfare, and employee-benefit programs that are available to all of our eligible employees.

Advisory “Say on Pay” Vote

Each year, we carefully consider the results of our shareholder “say on pay” vote from the preceding year. At our 2025 Annual Meeting of Shareholders, approximately 95% of the votes were cast in favor of the compensation of our NEOs, as disclosed in our 2025 Proxy Statement. The Talent and Compensation Committee considered the results of the 2025 shareholder advisory vote on executive compensation when determining our 2026 executive compensation and will continue to consider our say on pay results, as well as feedback we receive throughout the year when making decisions about our executive compensation program.

Lantheus 2026 Proxy Statement	Executive Compensation	36

Key Compensation Governance Attributes

We believe that a sound executive compensation program is grounded in key governance practices. Below is a summary of what we consider to be the good governance features of our executive compensation program:

What We Do

- Engage and consult with an independent compensation consultant
- Benchmark our pay practices for reasonableness
- For all pay elements, target the median of the market, comprised of the compensation peer group described below and appropriately scoped survey data
- Include maximum payout levels in our Executive Bonus Plan and PSUs
- Cap payouts for rTSR PSUs at target if absolute TSR is negative
- Maintain stock ownership and retention guidelines that require non-employee directors and executives to retain half of all vested equity grants (on an after-tax basis) until ownership requirements are met
- Utilize “double-trigger” vesting on equity awards in the event of a change in control
- Maintain the ability to clawback compensation
- Annually perform a risk assessment of our pay program

What We Don’t Do

- No guaranteed salary increases
- No payout of dividends on unearned stock awards
- No defined benefit pension plans
- No gross-ups on excise taxes
- No hedging or pledging of Company stock
- No repricing of stock options

WHAT GUIDES OUR PROGRAM

Compensation Philosophy

The core philosophy of our executive compensation program is to support our primary objective of being the leading radiopharmaceutical-focused company committed to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Specifically, the Talent and Compensation Committee believes the most effective executive compensation program for all executives, including NEOs:

While we do not target any specific mix of compensation, it is our intent to have a significant portion of total compensation be variable in nature to promote a pay-for-performance culture. Further, the Talent and Compensation Committee is committed to a program that contains a strong link between achieving our financial and strategic objectives, with compensation earned or awarded to further reflect our commitment to reinforce this culture.

Lantheus 2026 Proxy Statement	Executive Compensation	37

Our compensation philosophy allows for flexibility in establishing compensation levels and pay mix for executives. This flexibility is important to ensure our executive compensation program is competitive and that our compensation decisions appropriately reflect the unique contributions and characteristics of our NEOs. The CEO’s target compensation places a greater emphasis on variable compensation than that of the other NEOs because our CEO’s actions have a greater influence on the performance of the Company as a whole. For all NEOs, the mix of target compensation elements is heavily weighted toward variable compensation with a balanced focus on strategic, financial, and stock performance.

The Talent and Compensation Committee considers the following factors when determining compensation for our executive officers, including our NEOs:

The weighting of these and other relevant factors is determined on an individual basis for each executive officer after consideration of the relevant facts and circumstances.

The Talent and Compensation Committee targets the 50th percentile of the market for target compensation opportunities but reserves the right to compensate NEOs above or below that level based on the factors identified above. Further, actual compensation earned can be greater or less than target compensation based on Company and individual performance.

Lantheus 2026 Proxy Statement	Executive Compensation	38

Elements of Compensation

Our executive compensation program is designed to achieve several important objectives, which we articulate in our compensation philosophy above. We accomplish these objectives through different elements of compensation, each with its purpose, operation, and timing. Below is a summary of each of the primary elements of our executive compensation program, the purpose of each such element, and the general timing of when each element is adjusted, or awards are granted, as applicable.

	Pay Element	Payment Form	Description/Objectives	Timing

Fixed	Base Salary	Cash	Fixed amount to attract and retain executive talent needed to achieve our Company objectives and strategy.	Initial base salaries are set at the time of hire and adjustments to base salaries are typically made in the first quarter of each year. The Talent and Compensation Committee may also adjust base salaries at any point during the year as it determines appropriate.

Variable	Executive Bonus Plan	Cash	Performance-based compensation used to motivate and reward individuals to achieve pre-established Company goals and promote individual performance.	Measured and paid out on an annual basis. Goals are typically set in the first 90 days of the year, and payouts are made upon completion of the year following determination of results and Talent and Compensation Committee approval of payouts.

Variable	Long-Term Incentives	Equity	Variable incentive compensation consisting of a mix of predominantly performance-based, but also time-based, equity awards. This approach promotes performance, supports retention, and creates shareholder alignment.	Generally granted at the time of hire and annually following the close of the previous fiscal year.

2025 Total Target Compensation Pay Mix

Our executive compensation program emphasizes variable pay, with a balance of cash incentives and long-term equity. Our 2025 executive compensation program maintained an emphasis on long-term equity incentives, which represented the largest percentage of total target compensation for our NEOs for 2025. The charts below show the mix of 2025 total target compensation for Mr. Markison, who served as our CEO during 2025, and our average for other NEOs. Target compensation levels for Ms. Heino and Dr. Dinkelborg are not included, given neither were full participants in our annual compensation programs in 2025.

Lantheus 2026 Proxy Statement	Executive Compensation	39

2025 CEO Pay Mix(1)
9%
9%
82%
91%
2025 Average Other NEO Pay Mix(1)
16%
10%
74%
84%
Base Salary
Target Bonus
Target Long-Term Incentives
Variable Compensation

(1)	May not add to 100% due to rounding.

The Decision-Making Process

The Talent and Compensation Committee monitors, discusses, reviews, recommends, and approves certain actions related to executive compensation and our overall executive compensation program. The Talent and Compensation Committee uses an independent compensation consultant in nearly all cases to assist the Talent and Compensation Committee in its deliberations and decision-making process. Certain management team members also assist in developing materials and explaining aspects of our compensation program.

•

Role of the Talent and Compensation Committee. The Talent and Compensation Committee is responsible for assisting the Board of Directors in establishing and overseeing our executive compensation program. This includes the following key responsibilities:

•

overseeing our strategy and practices relating to human capital management, including with respect to recruitment, hiring, onboarding, management, development, and retention; workplace environment and culture; employee engagement; diversity, equity, inclusion, and belonging; and pay equity;

•	determining and approving the compensation of our CEO and other executive officers;

•

administering our equity-based compensation and overseeing design and implementation of our cash incentive compensation plans, including authorizing and granting awards under these plans, and monitoring compliance by management with those rules, policies and guidelines for the issuance of awards pursuant to those plans as established by the Talent and Compensation Committee or the Board;

•

overseeing legal and regulatory compliance and risk with respect to employee compensation and certain employee-related matters, including the preparation of any related, required disclosures under SEC and Nasdaq rules; and

•	undertaking succession planning for executive officers and senior management other than the CEO (CEO succession planning is the purview of our Nominating and Corporate Governance Committee).

Our Talent and Compensation Committee typically reviews and discusses management’s proposed compensation with our CEO for all executive officers other than our CEO. Following the Talent and Compensation Committee’s discussions with management and consideration of the CEO’s performance and market data provided by Pearl Meyer (described below), the Talent and Compensation Committee then consults with the Board about the compensation of our CEO before approving the CEO’s compensation. The Talent and Compensation Committee meets regularly throughout the year.

•

Role of our CEO. Our CEO reports to our Talent and Compensation Committee on the individual performance and contributions of each of the other executive officers and with the benefit of market data provided by Pearl Meyer, annually makes recommendations to the Talent and Compensation Committee regarding base salary, Executive Bonus Plan performance targets and payouts, and equity awards. The Talent and Compensation Committee reviews and considers those recommendations but ultimately retains full discretion and authority over the final compensation decisions for the executive officers. Our CEO, in consultation with other members of management, also recommends the Company objectives which are used for our Executive Bonus Plan.

Lantheus 2026 Proxy Statement	Executive Compensation	40

•

Role of our Independent Compensation Consultant. Pursuant to its charter, the Talent and Compensation Committee has the sole authority to retain compensation consultants to assist in evaluating executive compensation. For 2025, our Talent and Compensation Committee engaged Pearl Meyer as its independent compensation consultant. Pearl Meyer provides information and advice to our Talent and Compensation Committee on all aspects of the Talent and Compensation Committee’s key responsibilities and attends Talent and Compensation Committee meetings and calls at the request of the committee. Our Talent and Compensation Committee considered the relationship that Pearl Meyer has with us, the members of our Board, and our executive officers, and, based on its evaluation, the Talent and Compensation Committee has affirmatively determined that Pearl Meyer is serving as an independent and conflict-free advisor to the Talent and Compensation Committee.

Market Benchmarking

Our Talent and Compensation Committee utilizes a compensation peer group (which is reviewed and updated at least annually) and other current market data (which is updated regularly) in making compensation decisions. This information provides context for the Talent and Compensation Committee in setting target compensation levels going forward.

The Talent and Compensation Committee reviews our compensation peer group as part of its annual governance process. In July 2025, the Talent and Compensation Committee conducted an in-depth assessment of our 2024 peer group to evaluate if those companies have kept pace with the change to our business and the evolving market for talent in which we compete. At the recommendation of Pearl Meyer, the Talent and Compensation Committee identified appropriate changes to our 2025 peer group based on the following criteria:

Screening Criteria	Description

Industry	U.S.-based publicly traded companies in the commercial biotechnology, pharmaceutical, health care supplies, and life science tools and services industries

Size	1/3x to 3x Lantheus’ trailing 12 months revenue and market capitalization and fewer than 10,000 employees

Other	Prioritized companies with similar size and valuation characteristics and considered (i) companies with a focus in diagnostics, imaging, injectable products, and/or oncology indications, (ii) companies with a Massachusetts headquarters, (iii) companies considered peers by shareholder advisory firms, and (iv) companies that are frequent peers of our peers

Based on the screening criteria and other factors previously mentioned, Pearl Meyer recommended, and the Talent and Compensation Committee approved, one change to our peer group for 2025, which resulted in the replacement of Natera (NTRA) with Acadia Pharmaceuticals (ACAD). Our updated peer group is listed below:

Peer Group for Assessing Fiscal 2025 Compensation

Acadia Pharmaceuticals (ACAD) *	Exelixis (EXEL)
Alkermes (ALKS)	Haemonetics (HAE)
Apellis Pharmaceuticals (APLS)	Halozyme Therapeutics (HALO)
Azenta (AZTA)	Ionis Pharmaceuticals (IONS)
Bio-Rad Laboratories (BIO)	Neurocrine Biosciences (NBIX)
Bio-Techne (TECH)	Repligen (RGEN)
BioMarin Pharmaceutical (BMRN)	Sarepta Therapeutics (SRPT)
Bruker (BRKR)	United Therapeutics (UTHR)
Exact Sciences (EXAS)	Waters (WAT)

Lantheus vs. Peer Group [1]

Revenue
Lantheus
47th Percentile
0
25
50
75
100

Market
Capitalization
Lantheus
33rd Percentile
0
25
50
75
100

[1] Revenue is based on publicly available trailing 4 quarters data information, generally as of March 31, 2025; market capitalization as of July 8, 2025

* New in 2025

Lantheus 2026 Proxy Statement	Executive Compensation	41

The companies included in this 18-company peer group were determined to be reasonably sized relative to Lantheus based on the following statistics*:

Peer Group Statistics	Revenue	Market Capitalization
75th Percentile	$ 2,756M	$10,866M
50th Percentile	$ 1,874M	$ 6,848M
25th Percentile	$ 1,018M	$ 3,949M
Lantheus	$ 1,526M	$ 5,702M

*

For both Lantheus and peers, revenue is based on publicly available trailing four quarters data information, generally as of March 31, 2025, and market capitalization is as of July 8, 2025 (the date on which Pearl Meyer formulated its recommended peer group).

As discussed above, the Talent and Compensation Committee reviews data on total compensation and individual elements of compensation (i.e., base salary, and short-term and long-term incentives, each, at target) for similarly-situated positions, compensation program design, and other key compensation program attributes of companies in this peer group. In addition to the publicly available compensation information of our peer group of companies, the Talent and Compensation Committee also utilizes broader market survey data (based on our size and industry) provided by Pearl Meyer to evaluate the competitiveness of compensation levels from time to time and to provide the Talent and Compensation Committee with a composite market perspective and to help inform decision-making relating to the Company’s executive compensation programs. As discussed above, the Talent and Compensation Committee also considers the factors described under the heading “Compensation Philosophy” above in making compensation decisions for individual executive officers.

2025 EXECUTIVE COMPENSATION PROGRAM IN DETAIL

Base Salaries

Base salaries provide competitive, fixed compensation to attract and retain talent needed to achieve our Company objectives and strategy. The Talent and Compensation Committee typically reviews and approves our NEOs’ annual base salaries in the first quarter of the year. The Talent and Compensation Committee considers multiple factors in its review, including market data provided by Pearl Meyer, the Company’s needs, and corporate and individual executive performance. The Talent and Compensation Committee may also approve base salary adjustments in connection with other factors, such as promotions or changes in roles and responsibilities. Base salaries for our NEOs as of December 31, 2024 and December 31, 2025, are shown below:

Name	Base Salary at December 31, 2024	Base Salary at December 31, 2025	% Change
Mary Anne Heino(1)	N/A	$1,000,000	N/A
Robert J. Marshall, Jr.	$676,000	$703,040	4.0%
Dr. Ludger Dinkelborg(2)	N/A	$581,526	N/A
Amanda M. Morgan	$525,015	$546,016	4.0%
Daniel M. Niedzwiecki	$561,600	$595,296	6.0%
Brian A. Markison	$950,000	$1,000,000	5.3%
Paul M. Blanchfield(3)	$676,000	N/A	N/A

(1)

As of December 31, 2024, Ms. Heino served as our non-executive Chairperson of the Board and did not receive a base salary. Ms. Heino’s 2025 base salary was established upon her appointment as our Executive Chairperson on November 7, 2025.

(2)

Dr. Dinkelborg was not employed by the Company or its subsidiaries on December 31, 2024, so no salary is shown. Upon his appointment as our Head of Research and Development in August 2025, Dr. Dinkelborg’s base salary was established at €495,000 and has been converted from Euros to U.S. dollars using the exchange rate in effect as of December 31, 2025 of €1.0 = $1.1748.

(3)

Mr. Blanchfield was no longer an employee of the Company or its subsidiaries as of December 31, 2025. His base salary as of his departure from the Company in November 2025 was $703,040, representing a 4.0% increase over his base salary as of December 31, 2024.

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2025 Executive Bonus Plan

General Design

At the beginning of 2025, the Talent and Compensation Committee established the design parameters for the 2025 Executive Bonus Plan in which all of our executive officers, including our NEOs, participate. The 2025 Executive Bonus Plan is intended to motivate and reward our executives for achievements relative to our corporate and individual objectives and expectations for 2025. The 2025 Executive Bonus Plan consists of the following components:

Payouts under the 2025 Executive Bonus Plan are calculated as follows:

The “Corporate Performance Factor” is comprised of a financial component (weighted 60%) (compared to 70% in 2024) and a strategic component (weighted 40%) (compared to 30% in 2024). For 2025, we decreased the weight on the financial component and increased the weight on the strategic component based on a holistic assessment of our strategic priorities for that year, with a strong emphasis on advancing and expanding our radiopharmaceutial portfolio and capabilities. The financial component consists of two metrics (Net Revenue and Bonus EPS), and payouts are independently determined for each metric using linear interpolation based on actual performance against a predetermined threshold, target, and maximum performance; payout for a specific metric may be $0 if performance falls below threshold performance. The strategic component consists of three objectives, and payouts are determined by the Talent and Compensation Committee based on actual achievement. Performance levels for financial metrics are aligned with our Board-approved budget, and strategic objectives are aligned with our Board-approved strategic plan. The Talent and Compensation Committee approves all objectives at the beginning of the fiscal year. The Corporate Performance Factor is further described in this Proxy Statement under the heading “Corporate Performance Factor and Actual Achievement.”

The “Individual Performance Factor” used in determining payouts for any individual executive under the 2025 Executive Bonus Plan is the percentage reflective of that individual’s performance and achievements during 2025, as determined by the Talent and Compensation Committee, as described in this Proxy Statement under the heading “Individual Performance Assessment and Actual Achievement.”

Each of the Corporate Performance Factor and Individual Performance Factor has an achievement range of 0% to 150%. No individual can receive a payout of more than 225% of her or his target bonus. An individual may earn a 0% payout if the Talent and Compensation Committee determines our Corporate Performance Factor to be 0% or determines an Individual Performance Factor to be 0%.

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Target Bonus Opportunities

Each NEO has a target bonus opportunity that is expressed as a percentage of her or his annual base salary. For 2025, the Talent and Compensation Committee approved increasing the target bonus opportunity for Mr. Markison from 100% to 110% following a review of competitive market data. The 2025 target bonus opportunities approved by the Talent and Compensation Committee for our NEOs are shown below:

Name(1)	Base Salary at December 31, 2025	Target Bonus (% Salary)	Target Bonus
Mary Anne Heino(2)	$1,000,000	N/A	N/A
Robert J. Marshall, Jr.	$703,040	75%	$527,280
Dr. Ludger Dinkelborg(3)	$581,526	50%	$121,881
Amanda M. Morgan	$546,016	50%	$273,008
Daniel M. Niedzwiecki	$595,296	50%	$297,648
Brian A. Markison	$1,000,000	110%	$1,100,000

(1)

Mr. Blanchfield was not eligible to receive a payout under the 2025 Executive Bonus Plan since he was not an employee of the Company on December 31, 2025. Prior to his cessation of service, his target bonus opportunity was 70% of base salary.

(2)	Ms. Heino was not eligible to participate in the 2025 Executive Bonus Plan per the terms of her offer letter effective November 7, 2025.

(3)

Dr. Dinkelborg’s target bonus was prorated to reflect his partial tenure with the Company during 2025. Values have been converted from Euros to U.S. dollars using the exchange rate in effect as of December 31, 2025 of €1.0 = $1.1748.

Corporate Performance Factor and Actual Achievement

Financial Component

The Talent and Compensation Committee selected Net Revenue and Bonus EPS, each weighted 30% of the payout under the Corporate Performance Factor, respectively, as the financial component metrics for 2025. It is our Talent and Compensation Committee’s belief that:

•	Our long-term success depends on our ability to drive sustainable Net Revenue growth; and

•	Bonus EPS (as defined for compensation program purposes) is a key indicator of our operational performance and profitability and is the basis on which shareholders calculate growth expectations.

In February 2025, the Talent and Compensation Committee established the threshold, target, and maximum performance levels for Net Revenue and Bonus EPS based on our external financial guidance and internal Board-approved budget for fiscal year 2025. For both metrics, targets were established at a level above our actual performance in 2024. For 2025, the performance range for Net Revenue was widened to 85% of target for threshold performance and 115% of target for maximum performance based on our evaluation of market conditions and the performance range for Bonus EPS was maintained at 85% of target for threshold performance and 115% of target for maximum performance. In December 2025, the Talent and Compensation Committee approved adjustments to the target performance levels to reflect the impact of certain business development and non-recurring transactions that occurred during 2025 that were not anticipated when the original performance levels were established (i.e., the acquisitions of Evergreen and Life Molecular). The adjustments resulted in a 3.7% increase in the Net Revenue performance target and a 2.4% decrease in the Bonus EPS performance target.

The threshold, target and maximum performance levels in place at the end of 2025 for Net Revenue and Bonus EPS are set forth in the table below;

Performance Metric(1)	Weighting	Threshold Performance (50% Payout)	Target Performance (100% Payout)	Maximum Performance (150% Payout)
Net Revenue(2)	30%	$1,440M	$1,694M	$1,948M
Bonus EPS(3)	30%	$5.22	$6.14	$7.06

(1)

As described above, Net Revenue and Bonus EPS thresholds were adjusted to exclude the effects of certain events outside of the ordinary course that occurred during 2025 that were not anticipated when the original performance levels were established.

(2)	“Net Revenue” for purposes of this performance metric means total revenue net of rebates and allowances.

(3)

“Bonus EPS” is used for the Company’s compensation programs and means consolidated net income of the Company, excluding amortization of acquired intangible assets, asset impairment charges, restructuring charges, other charges associated with permitted acquisitions, charges and gains associated with product or business line discontinuance, changes in contingent purchase price, legal settlements, certain transaction-related costs and certain debt refinancing costs that constituted one-time, non-recurring charges which do not represent ongoing costs to the business. Investors should note that the definition of Bonus EPS is similar to Adjusted Fully Diluted EPS that we furnish in our earnings release, but Adjusted Fully Diluted EPS excludes share-based compensation expense whereas the Bonus EPS does not.

Lantheus 2026 Proxy Statement	Executive Compensation	44

Strategic Component

The 2025 Executive Bonus Plan contains a strategic component based on performance against our strategic objectives. The strategic component is weighted at 40% of the total payout under the Corporate Performance Factor. Based on the three strategic objectives approved by the Talent and Compensation Committee at the beginning of 2025, which are highlighted below, the Talent and Compensation Committee determined in early 2026 that we had achieved each of our strategic objectives to the effect of the strategic component being earned at 80% of target.

Strategic Objective	Achievement	Rating

Advance and expand our radiopharmaceutical portfolio and capabilities	• Filed investigational new drug (“IND”) application for LNTH-2403 for osteosarcoma	Achieved expectations
	• Filed IND application for LNTH-2401/2402 for prostate cancer	Achieved expectations
	• Submitted NDA for MK-6240	Achieved expectations
	• Completed CMC development and Phase 3 trial for NAV-4694	Below Expectations
	• Enrolled last patient in PYLARIFY clinical trial for patients with favorable intermediate-risk prostate cancer	Achieved expectations
	• Announced and closed strategic acquisitions of Life Molecular and Evergreen	Exceeded expectations
Enhance systems, processes, policies and infrastructure that support innovation, productivity, scale and positive employee experience	• Implemented Enterprise Master Data (“EMD”) program, technology and processes by launching EMD governance council and streamlined customer on boarding process	Achieved expectations
	• Transitioned to direct billing for partner’s PET manufacturing facilities (“PMFs”) network	Achieved expectations
	• Implemented a new electronic quality management system	Achieved expectations
	• Implemented data privacy and protection and associated change management	Achieved expectations
	• Achieved milestones in critical areas of risk management	Achieved expectations
	• Fostered a pay for performance culture by developing and implementing a new performance management framework	Achieved expectations
	• Progressed Enterprise Resource Planning optimization entity redesign	Below expectations

Grow PYLARIFY by retaining customers and expanding PSMA PET market	• Delivered full year PYLARIFY revenue below targeted amount	Below expectations
	• PYLARIFY revenue market share fell below targeted percentage	Below expectations

Based upon our overall performance in 2025, in February 2026, our Talent and Compensation Committee approved a Corporate Performance Factor of 52.7% of target, as highlighted below:

Performance Metric	Weighting	Target Performance	Actual Performance	Payout as % of Target	Weighted Payout %
Net Revenue	30%	$1,694M	$1,536M	69%	20.7%
Bonus EPS	30%	$6.14	$5.14	0%	0.0%
Strategic Component	40%	100%	80%	80%	32.0%
Corporate Performance Factor:					52.7%

Individual Performance Factor and Actual Achievement

The 2025 Executive Bonus Plan also contained an Individual Performance Factor that aligns each NEO’s incentive compensation outcomes with her or his specific individual performance and achievements during 2025. The Talent and Compensation Committee reviewed the CEO’s assessment of each NEO’s performance and, in consultation with the Executive Chairperson and the Lead Independent Director, assessed the CEO’s performance. Each NEO was

Lantheus 2026 Proxy Statement	Executive Compensation	45

given an Individual Performance Factor, multiplied by the effective Corporate Performance Factor score, to calculate their 2025 Executive Bonus Plan payout. Individual performance was not assessed for Ms. Heino or Mr. Blanchfield since neither were eligible to receive a payout under the 2025 Executive Bonus Plan.

The following is a summary of each NEO’s Individual Performance Factor score and the performance and achievements that the Talent and Compensation Committee specifically recognized in determining that Individual Performance Factor score:

NEO	Individual Performance Factor	Talent and Compensation Committee Considerations

Brian A. Markison	75%

•

Made progress to shape and sharpen strategic focus within radiopharmaceuticals with two major acquisitions and the divestiture of the SPECT Business.

•

Provided guidance on establishing a robust pipeline, portfolio planning and strategic function.

•

However, Company did not meet financial goals due in part to competitive headwinds with PYLARIFY.

Robert J. Marshall, Jr.	100%

•

Acted to reduce expenditures, including people related costs, given Company did not meet financial goals due in part to competitive headwinds with PYLARIFY.

•

Provided financial guidance and strategic advice in a complex year that included two major acquisitions and the divestiture of the SPECT Business.

Dr. Ludger Dinkelborg	100%	• Appointed as Head of Research and Development in August 2025 following the close of LMI acquisition

Amanda M. Morgan	75%

•

Developed and executed focused strategy to navigate competitive headwinds, including expanded PMF partnership and strategic contracting.

•

Attracted key talent for critical roles within the Commercial organization.

•

However, Company did not meet financial goals due in part to competitive headwinds with PYLARIFY.

Daniel M. Niedzwiecki	100%

•

Managed a complex year that included two major acquisitions and the divestiture of the SPECT Business, while overseeing key G&A functions including HR and IT.

•

Provided strategic leadership and oversight to integration efforts including management of scope, budget, timeline and resources

•

Strengthened talent on the legal team providing depth in legal experience and expertise for the organization.

Final Payouts under the 2025 Executive Bonus Plan

The approved Corporate Performance Factor and Individual Performance Factors for each NEO, other than Ms. Heino and Mr. Blanchfield, produced the following payouts under the 2025 Executive Bonus Plan:

Name	Target Bonus Opportunity		Corporate Performance Factor		Individual Performance Factor		Resulting Payout
Robert J. Marshall, Jr.	$527,280	x	52.7%	x	100%	=	$277,877
Dr. Ludger Dinkelborg	$121,881	x	52.7%	x	100%	=	$64,231
Amanda M. Morgan	$273,008	x	52.7%	x	75%	=	$107,906
Daniel M. Niedzwiecki	$297,648	x	52.7%	x	100%	=	$156,860
Brian A. Markison	$1,100,000	x	52.7%	x	75%	=	$434,775

Based on the Talent and Compensation Committee’s certification of results, our NEOs received 47% of their target bonuses on average.

Lantheus 2026 Proxy Statement	Executive Compensation	46

Long-Term Incentives

Long-term equity compensation provides incentives for our NEOs to execute longer-term financial goals that drive shareholder value creation and support the Company’s leadership talent retention objectives. For 2025, our target mix for annual long-term incentive awards consisted of PSUs, RSUs, and stock options, as shown below:

PSUs, to the extent earned based on performance, generally cliff vest on the third anniversary of the grant date, subject to continued service by the award recipient. Grants of RSUs and stock options generally vest in equal installments on each of the first three anniversaries of the grant date, subject to continued service by the award recipient. The grants of RSUs and stock options awarded to Ms. Heino in 2025 vest in full on the one-year anniversary of the grant date, pursuant to our director compensation program for awards granted in May 2025 and pursuant to her offer letter for awards granted in November 2025.

In March 2025, in consultation with Pearl Meyer, the Talent and Compensation Committee granted PSUs utilizing the following design:

rTSR is determined by comparing the performance of the Company’s share value (including stock price and the value of distributions made to shareholders) against companies in the S&P 400 Health Care Index over a cumulative three-year performance period measured from January 1, 2025, to December 31, 2027. The relative changes in share prices during the performance period will be measured using an average of the closing prices during the 30 trading days at the beginning and the end of the performance period. The payout schedule determined by the Talent and Compensation Committee for the 2025 PSUs is as follows:

Lantheus rTSR Performance	Payout as a Percentage of Target
75th Percentile and Above (maximum)	200%
50th Percentile (target)	100%
25th Percentile (threshold)	50%
Below 25th Percentile	0%

Comparator companies must have measurable data for the duration of the performance period to be used in the final rTSR calculation. In the event the Company’s rTSR percentile rank for the performance period falls between any of the percentiles set forth above (to the extent greater than the threshold and lower than the maximum), the vesting percentage will be determined by linear interpolation between those percentiles. For 2025, a provision was added that caps the potential payout at target if the Company’s TSR is negative over the performance period.

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Long-term Incentive Award Values for 2025

For 2025, our NEOs eligible to participate in the annual long-term incentive program received awards with the following target values in March 2025:

Name	PSUs(1)	RSUs	Stock Options	2025 Total LTI Value
Robert J. Marshall, Jr.	$1,600,000	$800,000	$800,000	$3,200,000
Amanda M. Morgan	$1,000,000	$500,000	$500,000	$2,000,000
Daniel M. Niedzwiecki	$1,600,000	$800,000	$800,000	$3,200,000
Brian A. Markison(2)	$4,750,000	$2,375,000	$2,375,000	$9,500,000
Paul M. Blanchfield(3)	$1,800,000	$900,000	$900,000	$3,600,000

(1)

For PSUs, the value shown reflects the approved PSU value. This is not the grant date fair value under FASB ASC Topic 718 and thus may differ from amounts disclosed in other sections of this Proxy Statement.

(2)

Following his retirement on December 31, 2025, Mr. Markison forfeited the RSUs and stock options granted as long-term incentive awards in 2025. One-third of Mr. Markison’s target number of PSUs granted in 2025 and two thirds of the target number of PSUs granted to Mr. Markison in 2024 remain outstanding, which represents the prorated number of unvested PSUs that continue to remain outstanding pursuant to the retirement feature included in the PSU award, as described in this Proxy Statement under the heading “Equity Treatment Upon Retirement.”

(3)	Mr. Blanchfield forfeited all awards granted as long-term incentive awards in 2025 upon his departure from the Company on November 7, 2025.

Neither Ms. Heino nor Dr. Dinkelborg participated in the annual long-term incentive program given they were not employees of the Company in March 2025. Ms. Heino received an award with a target value of $400,000 in May 2025 under our Director Compensation Program and an award with a target value of $1,500,000 in November 2025 in connection with her transition to our Executive Chairperson. Dr. Dinkelborg received an award with a target value of $1,600,000 in August 2025 in connection with his appointment as our Head of Research and Development. All long-term incentive awards granted to Ms. Heino and Dr. Dinkelborg were provided 50% in RSUs and 50% in stock options.

Payout of 2023 PSUs

The PSUs that were granted to certain of our NEOs in 2023 (the “2023 PSUs”) became earned and settled in March 2026 at 162.8% of target. In February 2026, the Talent and Compensation Committee certified achievement at 162.8% of target as a result of our 65.7th percentile TSR relative to the constituents of the S&P 400 Health Care Index over the three-year performance period that began January 1, 2023 and ended December 31, 2025. The number of Shares earned and vested under the 2023 PSUs relative to the target number of Shares awarded are shown below:

Name	Target PSUs Awarded	Resulting Share Payout
Mary Anne Heino	51,124	83,229
Robert J. Marshall, Jr.	13,522	22,013
Amanda M. Morgan	4,430	7,212
Daniel M. Niedzwiecki	10,432	16,983

Mr. Markison and Dr. Dinkelborg did not participate in the 2023 PSU program as they were not employees of the Company in 2023. Mr. Blanchfield forfeited his 2023 PSUs in November 2025 upon his departure from the Company.

Mr. Niedzwiecki has an additional 2023 PSU award to be earned and settled in April 2026 of 3,583 shares as a result of his promotion to Chief Administrative Officer in early 2023.

Equity Treatment Upon Retirement

Certain of our equity agreements contain a retirement feature to help facilitate orderly transitions from the Company upon retirement and to provide competitive hiring and retention advantages within our overall compensation program. For executive officers, including our NEOs, who (i) retire from the Company at age 55 or older and who have provided service to the Company for at least 10 years (and meet any other requirements set forth in the applicable equity agreement) and (ii) provide any required notice specified in the applicable equity agreement, outstanding long-term incentive awards will be treated as follows at the time of retirement:

•	Vested stock options will have an extended exercise period through the shorter of the third anniversary of the retirement date or the original award expiration date;

Lantheus 2026 Proxy Statement	Executive Compensation	48

•

Unvested PSUs will continue to remain outstanding and will be earned according to the Company’s actual performance under the PSUs’ original performance measures, performance periods and vesting dates, prorated for the actual number of days the executive officer is employed during the performance period relative to the total number of days in the performance period; and

•	Unvested time-based RSUs will be forfeited.

This feature is included in the applicable award agreements for long-term incentive awards made in or after fiscal year 2022. As of December 31, 2025, Mr. Markison and Ms. Heino were the only NEOs who met the retirement qualifications. In connection with his retirement on December 31, 2025, Mr. Markison’s outstanding awards are subject to the retirement features described above.

OTHER PRACTICES, POLICIES, AND GUIDELINES

Stock Ownership and Retention Guidelines

Our Stock Ownership and Retention Guidelines intend to promote long-term stock ownership on the part of our CEO and our executive officers who are Senior Vice Presidents or above and directly report to the CEO (which includes our NEOs), and all other employees designated in advance by our Talent and Compensation Committee. The ownership guidelines that apply to our NEOs are shown in the table below:

Role	Stock Ownership Required as a Multiple of Salary
Chief Executive Officer	6x
Other Executive Officers	2x

All executives have five years after their initial appointment as an executive officer to achieve the minimum ownership requirement. Shares counted toward achievement of a participant’s minimum required ownership level include Shares owned outright, Shares held in our Employee Stock Purchase Plan, Shares held in trust for the sole benefit of a participant or their immediate family members residing in the same household, and unvested time-based restricted stock and RSUs. Shares subject to unexercised stock options and unvested PSUs do not count toward the minimum required ownership level. Until an executive officer achieves her or his required ownership level, she or he is required to retain 50% of all after-tax Shares issued upon (i) exercise of any vested Company stock option award (calculated on a net exercise basis) or (ii) the vesting of any other equity award (such as RSAs, RSUs, PSAs and PSUs). As of December 31, 2025, each of our NEOs either already achieved the requirements under the Stock Ownership and Retention Guidelines or was within the five-year period to comply.

Clawback Policy

Our Board has adopted an amended and restated clawback policy in compliance with Nasdaq listing standards and the rules of the SEC. This policy requires the Talent and Compensation Committee to recoup certain cash and equity incentive compensation paid to or deferred by certain executives (including former executives in certain circumstances) to the extent such compensation has been granted, earned or vested based wholly or in part upon the attainment of certain financial reporting measures in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. Under the clawback policy, the Talent and Compensation Committee will require recoupment if it determines that incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts. The recovery period relates to the three completed fiscal years immediately preceding the restatement date.

Additionally, in the event we are required to prepare an accounting restatement, our clawback policy also provides the Talent and Compensation Committee the discretion to recoup (or require repayment and/or other forfeiture of) additional cash or equity compensation (regardless of whether it is time-based or performance-based) from current executives, including our NEOs, that has been granted, earned or vested based on criteria other than the attainment of certain financial reporting measures.

Our amended and restated clawback policy is incorporated by reference to our 2025 Form 10-K.

Lantheus 2026 Proxy Statement	Executive Compensation	49

Insider Trading Policy
Our Board has adopted an insider trading policy governing the purchase, sale and other transactions in our securities by our directors, officers, employees and certain other covered persons. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. The policy prohibits our directors, officers, employees and certain other covered persons from illegally trading in Company securities and related derivative securities while aware of material non-public
information about the Company or its securities. Additionally, certain individuals are prohibited from trading securities during various times throughout the year, and certain individuals must receive preclearance from our General Counsel prior to trading. Our insider trading policy is incorporated by reference to our 2025 Form 10-K.
Short Term Trading, Hedging and Pledging Prohibition
We have policies and procedures in place that strictly prohibit all directors and employees, including NEOs, and their related parties (i.e., their immediate family members, affiliated investment vehicles and persons who have delegated investment decisions to them) (collectively, “Company Insiders”) from engaging in short-term or speculative transactions in the Company’s securities. These prohibitions are intended to align the interests of Company Insiders with those of all shareholders, mainly by requiring Company Insiders to take on the full risks and rewards of ownership of Company securities, incentivizing directors and officers to improve the Company’s performance, removing undue focus on the Company’s short-term stock market performance (versus the Company’s long-term business objectives) and avoiding the appearance that trading is based on inside information and the appearance of other improprieties.
To those ends, the Company prohibits Company Insiders from:

•	selling Company securities within six months of purchasing Company securities in the open market;

•	holding Company securities in margin accounts;

•	pledging Company securities as collateral for loans or other obligations;

•	transacting Company securities through puts, calls or other derivative securities, on an exchange or in any other organized market;

•	hedging or monetization transactions with Company securities, such as zero-cost collars and forward sale contracts; and

•	engaging in short selling of the Company securities.
The Company does not grant exceptions to these policies and reserves the right to impose sanctions on any Company Insiders who violate these policies, including termination of employment or service for cause. No categories of hedging transactions are specifically permitted.

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Life Molecular EBITDA Bonus Scheme
In connection with the Life Molecular acquisition, we retained with minor amendments the existing Life Molecular Imaging Management EBITDA Generation Incentive Scheme (the “EBITDA Scheme”). The EBITDA Scheme is intended to incentivize participants in the EBITDA Scheme, including Dr. Dinkelborg, to support and assist the continued performance and growth of Life Molecular’s business and assets.
Pursuant to the EBITDA Scheme, Dr. Dinkelborg, who became an executive officer of the Company on August 1, 2025, is entitled to receive earnout payments, contingent on his continued employment with Life Molecular or, in certain cases, the Company. The EBITDA Scheme, which was established by Life Healthcare in 2019, with minor modifications in July 2025 prior to completion of the acquisition, continues through June 24, 2028. The EBITDA Scheme provides for annual payments to participants calculated as a percentage (ranging from 4% to 8%) of Life Molecular’s annual management EBITDA based on performance against acquisition business plan targets.
Dr. Dinkelborg is entitled to receive 45% of each annual payment funded under the EBITDA Scheme. For the year ended December 31, 2025, Dr. Dinkelborg’s share is $11,128,243 (gross, before applicable tax withholdings), of which $6,077,208 was paid in September 2025 as a preliminary payment, with the balance payable in March 2026. Payments under the EBITDA Scheme are made by the Company to Dr. Dinkelborg and are deducted from the earnout consideration otherwise payable by the Company to Life Healthcare Group Holdings Limited pursuant to the Sale and Purchase Agreement governing the Company’s acquisition of Life Molecular, dated January 12, 2025, as amended by the Deed of Amendment and Restatement dated as of July 21, 2025.
Post-Employment Compensation Arrangements
Payments upon Termination or Change of Control
In exchange for agreeing to be bound by certain restrictive covenants and to provide a release and waiver in favor of the Company, we provide our NEOs with severance and “double trigger” change of control benefits in connection with certain qualifying terminations of employment. We believe that providing our NEOs with market-competitive employment protections in the event of certain employment terminations serves as an important retention tool and ensures that they remain dedicated, motivated, and focused on achieving the best results for our shareholders. Additional details on these arrangements can be found in this Proxy Statement under the heading “
Employment Agreements; Severance and Potential Payments Upon Termination or Change of Control
.”
Mr. Markison’s Post-Employment Agreements
In connection with Mr. Markison’s retirement as our CEO as of December 31, 2025, we entered into a retirement and separation agreement (the “Retirement Agreement”) with Mr. Markison, effective as of November 6, 2025. Pursuant to the Retirement Agreement, we continued payment of Mr. Markison’s base salary through December 31, 2025 (the “Retirement Date”) and paid him a lump sum amount of $434,775 equal to his earned annual cash bonus in respect of 2025 based on actual Company performance as determined in the ordinary course and consistent with past practice. Effective as of November 6, 2025, Mr. Markison also entered into a consulting agreement with us for consulting services that commenced on January 1, 2026, pursuant to which he is serving as an advisor to the Company from January 1, 2026, through March 31, 2026, with the parties having the option to extend the consulting period.
Retirement Benefits
We offer a 401(k) qualified defined contribution plan in which our employees, including our NEOs, are eligible to participate, with 100% of the first 3% of eligible compensation and 50% of the next 3% of eligible compensation as employer match of each participant’s contributions up to 6% of the participant’s eligible compensation.
Non-Qualified
Deferred Compensation
In July 2024, our Talent and Compensation Committee adopted the LDCP, which became effective on October 1, 2024, to provide key employees, including our NEOs, with an additional opportunity for personal financial planning. Under the LDCP, which is an elective nonqualified deferred compensation plan, participants are eligible to defer a portion of their base salary and/or earned Executive Bonus Plan payout and receive discretionary employer matching credits. In 2025, both Ms. Morgan and Mr. Blanchfield elected to defer a portion of their eligible compensation into the LDCP. Please see the
Nonqualified Deferred Compensation Plans
section of this Proxy Statement for more information about the LDCP.
Perquisites and Other Benefits
We generally reimburse relocation expenses for newly hired NEOs whom we require to relocate as a condition of their employment with us. We also have paid, and may in the future pay, local housing expenses and travel costs for a limited time for executives who maintain a primary residence outside of a reasonable daily commuting range to our headquarters prior to that executive’s permanent relocation. We believe that these are typical benefits offered by comparable companies to executives who are asked to relocate and that, if we did not offer such assistance, we would be at a competitive disadvantage in trying to attract talented, in-demand
executives who would need to relocate to work for us.

Lantheus 2026 Proxy Statement	Executive Compensation	51

We offer a financial advisory services program, at no cost to the Company, and an executive physical health program, in which key executives, including our NEOs, are eligible to participate. Certain of our NEOs elected to participate in these programs in 2025. The financial advisory services program provides the NEOs access to Company-provided financial planning advisors, allowing for guidance on complex financial matters, including retirement and estate planning. The executive physical health program provides NEOs with access to comprehensive physical health assessments with a physician in a single appointment.
Specifically for Dr. Dinkelborg, we contribute to the occupational pension scheme which is a supplement to the state pension scheme that allows employees to build additional retirement income through employer supported, tax-advantaged savings that is available to all of our German based employees.
Our NEOs are also eligible to participate in other welfare and employee-benefit programs that are available to all of our eligible employees.
Compensation Risk Assessment
Each year, the Talent and Compensation Committee, with the assistance of Pearl Meyer, its independent compensation consultant, reviews in depth with management our compensation practices and policies from a risk management perspective. We have reviewed our programs and determined (with Pearl Meyer’s concurrence) that there are no practices or policies that are likely to lead to excessive risk-taking or have a material adverse effect on the Company. Further, we identified the following practices that serve to mitigate risk:

•	We provide a balance of fixed and performance-based variable compensation

•	We make use of several different incentive compensation goals

•	Payouts under our Executive Bonus Plan are generally based on the achievement of multiple challenging and clear performance objectives

•
Our long-term incentive grants vest over appropriate time periods, with stock options and RSUs vesting in three equal annual installments of the grant date, and PSUs cliff vesting after a three-year performance measurement period

•	Our Talent and Compensation Committee has discretion to adjust bonus awards should the objective formula yield an inappropriate result

•	Our Talent and Compensation Committee annually reviews our executive compensation peer group for appropriateness

•	We can claw back compensation under certain scenarios

•	We have an insider trading policy governing the purchase, sale and other transactions in our securities by our directors, officers, employees and certain other covered persons

•
We have Stock Ownership and Retention Guidelines for our CEO and each other named executive officer and executive officer who directly report to the CEO and each other employee designated in advance by the Talent and Compensation Committee

•	We have a prohibition on hedging and pledging of Shares

•	All directors serving on the Talent and Compensation Committee are independent

•	We engage and seek the advice of independent compensation consultants

•	We have proper administrative and oversight controls

•	We have an established Talent and Compensation Committee calendar for governance purposes
Impact of Accounting and Tax on the Form of Compensation
The Talent and Compensation Committee and management consider the accounting and, when appropriate, individual and corporate tax consequences of the compensation plans. The Talent and Compensation Committee has considered the impact of the expense, which will be recognized by the Company in accordance with FASB ASC Topic 718, on the Company’s use of long-term equity incentives.
Section 162(m) of the Internal Revenue Code generally limits deductibility by the Company of non-exempt
taxable compensation paid to NEOs to a maximum of $1.0 million per annum. The Talent and Compensation Committee takes into consideration the potential deductibility of the compensation as one of the factors to be considered when establishing our executive compensation program. However, the Talent and Compensation Committee believes that its primary responsibility is to provide an executive compensation program that attracts, motivates, and retains the level of successful, qualified executive leadership talent necessary to achieve our long-term goals. Accordingly, the Talent and Compensation Committee has paid and may, in its judgment, pay compensation that is limited to tax deductibility, in whole or in part.

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Equity Grant Timing and Stock Option Exercise Price
The Company’s practice is generally to grant annual stock awards each year on approximately the fifth trading day following the date that the Company files its Annual Report on Form
10-K
for the prior fiscal year. The timing is designed to ensure that equity awards are granted after the release of material, non-public
information that could result in an increase or decrease in its stock price, even though the dollar value of the equity awards made to award recipients, including our NEOs, is established in advance of the Annual Report on Form
10-K
filing. Supplemental stock awards may be granted throughout the year. Such supplemental stock awards are generally made by determining a dollar value of the equity awards to be made, and then issuing the applicable equity award on the 15th day of the month following such determination based on the closing price as quoted on Nasdaq of the Shares on such 15th day (or next applicable trading day if the stock market is closed on the 15th). Our Talent and Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information about the Company based on equity award grant dates.
Award recipients, including our NEOs, derive value from their stock options based on the appreciation in value of the underlying Shares. Under our 2015 Equity Incentive Plan, all stock options must have an exercise or base price that is not less than the fair market value of the underlying common stock on the date of grant, which is determined based on the closing price, as quoted on Nasdaq, of the Shares on the date the awards are granted.
Talent and Compensation Committee Report
The Talent and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement, as required by Item 402(b) of the SEC’s Regulation
S-K
and the Talent and Compensation Committee’s Charter. Based on its review and discussion, the Talent and Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Talent and Compensation Committee
Gary J. Pruden (Chair)
Dr. Gérard Ber
Julie Eastland
Dr. Phuong Khanh (P.K.) Morrow

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Summary Compensation Table for Fiscal Years 2025, 2024 and 2023

The following table sets forth certain information with respect to compensation of our named executive officers for the years ended December 31, 2025, and, if applicable, 2024 and 2023:

Name Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Mary Anne Heino(5)	2025	$100,000	—	$749,963	$749,999	—	$573,968	$2,173,930
Executive Chairperson and Chief Executive Officer	2024	$255,577	—	—	—	—	$532,019	$787,596
	2023	$873,628	—	$8,332,445	$1,874,997	$1,484,050	$13,725	$12,578,845

Robert J. Marshall, Jr.	2025	$697,840	—	$3,403,332	$799,967	$277,877	$15,948	$5,194,964
Chief Financial Officer and Treasurer	2024	$669,000	—	$3,328,227	$787,483	$634,561	$15,525	$5,434,796
	2023	$569,836	—	$2,528,846	$495,933	$718,575	$12,821	$4,326,011

Dr. Ludger Dinkelborg(6)(7)	2025	$227,716	—	$799,968	$799,985	$11,192,474	$21,176	$13,041,319
Head of Research and Development

Amanda M. Morgan(8)	2025	$541,977	—	$2,127,140	$499,958	$107,906	$27,566	$3,304,547
Chief Commercial Officer	2024	$504,819	—	$1,584,833	$374,975	$328,554	$15,525	$2,808,706

Daniel M. Niedzwiecki	2025	$588,816	—	$3,403,332	$799,967	$156,860	$17,409	$4,966,384
Chief Administrative Officer, General Counsel and Corporate Secretary	2024	$555,785	—	$2,773,526	$656,224	$351,449	$15,348	$4,352,332
	2023	$527,500	—	$1,795,647	$399,990	$379,890	$12,701	$3,115,728

Brian A. Markison(9)	2025	$990,385	—	$10,104,081	$2,374,972	$434,775	$15,525	$13,919,738
Former Chief Executive Officer	2024	$855,000	—	$11,106,152	—	$1,189,020	$250,525	$13,400,697

Paul M. Blanchfield(10)	2025	$693,333	—	$3,828,938	$899,970	—	$13,034	$5,435,275
Former President	2024	$669,000	—	$3,328,227	$787,483	$507,649	$15,525	$5,307,884
	2023	$614,500	—	$3,379,211	$749,918	$548,730	$12,881	$5,305,240

(1)

Reflects the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in valuation of stock-based awards are discussed in Note 13 in our Audited Consolidated Financial Statements included in our 2025 Form 10-K. The table below shows the grant date fair value of the PSUs included in the stock awards column for each year, and the maximum grant date fair value assuming that the highest level of performance conditions was achieved:

Name	Grant Date	Units Granted (#)	Grant Date Fair Value ($)	Maximum Grant Date Fair Value ($)

Mary Anne Heino
2023 PSUs	3/2/2023	51,124	$6,457,472	$12,914,944

Robert J. Marshall, Jr.
2025 PSUs	3/5/2025	15,923	$2,603,411	$5,206,822
2024 PSUs	3/1/2024	24,365	$2,540,782	$5,081,564
2023 PSUs	3/2/2023	13,522	$1,707,964	$3,415,928

Amanda M. Morgan
2025 PSUs	3/5/2025	9,952	$1,627,152	$3,254,104
2024 PSUs	3/1/2024	11,602	$1,209,857	$2,419,714

Daniel M. Niedzwiecki
2025 PSUs	3/5/2025	15,923	$2,603,411	$5,206,822
2024 PSUs	3/1/2024	20,304	$2,117,301	$4,234,602
2023 PSUs	4/17/2023	2,201	$356,078	$712,156
2023 PSUs	3/2/2023	8,231	$1,039,658	$2,079,316

Brian A. Markison
2025 PSUs	3/5/2025	47,273	$7,729,136	$15,458,272
2024 PSUs	3/1/2024	65,748	$6,856,201	$13,712,404

Lantheus 2026 Proxy Statement	Executive Compensation	54

Name	Grant Date	Units Granted (#)	Grant Date Fair Value ($)	Maximum Grant Date Fair Value ($)

Paul M. Blanchfield
2025 PSUs	3/5/2025	17,914	$2,928,939	$5,857,878
2024 PSUs	3/1/2024	24,365	$2,540,782	$5,081,564
2023 PSUs	4/17/2023	5,643	$912,925	$1,825,850
2023 PSUs	3/2/2023	13,589	$1,716,427	$3,432,854

(2)

The amounts in the option awards column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of options granted in 2025. The assumptions used in the valuation of option awards are discussed in Note 13 in our Audited Consolidated Financial Statements included in our 2025 Form 10-K.

(3)

Represents amounts earned under the Executive Bonus Plan and the EBITDA Scheme, as applicable. Payments under the Executive Bonus Plan for 2025 performance were made in March 2026 unless deferred into the LDCP. Payments under the EBITDA Scheme for 2025 were made in July 2025 and payable in March 2026 and were not eligible for deferral into the LDCP. Ms. Morgan elected to defer a portion of her 2025 Executive Bonus Plan award, as described below under the heading “Nonqualified Deferred Compensation Plans”.

(4)	The table below provides additional details about the amounts listed under All Other Compensation for 2025:

Name	401(k) Matching Contribution	Executive Physical Reimbursement	Company Contributions Under LDCP	Expense Reimbursements(a)	Director Compensation(b)	Other(c)	Total
Mary Anne Heino	—	—	—	$34,877	$539,091	—	$573,968
Robert J. Marshall, Jr.	$15,525	$423	—	—	—	—	$15,948
Dr. Ludger Dinkelborg	—	—	—	—	—	$21,176	$21,176
Amanda M. Morgan	$15,525	$1,774	$10,267	—	—	—	$27,566
Daniel M. Niedzwiecki	$15,635	$1,774	—	—	—	—	$17,409
Brian A. Markison	$15,525	—	—	—	—	—	$15,525
Paul M. Blanchfield	$11,934	$1,100	—	—	—	—	$13,034

(a)	Includes reimbursements for Ms Heino which represented a $20,000 benefits stipend and $14,877 for a planned trip cancelled to assume the Executive Chairperson role.

(b)

For Ms. Heino, this value represents compensation received under our director compensation program for service as our non-executive Chair of the Board from January 1, 2025 to November 6, 2025. Includes $139,167 in cash, $199,941 in stock awards, and $199,983 in option awards. The amount reported for Ms. Heino’s stock award reflects the aggregate grant date fair value, calculated in accordance with the FASB ASC Topic 718, of RSUs granted in May 2025, excluding the effect of estimated forfeitures. The amount reported for Ms. Heino’s option award reflects the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of options granted in May 2025. The assumptions used in the valuation of stock and option awards are discussed in Note 13 in our Audited Consolidated Financial Statements included in our 2025 Form 10-K. Ms. Heino did not receive any additional compensation under our director compensation program after she assumed the role of Executive Chairperson on November 7, 2025.

(c)

As a resident of Germany, Dr. Dinkelborg is eligible to participate in an occupational pension scheme and receive social security insurance benefits. Value included in the table above represents the employer portion contributed to both benefits and has been converted from Euros to U.S. dollars using the exchange rate in effect as of December 31, 2025 of €1.0 = $1.1748.

(5)

Ms. Heino served as our CEO in 2023 and until March 1, 2024, at which point she transitioned to our non-executive Chairperson of the Board. She served in this capacity until November 7, 2025, at which time she was appointed as our Executive Chairperson of the Board and principal executive officer. On January 1, 2026, following Mr. Markison’s retirement, she assumed the additional role of CEO.

(6)	Dr. Dinkelborg was appointed our Head of Research and Development on August 1, 2025 and was not an NEO in 2024 of 2023. In accordance with SEC rules, no amounts are shown for him in these years.

(7)

Dr. Dinkelborg resides in Germany and is provided cash compensation in Euros. All values that represent cash payments (or the cash value of certain benefits disclosed in the “All Other Compensation” column) have been converted from Euros to U.S. dollars using the exchange rate in effect as of December 31, 2025 of €1.0 = $1.1748.

(8)	Ms. Morgan was not an NEO in 2023. In accordance with SEC rules, no amounts are shown for her in this year.

(9)

Mr. Markison was not an NEO in 2023. In accordance with SEC rules, no amounts are shown for him in this year. Mr. Markison was appointed our Executive Chairperson on January 23, 2024 and served in this role until March 1, 2024. On March 1, 2024, he was appointed our CEO and served in this role until his retirement on December 31, 2025. Mr. Markison stepped down as our principal executive officer on November 6, 2025.

(10)

Mr. Blanchfield served as our President until November 7, 2025. For 2025, his salary includes: (a) $63,093 related to accrued but unused paid time off that was paid out upon his departure from the Company and (b) $57,824 that he elected to defer under the LDCP prior to his departure from the Company, as described below under the heading “Nonqualified Deferred Compensation Plans.”

Lantheus 2026 Proxy Statement	Executive Compensation	55

Grants of Plan-Based Awards for Fiscal 2025

The table below provides information regarding awards made to our NEOs during 2025 under the 2025 Executive Bonus Plan and our Equity Incentive Plan.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Units(3) (#)	All Other Option Awards: Securities Underlying Options(4) (#)	Exercise Price of Options(5) ($)	Grant Date Fair Value of Stock and Option Awards(6) ($)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Mary Anne Heino(7)		—	—	—
	5/14/2025							2,537			$199,941
	5/14/2025								4,543	$78.81	$199,983
	11/17/2025							14,285			$749,963
	11/17/2025								26,325	$52.50	$749,999

Robert J. Marshall, Jr.		—	$527,280	$1,186,380
	3/5/2025				7,961	15,923	31,846				$2,603,411
	3/5/2025							7,961			$799,921
	3/5/2025								13,927	$100.48	$799,967

Dr. Ludger Dinkelborg		—	$121,881	$274,232
	8/15/2025							14,765			$799,968
	8/15/2025								25,324	$54.18	$799,985

Amanda M. Morgan		—	$273,008	$614,268
	3/5/2025				4,976	9,952	19,904				$1,627,152
	3/5/2025							4,976			$499,988
	3/5/2025								8,704	$100.48	$499,958

Daniel M. Niedzwiecki		—	$297,648	$669,708
	3/5/2025				7,961	15,923	31,846				$2,603,411
	3/5/2025							7,961			$799,921
	3/5/2025								13,927	$100.48	$799,967

Brian A. Markison(8)		—	$1,100,000	$2,475,000
	3/5/2025				23,636	47,273	94,546				$7,729,136
	3/5/2025							23,636			$2,374,945
	3/5/2025								41,347	$100.48	$2,374,972

Paul M. Blanchfield(9)		—	$492,128	$1,107,288
	3/5/2025				8,957	17,914	35,828				$2,928,939
	3/5/2025							8,957			$899,999
	3/5/2025								15,668	$100.48	$899,970

(1)

The dollar amounts in these columns reflect target and maximum payouts under the 2025 Executive Bonus Plan. There is no threshold-level payout under the 2025 Executive Bonus Plan. The maximum payout under the 2025 Executive Bonus Plan is 225% of the target payout, representing the product of (i) a maximum of 150% of the target payout based on achievement of Company corporate performance objectives, and (ii) a maximum of 150% of the target payout based on achievement of individual performance objectives. The actual amount earned by each NEO under the 2025 Executive Bonus Plan is reported in the ‘‘Non-Equity Incentive Plan Compensation’’ column in the Summary Compensation Table above. For additional information about our 2025 Executive Bonus Plan and a discussion of how these amounts are determined, please see the Compensation Discussion and Analysis section titled ‘‘2025 Executive Bonus Plan” of this Proxy Statement.

(2)

The numbers in these columns reflect threshold, target and maximum Shares that may be earned in respect of PSUs granted in 2025, which are eligible to be earned based on our rTSR over a three-year performance period. For additional information about these awards and a discussion of how these amounts are determined, please see the Compensation and Discussion Analysis section titled “Long-Term Incentives” of this Proxy Statement.

(3)

The numbers in these columns reflect the number of RSUs granted to our NEOs in 2025, which generally vest in three equal annual installments on each of the first three anniversaries of the grant date and are generally subject to continued employment of the NEO. The RSUs granted to Ms. Heino vest in full on the first anniversary of the grant date.

(4)

The numbers in these columns reflect the number of stock options granted to our NEOs in 2025, which generally vest in three equal annual installments on each of the first three anniversaries of the grant date and are generally subject to continued employment of the NEO. The stock options granted to Ms. Heino vest in full on the first anniversary of the grant date.

(5)	The exercise price of stock options represents the closing stock price of a Share on the date of grant.

(6)

The dollar amounts in this column have been determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See footnote 1 and footnote 2 to the Summary Compensation Table above for a description of the assumptions used in determining the grant date fair value of these awards and the grant date fair value of PSUs if the maximum level of performance was achieved.

(7)

Pursuant to her offer letter, Ms. Heino was not eligible for a payout under the 2025 Executive Bonus Plan. She received a long-term incentive award in May 2025 under our director compensation program and an additional award in November 2025 in connection with her appointment as our Executive Chairperson.

(8)

Following his retirement on December 31, 2025, Mr. Markison forfeited the RSUs and stock options granted to him in 2025. One third of the target number of PSUs granted to Mr. Markison in 2025 and approximately two thirds of the target number of PSUs granted to Mr. Markison in 2024 remain outstanding, which represents the prorated number of unvested PSUs that continue to remain outstanding pursuant to the retirement feature included in the PSU award, as described in this Proxy Statement under the heading “Equity Treatment Upon Retirement.”

(9)

Due to his departure as our President in November 2025, Mr. Blanchfield was not eligible for a payout under the 2025 Executive Bonus Plan. All of the long-term incentive awards granted to Mr. Blanchfield in 2025 were also forfeited upon his departure.

Lantheus 2026 Proxy Statement	Executive Compensation	56

Outstanding Equity Awards at December 31, 2025

The following table includes certain information with respect to equity awards held by our NEOs as of December 31, 2025, based on the closing stock price of $66.55 per Share on that date.

		Option Awards				Stock Awards
Name Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1) ($)
Mary Anne Heino
Options(2)	3/3/2022	42,822	—	$49.93	3/3/2032
Options(2)	3/2/2023	29,797	14,899	$73.35	3/2/2033
Options(2)	5/9/2024	4,853	—	$75.90	5/9/2034
Options(2)	5/14/2025	—	4,543	$78.81	5/14/2035
Options(2)	11/17/2025	—	26,325	$52.50	11/17/2035
RSUs(3)	3/2/2023					8,521	$567,073
RSUs(3)	5/14/2025					2,537	$168,837
RSUs(3)	11/17/2025					14,285	$950,667
PSUs(4)	3/2/2023							102,248	$6,804,604
Robert J. Marshall, Jr.
Options(2)	3/2/2023	7,881	3,941	$73.35	3/2/2033
Options(2)	3/1/2024	7,217	14,435	$64.64	3/1/2034
Options(2)	3/5/2025	—	13,927	$100.48	3/5/2035
RSUs(3)	3/2/2023					2,254	$150,004
RSUs(3)	8/29/2023					1,624	$108,077
RSUs(3)	3/1/2024					8,122	$540,519
RSUs(3)	3/5/2025					7,961	$529,805
PSUs(4)	3/2/2023							27,044	$1,799,778
PSUs(4)	3/1/2024							48,730	$3,242,982
PSUs(4)	3/5/2025							31,846	$2,119,351
Dr. Ludger Dinkelborg
Options(2)	8/15/2025	—	25,324	$54.18	8/15/2035
RSUs(3)	8/15/2025					14,765	$982,611
Amanda M. Morgan
Options(2)	12/15/2022	5,432	—	$52.72	12/15/2032
Options(2)	3/1/2024	3,436	6,874	$64.64	3/1/2034
Options(2)	3/5/2025	—	8,704	$100.48	3/5/2035
RSUs(3)	3/2/2023					150	$9,983
RSUs(3)	3/1/2024					3,868	$257,415
RSUs(3)	3/5/2025					4,976	$331,153
PSUs(4)	3/2/2023							8,860	$589,633
PSUs(4)	3/1/2024							23,204	$1,544,226
PSUs(4)	3/5/2025							19,904	$1,324,611

Lantheus 2026 Proxy Statement	Executive Compensation	57

		Option Awards				Stock Awards
Name Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1) ($)
Daniel M. Niedzwiecki
Options(2)	3/3/2022	8,992	—	$49.93	3/3/2032
Options(2)	3/2/2023	4,797	2,399	$73.35	3/2/2033
Options(2)	4/17/2023	1,306	654	$89.16	4/17/2033
Options(2)	3/1/2024	6,014	12,029	$64.64	3/1/2034
Options(2)	3/5/2025	—	13,927	$100.48	3/5/2035
RSUs(3)	3/2/2023					1,372	$91,307
RSUs(3)	4/17/2023					367	$24,424
RSUs(3)	3/1/2024					6,768	$450,410
RSUs(3)	3/5/2025					7,961	$529,805
PSUs(4)	3/2/2023							16,462	$1,095,546
PSUs(4)	4/17/2023							4,402	$292,953
PSUs(4)	3/1/2024							40,608	$2,702,462
PSUs(4)	3/5/2025							31,846	$2,119,351
Brian A. Markison
Options(2)	5/6/2022	4,068	—	$64.20	5/6/2032
Options(2)	5/11/2023	3,798	—	$99.38	5/11/2033
Options(2)	3/5/2025	—	41,347	$100.48	3/5/2035
RSUs(3)	3/1/2024					43,832	$2,917,020
RSUs(3)	3/5/2025					23,636	$1,572,976
PSUs(4)	3/1/2024							131,496	$8,751,059
PSUs(4)	3/5/2025							94,546	$6,292,036
Paul M. Blanchfield(5)
Options	3/1/2024	7,217	—	$64.64	3/1/2034

(1)	The market value of the unvested RSUs and PSUs was calculated by multiplying the number of awards shown by the closing price of our Shares on December 31, 2025.

(2)

Stock options granted to Ms. Heino on May 9, 2024, May 14, 2025, and November 17, 2025 and to Mr. Markison on May 6, 2022 and May 11, 2023 vest on the first anniversary of the grant date. All other stock options granted to our NEOs vest in three equal installments on each of the first three anniversaries of the grant date. Vesting of stock options is generally subject to an NEO’s continuous provision of service to the Company. In the event an NEO’s service is terminated by reason of retirement at or after age 55 with ten or more years of service and the NEO has (i) met any other requirements set forth in the applicable equity agreement and (ii) provided any required notice specified in the applicable equity agreement, vested stock options will remain exercisable for up to three years following termination, unless the option terminates on an earlier date pursuant to its terms. Mr. Markison’s unvested stock options were forfeited upon his retirement.

(3)

RSUs granted to Ms. Heino on May 14, 2025 and November 17, 2025 vest on the first anniversary of the grant date. All other RSUs granted to our NEOs vest in three equal installments on each of the first three anniversaries of the grant date. Vesting of RSUs is generally subject to an NEO’s continuous provision of service to the Company. Mr. Markison’s unvested RSUs were forfeited upon his retirement.

(4)

PSUs are earned based on the Company’s rTSR performance over a three-year performance period beginning on January 1 in the year of grant and generally vest on the third anniversary of the grant date, except that the PSUs granted on April 17, 2023 will vest on April 17, 2026. All PSUs are reported assuming the maximum level of performance will be achieved. Vesting of PSUs is generally subject to an NEO’s continuous provision of service to the Company. In the event an NEO’s service is terminated by reason of retirement at or after age 55 with ten or more years of service and the NEO has (i) met any other requirements set forth in the applicable equity agreement and (ii) provided any required notice specified in the applicable equity agreement, unvested PSUs will continue to remain outstanding and will be earned according to the Company’s actual performance under the PSUs’ original performance measures, performance periods, and vesting dates, prorated for the actual number of days the NEO is employed during the performance period relative to the total number of days in the performance period. Upon his retirement, Mr. Markison forfeited one-third of the target number of PSUs granted to him in March 2024 and two-thirds of the target number of PSUs granted to him in March 2025.

(5)

Mr. Blanchfield forfeited all equity awards that were unvested at the time of his departure from the Company. Pursuant to the terms of our 2015 Equity Incentive Plan and related award agreements, only vested but unexercised stock options remained outstanding for Mr. Blanchfield as of December 31, 2025.

Lantheus 2026 Proxy Statement	Executive Compensation	58

Option Exercises and Stock Vested for Fiscal 2025

The following table shows the value realized by executive officers upon the exercise of stock options and vesting of RSUs and PSUs during 2025.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Mary Anne Heino	—	—	119,641	$11,309,409
Robert J. Marshall, Jr.	14,773	$491,793	45,365	$4,238,429
Dr. Ludger Dinkelborg	—	—	—	—
Amanda M. Morgan	—	—	3,111	$266,027
Daniel M. Niedzwiecki	—	—	27,904	$2,649,344
Brian A. Markison	—	—	21,916	$2,078,952
Paul M. Blanchfield	11,776	$103,864	38,169	$3,612,218

(1)	Value realized represents the difference between the closing price per Share on the date of exercise and the exercise price per Share, multiplied by the number of Shares acquired on exercise.

(2)	Value realized represents the closing price per Share on the vesting date, multiplied by the number of Shares vested.

Nonqualified Deferred Compensation Plans

In July 2024, our Talent and Compensation Committee adopted the LDCP, which became effective on October 1, 2024, to provide key employees, including our NEOs, with an additional opportunity for personal financial planning. Under the LDCP, which is an elective nonqualified deferred compensation plan, participants are eligible to defer up to 80% of base salary and up to 80% of any Executive Bonus Plan award beginning in 2025. Additionally, Company matching or employer contributions may be credited to the plan. Any matching or employer contributions cliff vest after the earlier of (i) five years, (ii) the participant reaching age 55, (iii) death, or (iv) disability. All amounts deferred or credited to a participant’s account are notionally invested in investment funds selected by the participant. Amounts deferred (and earnings on those amounts) are generally distributed following termination of employment unless the participant has elected an earlier distribution date, which may be no earlier than January 1st of the second year following the year of deferral. Vested company matching or employer contributions (and earnings on those amounts) are generally distributed following termination of employment. Participants can elect to receive distributions in a lump sum, in annual installments over a period of not more than ten years for a qualifying distribution event (as defined in the LDCP), or in annual installments over a period of not more than five years if distributions are made prior to termination of employment.

2025 Nonqualified Deferred Compensation Table

The following table provides information on nonqualified deferred compensation for our NEOs during the fiscal year ended December 31, 2025:

Name	Executive Contributions in 2025(1) ($)	Registrant Contributions in 2025(2) ($)	Aggregate Earnings in 2025(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2025 ($)
Robert J. Marshall, Jr.	—	—	—	—	—
Amanda M. Morgan(4)	$26,977	$10,267	$4,346	—	$62,125
Daniel M. Niedzwiecki	—	—	—	—	—
Brian A. Markison	—	—	—	—	—
Paul M. Blanchfield(5)	$57,824	—	$31,572	—	$216,308

(1)

Reflects notional credits to participant accounts in the LDCP. Amounts are also included in the “Non-Equity Incentive Plan Compensation” column with respect to Ms. Morgan and in the “Salary” column with respect to Mr. Blanchfield in the Summary Compensation Table.

(2)	Reflects Company contributions for each NEO. Amounts are also reported in the “All Other Compensation” column in the Summary Compensation Table.

(3)

Amounts include earnings, dividends, and interest provided on account balances, including the change in value of the underlying investments in which our NEOs are deemed to be invested. These amounts are not reported in the Summary Compensation Table.

(4)	Ms. Morgan’s aggregate balance as of December 31, 2024 was $20,535.

(5)	Mr. Blanchfield’s aggregate balance as of December 31, 2024 was $126,912.

Lantheus 2026 Proxy Statement	Executive Compensation	59

Ms. Heino and Dr. Dinkelborg are excluded from the table above as they were not eligible to participate in the LDCP in 2025.

Employment Agreements; Severance and Potential Payments Upon Termination or Change of Control

Retirement Feature of Equity Awards

Certain of our equity agreements contain a retirement feature extending the exercise period of vested stock options and pro-rata vesting of RSUs, as further described in this Proxy Statement under the heading “Equity Treatment Upon Retirement.” As of December 31, 2025, Mr. Markison and Ms. Heino were the only NEOs who met the retirement qualifications.

Messrs. Marshall, Niedzwiecki and Blanchfield and Ms. Morgan

We have entered into severance arrangements with each of our NEOs (except Mr. Markison, who is described below, and Ms. Heino), which are consistent with severance arrangements that are provided to the CEO’s direct reports at the Senior Vice President level and above (except for Dr. Dinkelborg’s severance arrangements, which are described below). Mr. Blanchfield left the Company effective November 7, 2025, so is no longer party to such severance agreement. In exchange for agreeing to be bound by certain restrictive covenants and to provide a release and waiver in favor of the Company, in the event of a termination of employment without cause or a resignation for good reason, these arrangements provide for the following severance payments and benefits, payable by the Company in substantially equal installments over twelve months following such employee’s separation date where there is no change of control, and in a lump sum on the Company’s first regular payroll date following the date that a separation agreement becomes fully effective and irrevocable in the case of a change of control, subject to certain exceptions:

•

Non-Change of Control: one times annual base salary, plus a prorated portion of the target annual bonus, as in effect on the date of separation, and an amount equal to the Company’s portion of COBRA premiums for up to 12 months following such termination of employment, in the event that the executive’s employment is terminated without cause or the executive resigns for good reason, in either case, other than on, or within 12 months following, a change of control.

•

“Double Trigger” Change of Control: two times annual base salary, plus two times the full-year target annual bonus, as in effect on the date of termination, and an amount equal to the Company’s portion of COBRA premiums for 24 months following such termination of employment, in the event that the executive’s employment is terminated without cause or the executive resigns for good reason on, or within 12 months following, a change of control, with all unvested stock options and other equity-based awards also vesting in full (with performance-based equity awards vesting at target levels of achievement).

No compensation is due to Messrs. Marshall and Niedzwiecki or Ms. Morgan upon a change of control that is not followed by a qualifying termination of employment, other than as described above or as required by applicable law.

In addition, under the severance arrangements, if any of Messrs. Marshall or Niedzwiecki or Ms. Morgan is terminated due to death or Permanent Disability (as defined in the severance arrangement), he or she will be eligible to receive a prorated portion of his or her target annual bonus, as in effect on the date of separation, based on the percentage of the fiscal year that has elapsed as of the separation date and payable in a lump sum on the Company’s first regular payroll date following the date that a separation agreement becomes fully effective and irrevocable. Each of the severance arrangements with Messrs. Marshall and Niedzwiecki and Ms. Morgan provides for a modified cut-back in the event that adverse tax consequences are imposed on the receipt of parachute payments by such NEO pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). If any payments or benefits from the Company in the nature of compensation that are paid to or for such NEO’s benefit, whether paid or payable pursuant to his employment agreement or otherwise (each, a “Payment”), would subject him or her to the excise tax under Section 4999 of the Code, then the Payments will be reduced to the greatest amount of the Payments that can be paid that would not result in the imposition of the excise tax (the “Reduced Amount”). However, if the amount of the Payments such NEO would receive after payment of all applicable taxes, including any excise taxes, is greater than the Reduced Amount, then no such reduction will occur.

Agreements for Dr. Dinkelborg

Dr. Dinkelborg is party to a Management Service Agreement (the “Management Services Agreement”) and a Severance Agreement (the “Dinkelborg Severance Agreement” and, together with the Management Services Agreement, the Dinkelborg Agreements”) with Life Molecular Imaging GmbH, an indirect wholly-owned subsidiary of the Company, effective August 1, 2025. The Management Services Agreement provides for an initial fixed annual base salary of €495,000 and a discretionary annual bonus target of 50% of his annual base salary, subject to the

Lantheus 2026 Proxy Statement	Executive Compensation	60

terms of the Company’s then-current bonus program. The Management Services Agreement is terminable by either party upon three months’ notice to the end of each calendar month, except that the Management Services Agreement may be terminated at any time for good cause (as defined in Section 626 of the German Civil Code (BGB)). In the event of termination of his Management Services Agreement, the Company has the right to place Dr. Dinkelborg on garden leave for up to three months, during which time he would be released from his duties but continue to receive his base salary and bonus, with any accrued but unused vacation credited against the garden leave period.

In exchange for agreeing to be bound by certain restrictive covenants and to provide a release and waiver in favor of the Company, in the event of a termination of engagement without good cause (as defined in Section 626 of the German Civil Code (BGB)) or a revocation of Dr. Dinkelborg’s appointment as managing director of Life Molecular Imaging GmbH other than for good cause, the Dinkelborg Agreements provide for the following severance payments and benefits:

•

Non-Change of Control: one times annual base salary plus one times target annual bonus, payable by the Company in substantially equal installments over twelve months following Dr. Dinkelborg’s separation date, in the event that Dr. Dinkelborg’s engagement is terminated without good cause or Dr. Dinkelborg resigns at the instigation of the Company, in either case, other than on, or within 12 months following, a change of control.

•

“Double Trigger” Change of Control: two times the sum of annual base salary and target annual bonus, as in effect on the date of separation, payable in a lump sum on the Company’s first regular payroll date following the date that a separation agreement becomes effective, in the event that Dr. Dinkelborg’s engagement is terminated without cause or Dr. Dinkelborg resigns for good reason on, or within 12 months following, a change of control, with all unvested stock options and other equity-based awards also vesting in full (with performance-based equity awards vesting at target levels of achievement).

No compensation is due to Dr. Dinkelborg upon a change of control that is not followed by a qualifying termination of engagement, other than as described above or as required by applicable law.

In addition, under the Dinkelborg Severance Agreement, if Dr. Dinkelborg’s engagement is terminated due to death or Permanent Disability (as defined in the Dinkelborg Severance Agreement), he will be eligible to receive a prorated portion of his target annual bonus, as in effect on the date of separation, based on the percentage of the fiscal year that has elapsed as of the separation date and payable in a lump sum on the Company’s first regular payroll date following the date that a separation agreement becomes fully effective and irrevocable.

Agreements for Mr. Markison

Until Mr. Markison’s retirement as the Company’s CEO as of December 31, 2025, Mr. Markison was party to an employment agreement with the Company, effective as of January 23, 2024. Mr. Markison’s employment agreement provided for payments upon termination without cause, resignation for good reason, or termination upon death or Permanent Disability, as well as a modified cut-back provision, in each case consistent with those provided to other executives pursuant to the severance arrangements described above under “Messrs. Marshall, Niedzwiecki and Blanchfield and Ms. Morgan,” except that, in connection with a “double trigger” change of control, the payments in connection with such termination would be payable by the Company in a lump sum on the Company’s first regular payroll date following Mr. Markison’s separation date.

In connection with Mr. Markison’s retirement as the Company’s CEO, effective as of December 31, 2025, Mr. Markison entered into the Retirement Agreement, effective as of November 6, 2025, pursuant to which the Company continued payment of Mr. Markison’s base salary through his Retirement Date and paid him a lump sum amount of $434,775 equal to his earned annual cash bonus in respect of 2025 based on actual Company performance as determined in the ordinary course and consistent with past practice. Pursuant to the retirement feature of his outstanding equity awards, Mr. Markison retained two-thirds of the target number of PSUs granted to him in March 2024 and one-third of the target number of PSUs granted to him in March 2025, and his vested stock options have an extended exercise period until December 31, 2028.

Offer Letter with Ms. Heino

In connection with her appointment as Executive Chair and continuing through her tenure as CEO, Ms. Heino entered into an offer letter with the Company pursuant to which she is entitled to receive $83,333 per month in base salary, which reflects an annual rate of $1,000,000, as well as a bonus in respect of fiscal 2026 with a target of 110% of her base salary, to be prorated based on her period of service as CEO. Pursuant to the offer letter, Ms. Heino’s employment is at will, and the offer letter does not provide for any severance provisions.

Lantheus 2026 Proxy Statement	Executive Compensation	61

The table below quantifies the amounts that would have become payable under each NEO’s agreements described above assuming that each covered circumstance occurred on December 31, 2025. Due to the number of factors that affect the nature and the amount of any benefits provided upon the events discussed above, any actual amounts paid may be different. Factors that could affect these amounts include the timing of any such event, the cost of benefits, the NEO’s base salary and our stock price. Mr. Blanchfield is excluded from the table below since he was not an employee of the Company as of December 31, 2025, and so would not have been entitled to any such payouts.

	Death or Permanent Disability	Qualified Retirement	Termination not in Connection with a Change in Control			Termination in Connection with a Change in Control

Name	Cash Severance(1) ($)	Value of PSUs Subject to Continued Vesting(2) ($)	Cash Severance(3) ($)	Total Benefits(4) ($)	Total Value ($)	Cash Severance(3) ($)	Total Benefits(4) ($)	Value of Accelerated Equity(5) ($)	Total Value ($)
Mary Anne Heino(6)	—	$6,804,604	—	—	—	—	—	—	—
Robert J. Marshall, Jr.	$527,280	—	$1,230,320	$21,491	$1,251,811	$2,460,640	$42,982	$4,937,031	$7,440,653
Dr. Ludger Dinkelborg(7)	$121,881	—	$872,289	—	$872,289	$1,744,578	—	$1,295,869	$3,040,447
Amanda M. Morgan	$273,008	—	$819,024	$30,301	$849,325	$1,638,048	$60,602	$2,340,915	$4,039,565
Daniel M. Niedzwiecki	$297,648	—	$892,944	$30,301	$923,245	$1,785,888	$60,602	$4,224,077	$6,070,567
Brian A. Markison(8)	$1,100,000	$7,933,825	$2,100,000	$21,491	$2,121,491	$4,200,000	$42,982	$12,011,543	$16,254,525

(1)	Reflects annual bonus target at December 31, 2025. For Dr. Dinkelborg, value has been pro-rated to reflect the time he served as our Head of Research and Development during 2025.

(2)

Represents the value of PSUs that would have been eligible for continued vested at the maximum level of performance had a qualified retirement occurred on December 31, 2025, as described in this Proxy Statement under the heading “Equity Treatment Upon Retirement.” PSUs are valued by multiplying the maximum number of PSUs eligible for continued vesting by the closing price of our Shares on December 31, 2025 ($66.55). The value of PSUs ultimately earned will be determined based on our actual performance, which can range from 50% to 200% of target and our stock price at the time performance is certified. As of December 31, 2025, Ms. Heino and Mr. Markison were our only NEOs eligible for a qualified retirement.

(3)	Calculated based on annual base salary and full-year annual target bonus at December 31, 2025.

(4)	Total Benefits represent the Company-paid portion of COBRA.

(5)

Amounts in the ‘‘Value of Accelerated Equity” column are calculated based on the closing price of our Shares on December 31, 2025 ($66.55). Includes the value of unvested, in-the-money stock options, unvested RSUs, and unvested PSUs. In-the-money stock option value is calculated by multiplying the number of stock options that would have been eligible for acceleration by the difference between $66.55 and the applicable per Share exercise prices of such stock options. Value for RSUs and PSUs is calculated by multiplying the number of RSUs and PSUs eligible for acceleration by $66.55. PSUs are counted using the target amount.

(6)	As of December 31, 2025, Ms. Heino was not eligible to receive any payments.

(7)

Dr. Dinkelborg resides in Germany and is provided cash compensation in Euros. All cash severance values have been converted from Euros to U.S. dollars using the exchange rate in effect as of December 31, 2025 of €1.0 = $1.1748.

(8)	Pursuant to the Retirement Agreement, Mr. Markison received the cash payments and benefits as described in “Agreements for Mr. Markison” above.

Pay Ratio

Under SEC rules, we are required to disclose the ratio of our principal executive officer’s (“PEO”) annual total compensation to the median of the annual total compensation of all our other employees. For 2025, we determined that the median of the total annual compensation of all our employees, other than our PEOs, Ms. Heino and Mr. Markison, was $194,254. Because we had two non-concurrent PEOs during 2025, we determined the 2025 PEO compensation for the pay ratio by aggregating the compensation that both Ms. Heino and Mr. Markison received in 2025 during the relevant portions of the year in which each served as PEO. For Ms. Heino, we excluded the compensation she earned as our non-executive Chair of the Board and pro-rated “All Other Compensation” (from the Summary Compensation Table) for the time in which she served as PEO during 2025. For Mr. Markison, we pro-rated all cash compensation earned and “All Other Compensation” (from the Summary Compensation Table) for the time in which he served as PEO during 2025. For both Ms. Heino and Mr. Markison, all long-term incentive awards granted while serving as PEO were included in full based on grant date fair value. Based on the methodology employed, we estimated the PEO compensation attributable to Ms. Heino and Mr. Markison to be $1,605,217 and $13,702,648, respectively, resulting in total PEO compensation of $15,307,866. When compared to the compensation of our median employee, the resulting pay ratio is approximately 79 to 1.

Lantheus 2026 Proxy Statement	Executive Compensation	62

As the Company’s only material change in employee population in 2025 was driven by acquisition, and there was no material change in employee compensation in 2025 that would result in a significant change to its pay ratio disclosure, we used the median employee identified in 2024 for purposes of our 2025 pay ratio calculation. This median employee was determined based on our employee population as of December 31, 2024 and 2024 Box 5 W-2 data, which was our consistently applied compensation measure. The annual total compensation of this employee for 2025 was then determined in accordance with SEC rules in the same manner that our PEOs’ compensation was determined for purposes of the Summary Compensation Table and compared to the total PEO compensation as described above.

We believe that the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, our ratio may not be comparable to the ratios disclosed by other companies based on a number of factors, including differences in employee populations, different geographic distributions of employees, and the nature of the companies’ businesses.

Lantheus 2026 Proxy Statement	Executive Compensation	63

Pay Versus Performance
This section should be read in conjunction with the “
Compensation Discussion and Analysis
” section of this Proxy Statement, which includes additional discussion of the objectives of our executive compensation program and how they are aligned with our financial and operational performance.
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid (“CAP”) to our principal executive officer (“PEO”) and our non-PEO
NEOs, as defined by SEC rules, and certain of our financial performance measures. For further information concerning our pay-for-performance
philosophy and how we align executive compensation with the Company’s performance, refer to the “
Compensation Discussion and Analysis
” section of this Proxy Statement.
Pay Versus Performance Table

							Value of Initial Fixed $100 Investment Based On:
Year (1)	Summary Compensation Table Total for First PEO ($)	Compensation Actually Paid to First PEO (2) ($)	Summary Compensation Table Total for Second PEO ($)	Compensation Actually Paid to Second PEO (2) ($)	Average Summary Compensation Table Total for non-PEO NEOs ($)	Average Compensation Actually Paid for non-PEO NEOs (2) ($)	LNTH Total Shareholder Return ($)	Peer Group Total Shareholder Return (3) ($)	Net Income (Loss) (in mil.) ($)	Net Revenue (in mil.) (4) ($)

2025	$2,173,930	$135,130	$13,919,738	$3,511,171	$6,388,498	$1,497,612	$493.33	$99.29	$234	$1.542

2024	$13,400,697	$18,842,599	$787,596	$9,638,155	$4,201,897	$7,579,287	$663.16	$94.19	$312	$1,534

2023	$12,578,845	$19,689,764	N/A	N/A	$3,956,571	$4,739,128	$459.60	$89.48	$327	$1,296

2022	$9,479,445	$21,038,162	N/A	N/A	$2,968,158	$5,209,956	$377.76	$89.02	$28	$935

2021	$6,185,143	$14,893,416	N/A	N/A	$1,571,289	$2,161,359	$214.16	$111.35	$(71)	$425

(1)
Mary Anne Heino is the First PEO for the fiscal years ended December 31, 2021, 2022, 2023, and 2025, and the Second PEO for the fiscal year ended December 31, 2024. Brian A. Markison is the First PEO for the fiscal year ended December 31, 2024 and the Second PEO for the fiscal year ended December 31, 2025. The categorization of the PEOs was determined based on who held the role of PEO as of the end of each covered fiscal year. The non-PEO
NEOs reflect the following individuals in each year:

2025: Robert J. Marshall, Jr., Dr. Ludger Dinkelborg, Amanda M. Morgan, Daniel M. Niedzwiecki, Paul M. Blanchfield
2024: Robert J. Marshall, Jr., Paul M. Blanchfield, Amanda M. Morgan, Daniel M. Niedzwiecki, Dr. Jean-Claude Provost, Etienne Montagut
2023: Robert J. Marshall, Jr., Paul M. Blanchfield, Daniel M. Niedzwiecki, Dr. Jean-Claude Provost
2022: Robert J. Marshall, Jr., Paul M. Blanchfield, Etienne Montagut, Daniel M. Niedzwiecki
2021: Robert J. Marshall, Jr., Paul M. Blanchfield, Etienne Montagut, Daniel M. Niedzwiecki, John Bolla, Dr. Istvan Molnar

Lantheus 2026 Proxy Statement	Executive Compensation	64

(2)	“Compensation Actually Paid” to the PEO and non-PEO NEOs reflects the following adjustments from “total compensation” reported in the Summary Compensation Table:

	2025		2024		2023	2022	2021
	First PEO $	Second PEO $	First PEO $	Second PEO $	First PEO $	First PEO $	First PEO $

Summary Compensation Table Total	2,173,930	13,919,738	13,400,697	787,596	12,578,845	9,479,445	6,185,143

Adjustments for Stock and Option Awards:

(Subtraction): Value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(1,499,962)	(12,479,053)	(11,106,152)	—	(10,207,442)	(7,246,107)	(4,036,516)

Addition: Year-end fair value of equity awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	2,315,141	6,688,203	16,486,730	476,619	8,152,008	6,639,815	6,809,771

Addition (Subtraction): year-over-year change in fair value at covered fiscal year end of equity awards granted in prior fiscal years that were outstanding and unvested at the covered fiscal year end	(3,404,949)	(4,713,271)	—	7,712,613	4,392,380	9,278,284	5,429,728

Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of equity awards granted in prior fiscal years that vested in the covered fiscal year	550,970	95,554	61,324	661,327	4,773,973	2,886,725	505,290

(Subtraction): Fair value at the end of the prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year	—	—	—	—	—	—	—

Compensation Actually Paid (as calculated)	135,130	3,511,171	18,842,599	9,638,155	19,689,764	21,038,162	14,893,416

	2025	2024	2023	2022	2021
	Average of non-PEO NEOs $	Average of non-PEO NEOs $	Average of non-PEO NEOs $	Average of non-PEO NEOs $	Average of non-PEO NEOs $

Summary Compensation Table Total	6,388,498	4,201,897	3,956,571	2,968,158	1,571,289

Adjustments for Stock and Option Awards:

(Subtraction): Value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(3,472,511)	(3,289,879)	(2,881,763)	(2,047,348)	(988,038)

Addition: Year-end fair value of equity awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	1,582,256	4,922,192	2,230,819	1,848,646	1,089,451

Addition (Subtraction): year-over-year change in fair value at covered fiscal year end of equity awards granted in prior fiscal years that were outstanding and unvested at the covered fiscal year end	(1,215,528)	1,589,744	834,986	1,770,326	540,943

Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of equity awards granted in prior fiscal years that vested in the covered fiscal year	66,880	155,333	598,515	670,174	85,754

(Subtraction): Fair value at the end of the prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year	(1,851,983)	—	—	—	(138,040)

Compensation Actually Paid (as calculated)	1,497,612	7,579,287	4,739,128	5,209,956	2,161,359
CAP does not correlate to the total amount of cash and equity compensation realized during each fiscal year and is different from “realizable” or “realized” compensation as reported in the “
Compensation Discussion and Analysis
” section of this Proxy Statement
.
Instead, it is a nuanced calculation that includes the increase or decrease in value of certain elements of compensation over each fiscal year, including compensation granted in a prior fiscal year, in accordance with Item 402(v) of Regulation
S-K.
Given a significant amount of “Compensation Actually Paid” is dependent on our stock price at a specific point in time, it is important to note that the values could have been significantly

Lantheus 2026 Proxy Statement	Executive Compensation	65

different if other measurement dates were chosen. The amount of compensation ultimately received may, in fact, be different from the amounts disclosed in these columns of the Pay Versus Performance Table.

(3)
The peer group TSR set forth in this table utilizes the S&P 400 Health Care Index, which we also utilized as our comparator group for our 2025 rTSR PSUs. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in LNTH and in the S&P 400 Health Care Index. Historical stock price performance is not necessarily indicative of future stock price performance.

(4)
Net Revenue represents the most important financial performance measure (that is not otherwise required to be disclosed in the Pay Versus Performance Table) used by us to link CAP to our NEOs, including our PEOs, to our performance for the most recently completed fiscal year. Net Revenue is equivalent to GAAP Revenue as disclosed in our 2025 Form 10-K.

Tabular List of Financial Performance Measures
As described in greater detail in the “
Compensation Discussion and Analysis
” section of this Proxy Statement, our executive compensation program reflects a pay-for-performance
philosophy. We utilize metrics for our short- and long-term incentive compensation program based on an objective of driving profitable growth and increasing shareholder value. Listed below are the financial performance measures which, in our assessment, represent the most important performance measures we used to link CAP in 2025 to our NEOs, including our PEOs, to company performance. Of these measures, we have identified Net Revenue as the most important of our financial performance measures.

•	Net Revenue;

•	Bonus EPS; and

•	rTSR.
Pay Versus Performance: Graphical Description
The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:

•	the Company’s cumulative TSR and the S&P 400 Health Care Index’s cumulative TSR;

•	the Company’s Net Income; and

•	the Company’s Net Revenue.
CAP and Cumulative TSR / Cumulative TSR of the Peer Group

CAP vs. TSR
Compensation ($000s)
$25,000
$20,000
$15,000
$10,000
$5,000
$-
Total Shareholder Return on $100 Invested at Beginning of Period
$700.00
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$-

	2020	2021	2022	2023	2024	2025
First PEO CAP		$14,893	$21,038	$19,690	$18,843	$135
Second PEO CAP		$-	$-	$-	$9,638	$3,511
Average non-PEO NEO CAP		$2,161	$5,210	$4,739	$7,579	$1,498
LNTH value of $100 Invested 12/31/20	$100.00	$214.16	$377.76	$459.60	$663.16	$493.33
Peer Group value of $100 Invested 12/31/20	$100.00	$111.35	$89.02	$89.48	$94.19	$99.29

Lantheus 2026 Proxy Statement	Executive Compensation	66

CAP and Company Net Income

CAP vs. Net Income

Compensation ($000s)
$25,000
$20,000
$15,000
$10,000
$5,000
$-
Net Income ($ Mil.)
$350
$300
$250
$200
$150
$100
$50
$-
$(50)
$(100)

	2021	2022	2023	2024	2025
First PEO CAP	$14,893	$21,038	$19,690	$18,843	$135
Second PEO CAP	$-	$-	$-	$9,638	$3,511
Average non-PEO NEO CAP	$2,161	$5,210	$4,739	$7,579	$1,498
Net Income ($Mil.)	$(71)	$28	$327	$312	$234

CAP and Company Net Revenue

CAP vs. Net Revenue

$25,000
$20,000
$15,000
$10,000
$5,000
$-
Compensation ($000s)
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
Net Revenue ($ Mil.)

	2021	2022	2023	2024	2025
First PEO CAP	$14,893	$21,038	$19,690	$18,843	$135
Second PEO CAP	$-	$-	$-	$9,638	$3,511
Average non-PEO NEO CAP	$2,161	$5,210	$4,739	$7,579	$1,498
Net Income ($Mil.)	$425	$935	$1,296	$1,534	$1,542

Lantheus 2026 Proxy Statement	Executive Compensation	67

Executive Officers and Executive Team

The following table sets forth information regarding our current executive officers as of the date of this Proxy Statement.

Executive Officer	Age	Title
Mary Anne Heino	66	Executive Chairperson and Chief Executive Officer
Robert J. Marshall, Jr.	59	Chief Financial Officer and Treasurer
Amanda M. Morgan	47	Chief Commercial Officer
Daniel M. Niedzwiecki	49	Chief Administrative Officer, General Counsel and Corporate Secretary
Dr. Ludger Dinkelborg	63	Head of Research and Development

Executive Team Member	Age	Title
Cheryl Ball	59	Chief Strategy Officer and Head of Corporate Development
Dr. Jean-Claude Provost	63	Chief Scientific Officer
Jamie Spaeth	44	Chief People Officer

Executive Officers

Information about Mary Anne Heino is provided in “Director Nominee Biographies” above.

Robert J. Marshall, Jr. joined Lantheus as CFO and Treasurer in September 2018. Mr. Marshall brings to the Company more than 30 years of finance experience, including mergers and acquisitions, capital markets and investor relations. Prior to joining Lantheus, Mr. Marshall spent 16 years with Zimmer Biomet Holdings, Inc., a global medical device company, with a leading position in musculoskeletal health. He held various senior leadership roles, including Vice President, Investor Relations and Corporate Treasurer, and most recently as Vice President, Americas Finance, for the U.S., Canadian and Latin American commercial markets. Prior to Zimmer Biomet, Mr. Marshall was employed with Brown & Williamson Tobacco, a subsidiary of British American Tobacco, p.l.c., in Louisville, Kentucky, where he held several positions of increasing responsibility. Mr. Marshall holds a Master of Business Administration from Indiana University, South Bend, and a Bachelor of Business Administration in Finance from the University of Notre Dame. He also holds the CFA designation.

Amanda M. Morgan joined Lantheus in November 2022 as Senior Vice President, Commercial and was promoted to Chief Commercial Officer in March 2024. Ms. Morgan is an established commercial leader with significant experience launching multiple products across complex channels and markets. Throughout her career in healthcare, Ms. Morgan has held a variety of leadership roles in commercial strategy, marketing, sales and market access. Prior to Lantheus, Ms. Morgan worked at Acadia Pharmaceuticals and served as the Chief Revenue and Customer Officer from 2017 to 2022, where she led the commercial organization and served as a member of the executive committee. Before her time at Acadia, she served in a variety of roles at Baxter and Shire, where she held commercial executive positions of increasing responsibility. During her nine-year tenure at Shire, Ms. Morgan served as the U.S. Head of Sales responsible for a multibillion-dollar franchise that was inclusive of hospital, outpatient and healthcare professional settings of care. In addition, Ms. Morgan held the role of U.S. Head of Patient Marketing and Services and was responsible for the Immunology, Hematology and Oncology franchises. Ms. Morgan holds a Bachelor of Business Administration from The University of Iowa.

Daniel M. Niedzwiecki has served as our Chief Administrative Officer, General Counsel and Corporate Secretary since March 2023, and in that role has overseen the Legal, Ethics and Compliance, ERM, Human Resources, Information Technology and Corporate Communications functions. Mr. Niedzwiecki brings over 20 years of broad and diverse legal and business experience in corporate, securities, capital markets, transactional, commercial, human capital and compliance matters. Mr. Niedzwiecki joined Lantheus in 2013 and has served in positions of increasing responsibilities since originally joining the Company as Assistant General Counsel and Assistant Corporate Secretary. Prior to joining Lantheus, Mr. Niedzwiecki was a private equity and mergers and acquisitions attorney with Weil, Gotshal & Manges and, prior to that, a securities and transactional attorney at Palmer & Dodge. Mr. Niedzwiecki started his legal career clerking for the Honorable Frank H. Freedman of the United States District Court for the District of Massachusetts. Mr. Niedzwiecki received a Juris Doctor from Boston University School of Law and a Bachelor of Arts in Economics from Williams College.

Dr. Ludger Dinkelborg joined Lantheus as Head of Research and Development, effective August 1, 2025. Dr. Dinkelborg was previously the CEO and Managing Director of Life Molecular Imaging, Ltd., a company acquired by Lantheus in July 2025. He brings more than 30 years of research and development experience in the pharmaceutical industry. Before co-founding Life Molecular, Dr. Dinkelborg served as Head of Diagnostic Imaging Research and Head of Molecular Imaging at Bayer HealthCare. As Vice President and Head of Diagnostic Imaging

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Research, one of four global research areas of Bayer HealthCare, his research comprised contrast media for computed tomography and magnetic resonance, as well as targeted agents in molecular imaging. He received his PhD in biology at Heinrich Heine University, Düsseldorf, Germany, and stayed as guest researcher at the Max Planck Institute of Molecular Physiology in Dortmund. He became a fellow of the Konrad Adenauer Foundation, attended the Cranfield Schering University course for managers and participated in the Stanford Executive Program at the Stanford Graduate School of Business in Stanford, CA.

Executive Team

Cheryl Ball joined Lantheus in 2019 and serves as Chief Strategy Officer and Head of Corporate Development. Ms. Ball brings more than 30 years of leadership, corporate strategic and portfolio planning, therapeutic area strategy, BD search and evaluation, and new product planning to the company. At Lantheus, she leads corporate and business development strategy, portfolio governance and alliance management. Before joining Lantheus, Ms. Ball led PPD’s Global Market Access Consulting Practice, providing global market access, pricing and evidence generation strategy to pharmaceutical companies in planning for new products in oncology, neuroscience and rare diseases. She previously served as a leader in AstraZeneca’s New Opportunities segment, focused on identifying growth and BD opportunities outside of the established core business. Prior to AstraZeneca, Ms. Ball held leadership roles in life sciences strategy consultancies, including Decision Resources Group and Quintiles (now IQVIA). She started her career in corporate finance and received a Bachelor of Science in Foreign Service with a concentration in international finance and commerce from Georgetown University.

Dr. Jean-Claude Provost was appointed Chief Science Officer in May 2024. Dr. Provost previously held the role of Chief Medical Officer from April 2022 to May 2024. Dr. Provost brings to the Company more than 30 years of experience in international development of therapeutic drugs and diagnostic agents, including radiopharmaceuticals and contrast media agents and offers a wealth of scientific acumen, extensive research and development experience, and deep radiopharmaceutical and industry knowledge. Dr. Provost joined Lantheus from his firm, Theranostics Consulting, where he provides research and development, medical and strategic consulting services to pharmaceutical and biotechnology companies and investment firms. In this capacity, he advised Lantheus for more than three years. Previously, he was head of global research and development for GE Healthcare’s pharmaceutical diagnostics division. Prior to his tenure at GE Healthcare, he co-founded Smo-Clinica, a contract research organization that specialized in clinical trial patient recruitment and management. He also held several management and clinical research positions with Pfizer, Bayer, Merck-Serono and Synarc-CCBR. Dr. Provost began his career as Research Physician in Clinical Pharmacology at St Antoine University Hospital (Sorbonne University, Paris). Dr. Provost holds degrees in Methodology and Statistics and Clinical Pharmacology from the University of Paris and a Doctorate in Medicine from Sorbonne University, Paris.

Jamie Spaeth joined Lantheus as Chief People Officer in July 2024. Ms. Spaeth is an established human resources leader with significant experience building teams and organizations, cultivating talent, fostering company culture and driving employee engagement through human resources and business strategy. Prior to Lantheus, Ms. Spaeth worked at Corium, Inc. (“Corium”) where she served as the Chief People Officer, leading the company through significant growth and successful transformation from clinical to commercial-stage, including the launch of two innovative neuroscience products. Prior to her time at Corium, she served in a variety of roles at Sage Therapeutics and Shire where she held senior level human resources positions of increasing responsibility. During her almost twelve-year tenure at Shire Plc, Ms. Spaeth held various roles across human resources, eventually becoming the Head of Human Resources for US Commercial. In 2018, Ms. Spaeth was recognized by the Healthcare Business Women’s Association with a Rising Star award. Ms. Spaeth earned a Bachelor of Science degree in Hospitality and Tourism Management from the University of Massachusetts, Amherst, and a Master of Science in Human Resources from Suffolk University.

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Proposal 3: Advisory Vote on the Frequency of Holding Future “say on pay” Votes

We are seeking your advisory vote as required by the Exchange Act on how frequently we should have “say on pay” votes in the future. Shareholders may vote whether to hold “say on pay” votes every one, two or three years. We will consider the interval selected by the highest number of votes cast to be the recommendation of the shareholders. Because your vote is advisory, it will not be binding on the Talent and Compensation Committee or the Board. However, the Talent and Compensation Committee and the Board will review the voting results and take them into consideration when determining the frequency of the Company’s “say on pay” votes.

The Company currently holds a “say on pay” vote every year. The Board believes at this time that “say on pay” votes should continue to be held every year.

Vote Required and Board of Directors’ Recommendation

Although this advisory vote on frequency is not binding, the Talent and Compensation Committee and the Board value the views of our shareholders as to what is an appropriate frequency for advisory “say on pay” votes, and welcome the shareholders’ recommendation on this proposal. If a plurality of votes is cast in favor of an interval other than one year, the Board intends to consider that alternative frequency prior to determining the frequency for “say on pay” votes to be submitted to shareholders in the future.

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Proposal 4: Amendment to Lantheus’ Amended and Restated Certificate of Incorporation to Declassify Our Board of Directors

Overview

Currently, our Charter divides the Board into three classes (Class I, Class II and Class III), with one class being elected at each annual meeting of shareholders and such class standing for election every third year. At our 2025 Annual Meeting of Shareholders, the shareholders approved a non-binding shareholder proposal that requested that we declassify our Board, with each director subject to election each year for a one-year term (the “2025 Proposal”). After carefully weighing the advantages and disadvantages of maintaining a classified board structure, our Board has determined that it is advisable and in the best interests of the Company and its shareholders to amend our Charter to declassify the Board of Directors to allow our shareholders to vote on the election of the entire Board of Directors on an annual basis, rather than on a staggered basis.

If this proposal is approved by our shareholders at the Annual Meeting, the annual election of directors would be phased in over a three-year period beginning at the 2027 Annual Meeting of Shareholders. This proposal would not shorten the term of any director currently in office or elected before the 2027 Annual Meeting of Shareholders.

In addition, our Charter currently provides that our directors may only be removed for cause by the affirmative vote of at least a majority of the voting power of all of our outstanding Shares then entitled to vote generally in the election of directors, voting together as a single class. If the proposed amendment is approved, upon the Board becoming declassified, directors may be removed with or without cause by the affirmative vote of the holders of a majority of the Shares then entitled to vote at the election of directors, voting together as a single class, in accordance with Delaware law.

The declassification of our Board of Directors will occur in stages.

Under the proposed amendment, the annual election of directors will be phased in gradually to assure a smooth transition. As a result, if this proposal is approved, the declassification of the Board will be phased in as follows:

•	at the 2027 Annual Meeting of Shareholders, the Class III directors will stand for election for a two-year term;

•	at the 2028 Annual Meeting of Shareholders, the Class I directors will stand for election for a one-year term; and

•	at the 2029 Annual Meeting of Shareholders and thereafter, all of the directors will stand for election for one-year terms.

In the event that a vacancy occurs during the phase-out period for declassification, any director elected to fill a vacancy will hold office for the term that remains for the applicable class.

Consideration of the Board of Directors

Since our initial public offering, we have had a classified board structure in which directors have been divided into three classes and one class is elected each year to serve a three-year term. Our Board has historically recognized that there are benefits to a classified structure, such as promoting Board continuity and stability, encouraging directors to take a long-term perspective, and reducing the Company’s vulnerability to coercive takeover tactics. While the Board continues to believe that these are important benefits, the Board has also considered that a classified board structure may appear to reduce directors’ accountability to shareholders, since such a structure does not enable shareholders to express a view on each director’s performance by means of an annual vote. For these reasons, the Board provided no recommendation on the 2025 Proposal. Since the 2025 Proposal, the Board has further evaluated the advantages and disadvantages of maintaining a classified board structure. As part of this evaluation, the Board considered, among other things, the significant shareholder support for the 2025 Proposal. After carefully weighing these considerations, the Board has approved a proposed amendment to Article V of the Charter to eliminate the classified board structure and determined it advisable and in the best interests of the Company and our shareholders to submit such proposed Charter amendment to shareholders for approval at this Annual Meeting.

Text of Amendment to Amended and Restated Certificate of Incorporation

Article V of the Charter contains the provisions that will be affected if this proposal is adopted. The above description of the amendments to the Charter is qualified in its entirety by the actual text of the proposed changes

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to Article V, which are set forth in Appendix A, with additions indicated by blue underlining and deletions of text indicated by red strikeouts.

Vote Required and Board of Directors’ Recommendation

Our Board of Directors has approved the proposal as presented to shareholders at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding Shares entitled to vote at the Annual Meeting is needed to pass this proposal. Abstentions and broker non-votes will therefore have the same effect as an “Against” vote with respect to this proposal.

If the proposed amendment to the Charter is approved by shareholders, the Company will promptly file an amendment with the Secretary of State of Delaware containing the approved amendment to Article V thereof and will begin to phase out the Board’s current classified structure as described in this proposal and in accordance with the terms of the proposed amendment to the Charter.

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Proposal 5: Amended and Restated 2026 Equity Incentive Plan

We are seeking shareholder approval of the Lantheus Holdings, Inc. Amended and Restated 2026 Equity Incentive Plan (the “A&R 2026 Equity Incentive Plan”) as set forth on Appendix B, which amends and restates in its entirety the Lantheus Holdings, Inc. 2015 Equity Incentive Plan (as amended to date, the “2015 Equity Incentive Plan”).

In light of our recent growth through, among other things, a number of recent acquisitions, including our acquisitions of Evergreen and Life Molecular in 2025, our business is becoming increasingly larger and more complex, and the market for talent in the life sciences industry remains extremely competitive. We believe that our continuing ability to offer equity incentive awards to key levels of our organization is critical to our ability to attract, motivate and retain key individuals who are important to our long-term success, and aligns interests of the shareholders we serve with participants of our equity plan.

A description of the material terms of the A&R 2026 Equity Incentive Plan are summarized below. The key differences between the terms of the 2015 Equity Incentive Plan and the A&R 2026 Equity Incentive Plan are as follows:

•	Increase Shares Reserved for Issuance. The aggregate number of Shares reserved for issuance under the A&R 2026 Equity Incentive Plan will be increased by an additional Shares.

•	Name Change. The 2015 Equity Incentive Plan will be renamed the Amended and Restated 2026 Equity Incentive Plan.

•

Replacement of Non-Employee Director Share Limitations with Compensation Limits. The 2015 Equity Incentive Plan limits the number of Shares that may be awarded to non-employee directors to 500,000 shares. The A&R 2026 Equity Incentive Plan replaces this share limitation with a cash limitation for non-employee directors of (i) no more than $1,250,000 in combined cash and equity awards during such director’s year of appointment and (ii) no more than $750,000 in combined cash and equity awards in any other year of service.

•

Removal of 162(m) Provisions. Section 162(m) of the Code, prior to the Tax Cuts and Jobs Act of 2017 (the “TCJA”), allowed performance-based compensation that met certain requirements to be tax deductible regardless of amount. This qualified performance-based compensation exception was repealed as part of the TCJA. We have removed and revised certain provisions from the A&R 2026 Equity Incentive Plan which were otherwise required for awards to qualify as performance-based compensation under the Section 162(m) exception prior to its repeal, including removing the limit on the number of shares subject to certain awards that may be granted to an individual in any calendar year and recharacterizing cash performance awards as cash awards, but have retained the limit on the amount of cash that may be paid pursuant to awards granted to an individual in any calendar year.

Our Board has determined that it is in the best interests of the Company and its shareholders to approve this proposal. As such, the Board has approved the A&R 2026 Equity Incentive Plan, which amends and restates the 2015 Equity Incentive Plan, subject to shareholder approval, and recommends that shareholders vote in favor of this proposal at the Annual Meeting. Shareholder approval of this proposal requires the affirmative vote of a majority of the Shares present in person or represented by proxy at the Annual Meeting and voting on the proposal at the Annual Meeting.

If shareholders approve this proposal, the A&R 2026 Equity Incentive Plan will become effective as of the date of Board approval on March  , 2026. If shareholders do not approve this proposal, the A&R 2026 Equity Incentive Plan will not take effect and our 2015 Equity Incentive Plan will continue to be administered in its current form. Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the A&R 2026 Equity Incentive Plan. In the remainder of this discussion, we refer to the “Equity Incentive Plan”, which refers to the 2015 Equity Incentive Plan as amended and restated by the A&R 2026 Equity Incentive Plan, as if this proposal was approved by our shareholders, unless otherwise specified or the context otherwise references the 2015 Equity Incentive Plan prior to this proposed amendment and restatement.

Background

The Equity Incentive Plan was initially adopted in June 2015 with an initial Share reserve of 2,415,277 Shares, which was increased by an aggregate of 12,515,000 additional Shares in April 2016, 2017, 2019, 2021, 2022, and 2024, in each case, following Board and shareholder approvals.

Any Shares subject to outstanding awards under the Equity Incentive Plan that expire or are otherwise forfeited to the Company (other than Shares withheld by the Company to satisfy exercise price or tax withholding payment obligations) become available again for future grant under the Equity Incentive Plan.

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As of March 6, 2026, 1,224,240 Shares remain available for grant under the Equity Incentive Plan. Our ability to attract, motivate and retain high-performing employees is vital to our ability to compete successfully in the competitive market for top talent. We believe our ability to grant equity incentives as an element of employee compensation is essential for us to remain competitive in attracting and retaining such employees. We believe equity incentives motivate performance and provide an effective means of recognizing employee contributions to the long-term success of the Company. Moreover, a well-designed equity incentive program serves to strengthen the alignment of long-term interests of the employees with that of our shareholders, while not causing unreasonable dilution. Because the Equity Incentive Plan is the only plan under which we can grant equity incentives, maintaining its viability by increasing the number of shares available for grant is essential for us to be able to continue to use equity incentives to attract, motivate and retain the employees necessary for our future success. If this proposal is not approved by shareholders, we may be required to consider using alternative forms of compensation, such as cash, in place of compensation that would typically be delivered in the form of equity. This could have an adverse impact on our recruitment and retention efforts as well as on our financials. Furthermore, the organization would lose a key feature of our compensation framework that ensures employee and shareholder alignment.

The Board believes that additional Shares are necessary to meet our currently anticipated equity compensation needs for approximately the next year following the Annual Meeting. This estimate is based on a forecast that takes into account, among other things, the anticipated rate of growth in hiring, an estimated range of our stock price over time and our historical forfeiture rates.

Equity Incentive Plan Information as of March 6, 2026

The table below shows, as of March 6, 2026, the Shares reserved for issuance of outstanding awards and available for future grant under the Equity Incentive Plan.

Total Shares available for future grant under the Equity Incentive Plan	1,224,240
Total Shares underlying outstanding stock options under all plans	1,376,270
Weighted average exercise price of outstanding stock options under all plans	$69.22
Weighted average remaining contractual life of outstanding stock options under all plans	7.31 years
Total shares subject to outstanding, unvested shares of time-vesting restricted stock and restricted stock units under all plans	1,707,432
Total shares subject to outstanding, unearned (performance condition not satisfied) performance share unit awards under all plans	609,469
Total common shares outstanding	64,971,604

The following table reflects the aggregate number of shares subject to outstanding awards, shares available for future awards under the Equity Incentive Plan, each as of March 6, 2026, and the additional shares that would be available for future awards if our shareholders approve the A&R 2026 Equity Incentive Plan, the sum of which is referred to as “overhang,” and the ratio of overhang, before and after giving effect to approval of this proposal, to outstanding common shares as of March 6, 2026.

Shares subject to outstanding awards	3,693,171
Shares available for future grant under the Equity Incentive Plan	1,224,240
Total “Overhang” prior to giving effect to approval of this proposal	4,917,411
“Overhang” as a percentage of outstanding shares prior to giving effect to this proposal	7.57%
Shares to be added pursuant to this proposal to be available for future awards
Total “Overhang” after giving effect to approval of this proposal
“Overhang” as a percentage of outstanding shares after giving effect to approval of this proposal	%

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Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity incentive plans as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)(1)	(b)(2)	(c)

Equity compensation plans approved by security holders(3)	3,216,365	$69.37	2,916,212	(4)

Equity compensation plans not approved by security holders	—	N/A	—

Totals	3,216,365	$69.37	2,916,212

(1)	Includes 622,283 exercisable stock options and 2,594,082 outstanding RSUs, PSUs and unvested stock options.

(2)	These calculations do not take into account the 2,594,082 Shares subject to outstanding RSUs, PSUs and unvested stock options.

(3)	Consists of the Lantheus Holdings, Inc. 2015 Equity Incentive Plan and the 2023 Employee Stock Purchase Plan (“2023 ESPP”).

(4)

Includes Shares available for future issuances of equity awards under the Equity Incentive Plan and the 2023 ESPP. As of December 31, 2025, there were 2,516,912 Shares available for future issuance under the Equity Incentive Plan and 399,300 Shares available under the 2023 ESPP.

Reasons for Voting for the Proposal

Long-Term Equity is a Key Component of our Compensation Objective

Delivering competitive equity value to our eligible employees is essential to attracting and retaining the quality of talent required for us to achieve our financial, operating and strategic objectives. We compete for this talent with a significant number of biotechnology, pharmaceutical and other life sciences companies throughout the country that offer substantial equity incentives. We strongly believe that hiring and retaining key talent is very much in the interests of our shareholders.

•

Equity awards incentivize our employees to manage our business as owners, aligning their interests with the long-term interest of our shareholders. Equity awards, the value of which depend on our stock performance, and which require continued service and/or performance over long periods of time before any value can be realized, help achieve these objectives and are a key element of our compensation program.

•

Equity awards also reinforce our pay-for-performance culture. As discussed below, most of the compensation paid to our executive officers is variable compensation that includes significant long-term equity grants.

•	Equity awards allow us to preserve our cash resources.

•	We believe that, for investors, a combination of equity and cash compensation optimizes the Company’s valuation and properly incentivizes executives by linking their pay to Company performance.

•

If we do not obtain shareholder approval to increase the available share reserve, the Company anticipates that it will have an insufficient number of Shares to make equity-based compensation a meaningful part of our employees’ and officers’ overall compensation. As such, the Company believes its ability to retain and attract talented employees will be adversely affected.

Our Company is Committed to the Effective Utilization of Shares

The Talent and Compensation Committee has engaged Pearl Meyer, an independent compensation consulting firm, to assist us in our periodic evaluation of market competitive practices and optimal share utilization. At the recommendation of Pearl Meyer, the Talent and Compensation Committee adopted relative Total Shareholder Return goals as the performance metrics under our equity compensation program, rather than specified revenue and adjusted EBITDA performance goals. This metric is intended to align management’s interests with the long-term interests of shareholders, while taking into account competitive compensation practices.

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In determining the amount of Share increase requested by this proposal, our Board considered the historical number of equity awards granted by the Company in the past three years, as described in the following table.

Fiscal Year	# Shares Granted	Weighted Average Shares Outstanding at Fiscal Year End	Resulting Burn Rate
2023	1,408,831	68,266,000	1.87%
2024	1,973,458	69,199,000	2.85%
2025	1,785,736	67,489,000	2.65%
Average			2.46%

Our Equity Incentive Plan is consistent with principles of good corporate governance.

The Board believes that the Equity Incentive Plan will promote the interests of shareholders and is consistent with principles of good corporate governance, including:

•	No Evergreen Share Pool. The Equity Incentive Plan does not include an “evergreen” share pool that would increase the number of Shares available without shareholder approval.

•

No Discounted Stock Options or SARs. All stock option and stock appreciation rights awards under the Equity Incentive Plan must have an exercise or base price that is not less than the fair market value of the underlying common stock on the date of grant.

•

No Repricing. Other than customary antidilution adjustments and adjustments in connection with a change of control, the Equity Incentive Plan prohibits any repricing of stock options or stock appreciation rights without shareholder approval.

•

No Liberal Share Recycling. Shares underlying stock options and other awards issued under the Equity Incentive Plan will not be recycled into the Share pool if they are withheld in payment of the exercise price of the award or to satisfy tax withholding obligations in respect of the award.

•

Minimum Vesting Periods. New awards under the Equity Incentive Plan are subject to a minimum 12-month vesting period (subject to certain exceptions, including for a death, disability, change of control, terminations of employment in connection with a change of control and, in addition to the foregoing, for up to 5% of the Shares reserved for issuance).

•	No Dividends on Unvested Awards. Dividend, dividend equivalents and other distributions may not be paid on a current basis on unvested awards.

•

No Single-Trigger Change of Control Acceleration. Awards under the Equity Incentive Plan do not automatically accelerate upon a change of control (except for awards granted to non-employee directors that have one-year time-based vesting).

The Equity Incentive Plan Requires Additional Shares to Meet our Forecasted Needs

We expect to grant equity awards consistent with past practice while also considering future hiring needs as they arise. We anticipate limited forfeitures and cancellations under the Equity Incentive Plan, consistent with our previous history. Forfeitures of awards under our previous equity incentive plans cannot be credited to replenish the Shares available for grant under the Equity Incentive Plan.

As a result, the Board, based on the recommendation of the Talent and Compensation Committee in consultation with its independent compensation consultant Pearl Meyer, concluded that increasing the number of Shares available for issuance under our Equity Incentive Plan would provide the Company with the ability to undertake the flexible and balanced approach of using equity and cash compensation as needed to help us retain and motivate employees, which furthers shareholder interests.

Summary of the Equity Incentive Plan

The following is a summary of the material features of the Equity Incentive Plan. The summary is qualified in its entirety by the A&R 2026 Equity Incentive Plan as set forth in Appendix B.

Administration

The Equity Incentive Plan is administered by the Talent and Compensation Committee or another committee of the Board, comprised of no fewer than two members of the Board who are appointed by the Board to administer the

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plan, or, subject to the limitations set forth in the Equity Incentive Plan, the Board (the appropriate body is referred to as the “Committee”). Subject to the limitations set forth in the Equity Incentive Plan, the Talent and Compensation Committee has the authority to determine the persons to whom awards are to be granted, prescribe the restrictions, terms and conditions of all awards, interpret the Equity Incentive Plan and adopt sub-plans and rules for the administration, interpretation and application of the Equity Incentive Plan.

Reservation of Shares

Subject to adjustments as described below, the maximum aggregate number of Shares that may be issued pursuant to awards granted under the Equity Incentive Plan, as amended, will be equal to     (including the      additional Shares proposed to be added pursuant to the amendment and restatement of the Equity Incentive Plan as set forth in this proposal); provided, that no more than 20% of the Shares may be granted as incentive stock options within the meaning of Section 422 of the Code. Any Shares issued under the Equity Incentive Plan will consist of authorized and unissued Shares or treasury Shares. The closing price of the Shares, as reported on Nasdaq, on March 19, 2026, the last trading day immediately prior to the filing of our Proxy Statement with the SEC, was $   per share.

In the event of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to common stock, or any merger, reorganization, consolidation, combination, spin-off, stock purchase, or other similar corporate change or any other change affecting common stock, equitable adjustments will be made to the number and kind of Shares available for grant, as well as to other maximum limitations under the Equity Incentive Plan, and the number and kind of Shares or other terms of the awards that are affected by the event.

Share Counting

Awards that are required to be paid in cash pursuant to their terms will not reduce the Share reserve. To the extent that an award granted under the Equity Incentive Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer Shares than the number underlying the award, settled in cash or otherwise terminated without delivery of the Shares, the Shares retained by or returned to us will (i) not be deemed to have been delivered under the Equity Incentive Plan, (ii) be available for future awards under the Equity Incentive Plan, and (iii) increase the Share reserve by one Share for each Share that is retained by or returned to us. Notwithstanding the foregoing, Shares that are (x) withheld from an award or separately surrendered by the participant in payment of the exercise or purchase price or taxes relating to such an award or (y) not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right will be deemed to constitute delivered Shares, will not be available for future awards under the Equity Incentive Plan and will continue to be counted as outstanding for purposes of determining whether award limits have been attained. If an award is settled in cash, the number of Shares on which the award is based will not count toward any individual Share limit but will count against the annual cash award limit. Awards assumed or substituted for in a merger, consolidation, acquisition of property or stock or reorganization will not reduce the Share reserve.

Eligibility

Awards under our Equity Incentive Plan may be granted to any of our employees, directors, consultants or other personal service providers or any of the same of our subsidiaries. As of March 6, 2026, we had 987 employees and nine non-employee directors. As of March 6, 2026, approximately 660 of our employees and all 9 of our non-employee directors held outstanding equity awards. We also engage numerous full- and part-time consultants and other service providers, the number of which varies from time to time. Although they are eligible to receive awards under the Equity Incentive Plan, the Company has not historically made grants to its consultants or other service providers (other than to one consultant) and does not intend to start doing so significantly in the future.

Stock Options

Stock options granted under the Equity Incentive Plan may be issued as either incentive stock options, within the meaning of Section 422 of the Code, or as nonqualified stock options. The exercise price of an option will be not less than 100% of the fair market value of a Share on the date of the grant of the option. The Talent and Compensation Committee will determine the vesting and/or exercisability requirements and the term of exercise of each option, including the effect of termination of service of a participant or a change in control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Talent and Compensation Committee. The maximum term of an option will be 10 years from the date of grant.

To exercise an option, the participant must pay the exercise price, subject to specified conditions, (i) in cash, or, to the extent permitted by the Talent and Compensation Committee, and set forth in an award agreement, (ii) in

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Shares, (iii) through an open-market broker-assisted transaction, (iv) by reducing the number of Shares otherwise deliverable upon the exercise of the stock option, (v) by combination of any of the above methods or (vi) by any other method approved by the Talent and Compensation Committee must pay any required tax withholding amounts. All options generally are nontransferable.

Subject to the anti-dilution adjustment provisions and the change in control provisions of the Equity Incentive Plan, without the prior approval of our shareholders, neither the Talent and Compensation Committee nor the Board will (a) cancel a stock option in exchange for cash or another award when the exercise price per Share under such stock option then exceeds the fair market value of one Share, (b) cause the cancellation, substitution or amendment of a stock option that would have the effect of reducing the exercise price of that stock option or (c) otherwise approve any modification to a stock option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by Nasdaq or other principal exchange on which our common stock is then listed.

Stock Appreciation Rights

A stock appreciation right may be granted either in tandem with an option or without a related option. A stock appreciation right entitles the participant, upon settlement or exercise, to receive a payment based on the excess of the fair market value of a Share on the date of settlement or exercise over the base price of the right, multiplied by the number of Shares as to which the right is being settled or exercised. Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic payment of the right upon a specified date or event. The base price of a stock appreciation right may not be less than 100% of the fair market value of a Share on the date of grant. The Talent and Compensation Committee will determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of service of a participant or a change in control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Talent and Compensation Committee. The maximum term of a stock appreciation right will be ten years from the date of grant. Stock appreciation rights may be payable in cash or in Shares or in a combination of both. All stock appreciation rights generally are nontransferable.

Subject to the anti-dilution adjustment provisions and the change in control provisions of the Equity Incentive Plan, without the prior approval of our shareholders, neither the Talent and Compensation Committee nor the Board will (a) cancel a stock appreciation right in exchange for cash or another award when the base price per Share under that stock appreciation right then exceeds the fair market value of one Share, (b) cause the cancellation, substitution or amendment of a stock appreciation right that would have the effect of reducing the base price of that stock appreciation right or (c) otherwise approve any modification to a stock appreciation right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by Nasdaq or other principal exchange on which our common stock is then listed.

Restricted Stock Awards (RSAs)

RSAs represent Shares that are issued subject to restrictions on transfer and vesting requirements. The vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified performance goals established by the Talent and Compensation Committee, and vesting may be accelerated in certain circumstances, as determined by the Talent and Compensation Committee. RSA holders will not be entitled to dividends or other distributions, if at all, until underlying Shares have vested and, unless otherwise set forth in an award agreement, will not have any of the other rights of a shareholder (including, the right to vote), unless and until those Shares vest. Any PSAs will be subject to the same restrictions on transfer and vesting requirements as the underlying RSA. Until the applicable restrictions are removed or have expired, all RSAs are generally nontransferable.

Restricted Stock Units (RSUs)

RSUs provide the participant the right to receive a payment based on the value of a Share. RSUs may be subject to vesting requirements, restrictions and conditions of payment. RSUs may vest based solely on the continued service of the participant for a specified time period. In addition, RSUs may be denominated as PSUs and may vest in whole or in part based on the attainment of specified performance goals established by the Talent and Compensation Committee. The vesting of RSUs and PSUs may be accelerated in certain circumstances, as determined by the Talent and Compensation Committee. RSU and PSU awards will become payable to a participant at the time, or times determined by the Talent and Compensation Committee and set forth in the award agreement, which may be upon or following the vesting of the award. RSU and PSU awards are payable in cash or in Shares or in a combination of both. RSUs and PSUs may be granted together with a dividend equivalent right with respect to the Shares subject to the award. Dividend equivalent rights will be paid at such time as is determined by the Talent and Compensation Committee in its discretion (including without limitation at the times paid to shareholders generally or at the times of vesting or payment of the RSU or PSU). Dividend equivalent rights will be subject to forfeiture under the same conditions as applied to the underlying RSUs or PSUs. All RSUs and PSUs are generally nontransferable.

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Cash Awards

A cash award is denominated in a cash amount (rather than in Shares) and may be granted on a free-standing basis or as an element of, a supplement to, or in lieu of any other award under the Equity Incentive Plan. The requirements for payment may be also based upon the continued service of the participant during any performance period, and vesting may be accelerated in certain circumstances, as determined by the Talent and Compensation Committee. All cash awards are generally nontransferable. The maximum amount of cash compensation that may be paid to a participant during any one calendar year under all cash performance awards and all other awards that are actually paid or settled in cash is limited to $2.0 million.

Effect of Change in Control

Upon the occurrence of a change in control, as defined in the plan as a “change in control event” under Section 409A of the Code, unless otherwise specifically prohibited under applicable law, or unless otherwise provided in the applicable award agreement, the Talent and Compensation Committee is authorized to make adjustments in the terms and conditions of outstanding awards, including without limitation the following (or any combination thereof): (i) continuation or assumption of our outstanding awards (if we are the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same or comparable terms (including, with respect to economic value) for outstanding awards; (iii) accelerated exercisability, vesting and/or payment; and (iv) if all or substantially all of our outstanding Shares transferred in exchange for cash consideration in connection with that change in control: (A) upon written notice, provide that any outstanding stock options and stock appreciation rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or any other reasonable period as determined by the Talent and Compensation Committee (contingent upon the consummation of the event), and at the end of that period, those stock options and stock appreciation rights will terminate to the extent not so exercised within the relevant period; and (B) cancellation of all or any portion of outstanding awards for fair value, as determined in the sole discretion of the Talent and Compensation Committee.

Forfeiture

The Talent and Compensation Committee may specify in an award agreement that an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, including termination of service for “cause” (as defined in the Equity Incentive Plan), violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to our business or reputation. Unless otherwise provided by the Talent and Compensation Committee and set forth in an award agreement, if (i) a participant’s service is terminated for “cause” or (ii) after termination of service for any other reason, the Talent and Compensation Committee determines in its discretion either that, (A) during the participant’s period of service, the participant engaged in an act which would have warranted termination from service for “cause” or (B) after termination, the participant engaged in conduct that violates any continuing obligation or duty of the participant set forth in any executive or restrictive covenant agreement to which the participant is a party in favor of us or any of our subsidiaries, that participant’s rights, payments and benefits with respect to that award may be subject to cancellation, forfeiture and/or recoupment.

Right of Recapture; Parachute Payments

Awards under the Equity Incentive Plan are subject to our comprehensive clawback policy (as described under the heading Compensation Disclosure and Analysis – Other Practices, Policies, and Guidelines – Clawback Policy” above) and any other compensation recovery, “clawback” or similar policy, as may be in effect from time to time.

Notwithstanding anything to the contrary contained in the Equity Incentive Plan, in the event the receipt of all payments or distributions by us in the nature of compensation to or for a participant’s benefit, whether paid or payable pursuant to this plan or otherwise (a “Payment”), would subject the participant to the excise tax under Section 4999 of the Code, the Payments will be reduced to the greatest amount of the Payments that can be paid and would not result in the imposition of the excise tax (the “Reduced Amount”), however, if the portion of the Payments the participant would receive after payment of all applicable taxes, including any excise taxes, is greater than the Reduced Amount, no such reduction will occur.

Tax Withholding

We have the power and the right to deduct or withhold automatically from any amount deliverable under an award or otherwise, or require a participant to remit to us, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Equity Incentive Plan. With respect to required withholding, participants may elect (subject to our automatic withholding right set out above) to satisfy the withholding requirement with respect to any taxable

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event arising as a result of the Equity Incentive Plan, in whole or in part, by the methods described in the Equity Incentive Plan applicable to the payment of the exercise price in connection with stock option exercises.

In 2019, we began requiring certain senior executives to cover tax liabilities resulting from the vesting of their equity awards pursuant to sell-to-cover transactions in compliance with Rule 10b5-1 to preserve cash that the Company must remit to tax authorities that it would otherwise fund from cash on hand. In 2024, we determined it was in the best interests of the Company to withhold automatically a number of awards sufficient to cover tax liabilities resulting from the vesting of their equity awards and to deliver the vested shares to those senior executives net of the withheld amounts.

Deferrals of Payment

The Talent and Compensation Committee may in its discretion permit participants in the Equity Incentive Plan to defer the receipt of payment of cash or delivery of Shares that would otherwise be due by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an award or an election to receive Shares (in lieu of compensation otherwise payable in cash) on a deferred basis in accordance with the terms of the Equity Incentive Plan; provided, however, that discretion will not apply in the case of a stock option or stock appreciation right.

Trading Policy Considerations

Stock option exercises and other awards granted under the Equity Incentive Plan are subject to our insider trading policy, Stock Ownership and Retention Guidelines (as described above) and other trading or ownership policy related restrictions, terms and conditions as in effect, from time to time.

Term, Amendment and Termination

The A&R 2026 Equity Incentive Plan will be effective, subject to the approval of the shareholders, as of the date of the Board’s approval. The Board may amend, modify, suspend or terminate the Equity Incentive Plan at any time. However, no termination or amendment of the Equity Incentive Plan will adversely affect any award granted beforehand without the consent of the participant or the permitted transferee of the award; except as otherwise provided in the Equity Incentive Plan or determined by the Talent and Compensation Committee to be necessary to comply with applicable laws. The Board may seek the approval of any amendment by our shareholders to the extent it deems necessary or advisable for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of Nasdaq or for any other purpose.

Certain Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences associated with certain awards granted under the Equity Incentive Plan. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Further, the summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the Equity Incentive Plan, nor does it cover state, local or non-U.S. taxes, except as may be specifically noted.

Stock Options (other than incentive stock options). In general, a participant has no taxable income upon the grant of a non-qualifying stock option (an “NQSO”) but realizes income in connection with the exercise of the NQSO in an amount equal to the excess (at the time of exercise) of the fair market value of the exercised Shares over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the Shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.

Incentive Stock Options. In general, a participant realizes no taxable income upon the grant or exercise of incentive stock options (an “ISO”). However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. Generally, a disposition of Shares purchased pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the fair market value of the Shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the Shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale of Shares purchased pursuant to an ISO is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

Stock Appreciation Rights. The grant of a stock appreciation right (a “SAR”) does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a

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SAR for Shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company.

RSAs. A participant who is awarded or purchases Shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the Shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the Shares as of the time of acquisition less any price paid for the Shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of Shares awarded under the Equity Incentive Plan, the holding period in the Shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the Shares equals the amount paid for the Shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the Shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the Shares (if anything) over the amount (if any) realized in connection with the forfeiture.

RSUs. The grant of an RSU does not itself generally result in taxable income. Instead, the participant is generally taxed upon vesting and settlement (and a corresponding deduction is generally available to the Company), unless she or he has made a proper election to defer receipt of the Shares (or cash if the award is cash settled) under Section 409A of the Code. If the Shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

Section 162(m). Compensation resulting from awards made under the Equity Incentive Plan to our CEO, our CFO and certain other current and former executive officers, to the extent such individual’s aggregate compensation from the Company exceeds $1 million in a given year, generally will be non-deductible to the Company under Section 162(m) of the Code. While our Talent and Compensation Committee intend to consider the potential impact of Section 162(m) on awards granted under the Equity Incentive Plan, we will retain discretionary authority to provide compensation that is not deductible in whole or in part under Section 162(m).

Certain Change in Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of options or the vesting and payments of other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards may be subject to an additional 20% federal tax and may be non-deductible to the Company. However, as described above, the Equity Incentive Plan provides any Payment would be reduced so that no portion of the Payment is non-deductible under Section 280G of the Code unless, after payment of all applicable taxes, including any excise taxes, the amount the participant would receive is greater than the Reduced Amount.

Plan Benefits

Grants under the A&R 2026 Equity Incentive Plan will be made at the discretion of the Talent and Compensation Committee. Because we cannot presently determine the number of Shares underlying, or the timing, types, exercise/base prices or vesting and other provisions of, grants to be made to participants under the A&R 2026 Equity Incentive Plan, it is not possible to determine the value of benefits that may be obtained by directors, executive officers and other employees under the A&R 2026 Equity Incentive Plan.

Vote Required and Board of Directors’ Recommendation

Approval of the A&R 2026 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes will not be counted as Shares voting on that matter and accordingly will have no effect on the approval of this Proposal 5.

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Proposal 6: Ratification of Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Although shareholder ratification of the appointment of Deloitte is not required by law, we are submitting the appointment to our shareholders for ratification as a matter of good corporate governance.

Representatives of Deloitte are expected to attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required and Board of Directors’ Recommendation

The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the votes properly cast at the Annual Meeting. If shareholders do not ratify the appointment of Deloitte, then the Audit Committee will reconsider the appointment. Even if shareholders ratify the appointment of Deloitte, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

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Deloitte Fees

The following table presents aggregate fees billed to the Company for services rendered by Deloitte during the years ended December 31, 2025 and 2024:

Fees	Year Ended December 31,
	2025	2024
Audit fees(1)	$2,214,754	$1,882,500
Audit-related fees	—	—
Tax fees(2)	—	—
All other fees(3)	$1,895	$1,895
Total	$2,216,649	$1,884,395

(1)

Audit fees are fees related to professional services rendered in connection with the audit of our annual financial statements, the reviews of the interim financial statements included in each of our quarterly reports on Form 10-Q, and other professional services provided by our independent registered public accounting firm in connection with statutory or regulatory filings, registration statements filed with the SEC or engagements and audit procedures related to the Company’s ERP implementation in 2024.

(2)	Tax fees are fees billed for professional services for tax compliance, tax advice and tax planning services.

(3)	All other fees comprised fees billed for professional services relating to a software subscription for an accounting and research tool.

Audit Committee Pre-Approval Policies

The services provided by Deloitte were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the services described above is compatible with maintaining the independence of the independent registered public accounting firm and has determined that the provision of these services has not adversely affected Deloitte’s independence. The Audit Committee approved 100% of the services covered by audit fees, audit-related fees, tax fees and all other similar fees.

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Audit Committee Report

The information contained in this report will not be deemed “soliciting material” or otherwise considered “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and this information will not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates this information by reference in that filing.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and certain legal compliance functions of the Company and its subsidiaries. The Audit Committee assists in the Board’s oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s independent auditors’ qualifications and independence and the performance of the Company’s independent auditors.

The Audit Committee currently consists of Messrs. Leno (Chair), Mäusli and Pruden, and Ms. Eastland, each of whom is independent under Nasdaq and SEC rules.

The Company’s management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements or disclosures.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2025, with the Company’s management and Deloitte. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 13001, as amended “Communications with Audit Committees,” as adopted by the PCAOB and the SEC.

The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence.

Based on that review, discussions and disclosure, the Audit Committee recommended to the Company’s Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026.

The Audit Committee

Samuel Leno, Chair

Julie Eastland

Heinz Mäusli

Gary J. Pruden

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Questions and Answers about the Annual Meeting

Below are answers to common questions shareholders may have about the Notice, this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 26, 2026 (if you request paper copies) and a proxy card/voting instruction form (collectively, the “Proxy Materials”) and the Annual Meeting.

What am I voting on?

You are voting on the following proposals at the Annual Meeting:

•	the election of four Class II directors to our Board of Directors;

•	the approval, on an advisory basis, of the compensation paid to our named executive officers (commonly referred to as “say on pay”);

•	the approval, on an advisory basis, of the frequency of holding an advisory vote on the compensation paid to our named executive officers;

•	the approval of an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors;

•	the approval of the Lantheus Holdings, Inc. Amended and Restated 2026 Equity Incentive Plan; and

•	the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Our Bylaws require that we receive advance notice of any proposals to be brought before the Annual Meeting by our shareholders. We have not received any such proposals, and we do not anticipate any other matters will come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the proxy holders appointed by the Board will have discretion to vote on those matters.

Who is soliciting my vote?

The Board is soliciting your vote at the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	“FOR” the election of each of the four nominees for Class II directors to our Board of Directors;

•	“FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers;

•	“ONE YEAR” on the frequency of holding future “say on pay” votes;

•	“FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors;

•	“FOR” the approval of the Lantheus Holdings, Inc. Amended and Restated 2026 Equity Incentive Plan; and

•	“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Who may vote at the meeting?

Holders of Shares as of the close of business on March 6, 2026 (the “Record Date”) may vote at the Annual Meeting.

How many Shares may be voted at the Annual Meeting?

Only shareholders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 65,102,599 Shares outstanding, of which 64,971,604 Shares are entitled to vote at the Annual Meeting.

How many votes do I have?

Holders of our common stock are entitled to one vote for each Share held as of the Record Date. We do not have cumulative voting.

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How will my Shares be counted as “present” at the Annual Meeting, and how many votes must be present to hold the Annual Meeting?

Your Shares are counted as “present” at the Annual Meeting if you attend the Annual Meeting and vote in-person or if you properly return a proxy to vote your Shares by Internet, telephone or mail (as described below). In order for us to hold our Annual Meeting, holders of a majority of our outstanding Shares as of the Record Date must be present in person or by proxy at the Annual Meeting. This majority is referred to as a quorum. Abstentions and broker non-votes will be counted as Shares present to determine whether a quorum exists to hold the Annual Meeting.

What vote is required for each proposal?

The following votes are required to approve each proposal:

Proposal(1)	Vote Required for Approval

Proposal 1: Election of Class II directors	A majority of the votes properly cast.

Proposal 2: Advisory vote to approve executive compensation	A majority of the votes properly cast.

Proposal 3: Advisory vote on the frequency of holding future “say on pay” votes	A plurality of the votes properly cast.

Proposal 4: Amendment to Lantheus’ Amended and Restated Certificate of Incorporation to declassify our Board of Directors	A majority of the outstanding Shares entitled to vote.

Proposal 5: Lantheus Holdings, Inc. Amended and Restated 2026 Equity Incentive Plan	A majority of the votes properly cast.

Proposal 6: Ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	A majority of the votes properly cast.

(1)	Proposals 2 and 3 are on an advisory basis.

Notwithstanding the voting requirements described above, our Board and its committees value the opinions of shareholders and will strongly consider the results of these votes in making future decisions relating to director elections, executive compensation arrangements, retention of our independent auditor and other corporate governance matters.

How are abstentions and broker non-votes counted?

Abstentions (that is, Shares present at the meeting in person or by proxy that are voted “ABSTAIN”) and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum but are not counted as votes cast “FOR” or “AGAINST.”

What is the difference between a shareholder of record and a beneficial owner of Shares held in street name?

Shareholder of Record. If your Shares are registered directly in your name with our transfer agent, Computershare, then you are a “shareholder of record.”

Beneficial Owner of Shares Held in Street Name. If your Shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a “beneficial owner of Shares” held in “street name.” In

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that case, the organization holding your account is considered the shareholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the Shares you hold in your account.

How do shareholders of record vote?

There are four ways for shareholders of record to vote:

•	By Telephone: Follow instructions on the proxy card/instruction form. You will need the unique control number for your Shares located on the proxy card/voting instruction form.

•

Via the Internet: You may vote by Internet until 11:59 p.m. (Eastern Time) on April 29, 2026, which is the day before the Annual Meeting, by visiting www.proxypush.com/LNTH and entering the unique control number for your Shares located on the proxy card/voting instruction form.

•

By Mail: You may vote by filling out, signing and dating the enclosed proxy card and returning it to the envelope provided. The completed proxy card must be received by the close of business on April 29, 2026, which is the day before the Annual Meeting.

•

In Person: You may also vote your Shares during the Annual Meeting by completing a ballot at the Annual Meeting if attending in person or by following the instructions available on the meeting website during the meeting if attending virtually.

When and where will the Annual Meeting be held?

The Annual Meeting will convene at 9:00 a.m. (Eastern Time) on Thursday, April 30, 2026, in person in the North Bldg. Cafe at the Lantheus Bedford Office, 201 Burlington Rd., Bedford, MA 01730 and virtually in a live webcast meeting format. Because the Annual Meeting is being conducted in person and via live webcast, Lantheus shareholders will be able to either physically or virtually attend the meeting.

May I see a list of shareholders entitled to vote as of the Record Date?

Yes. We will make a list of shareholders entitled to vote at the Annual Meeting available electronically for examination by any shareholder for any purpose germane to the Annual Meeting for a period of 10 days ending on the day before the Annual Meeting date. Please contact our Investor Relations department at 978-671-8842 or ir@lantheus.com if you wish to inspect the list of shareholders entitled to vote at the Annual Meeting prior to the Annual Meeting.

Do I need to register to attend the live webcast of the Annual Meeting?

Yes. You must register to attend the Annual Meeting at www.proxydocs.com/LNTH. You will be asked to provide the control number found on your proxy card or voting instruction form. After completion of your registration, you will be emailed further instructions, including a unique link to access the virtual meeting.

How do I submit questions for the Annual Meeting?

If you wish to submit a question in advance of or during the Annual Meeting, you may submit a question at www.proxydocs.com/LNTH after logging in with the control number found on your proxy card or voting instruction form.

We are committed to ensuring that shareholders attending the live webcast of the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We will try to answer as many shareholder-submitted questions as time permits, provided that we reserve the right to edit inappropriate language, or to exclude questions that are determined by the Chair of the Annual Meeting to not be pertinent to meeting matters or otherwise inappropriate. If substantially similar questions are received, we will group such questions together and provide a single response to avoid repetition. We may post questions and answers if applicable to our business on the Company’s investor relations website at https://investor.lantheus.com following the Annual Meeting.

Who do I contact if I am encountering difficulties attending the meeting online?

We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the Annual Meeting on the meeting website. The meeting website will be provided to you upon registering for the Annual Meeting. If you encounter any difficulties during the meeting, please call the toll-free phone number provided to you in an email that you will receive one hour before the Annual Meeting.

Lantheus 2026 Proxy Statement	Questions and Answers about the Annual Meeting	87

How does the Board recommend that I participate at the Annual Meeting?

Whether or not you plan to attend the Annual Meeting, we encourage you to vote ahead of time via the Internet, by telephone or by mail so that your Shares will be voted in accordance with your wishes even if you later decide to attend the Annual Meeting.

How do beneficial owners of Shares held in street name vote?

If you hold your Shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow the instructions of the organization that holds your Shares.

Can I change my vote after submitting a proxy?

Shareholders of record may revoke their proxy before the Annual Meeting by (i) delivering to Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730, Attention: Corporate Secretary, a written notice stating that a proxy is revoked, by signing and delivering a proxy bearing a later date, (ii) by voting again by Internet or by telephone, or (iii) by attending the Annual Meeting and voting in person or by attending the Annual Meeting virtually and voting online during the Annual Meeting.

Street name shareholders who wish to change their votes should contact the organization that holds their Shares.

If I hold Shares in street name through a broker, can the broker vote my Shares for me?

If you hold your Shares in street name and you do not vote, the broker or other organization holding your Shares can vote on certain “routine” proposals but cannot vote on other proposals, as follows:

Proposal	Considered a “Routine” Proposal?	If you hold Shares in street name and do not vote on a Proposal, then your Shares

Proposal 1: Election of Class II directors	No	will be counted as “broker non-votes” for that proposal

Proposal 2: Advisory vote to approve executive compensation	No	will be counted as “broker non-votes” for that proposal

Proposal 3: Advisory vote on the frequency of holding future “say on pay” votes	No	will be counted as “broker non-votes” for that proposal

Proposal 4: Amendment to Lantheus’ Amended and Restated Certificate of Incorporation to declassify our Board of Directors	No	will be counted as “broker non-votes” for that proposal

Proposal 5: Lantheus Holdings, Inc. Amended and Restated 2026 Equity Incentive Plan	No	will be counted as “broker non-votes” for that proposal

Proposal 6: Ratification of the Company’s independent registered public accounting firm	Yes	may be voted by your broker or other organization holding your Shares

Where can I find voting results?

We will file a Current Report on Form 8-K with the SEC to report the final voting results from the Annual Meeting within four business days of the Annual Meeting.

I share an address with another shareholder. Why did we receive only one set of Proxy Materials?

Some banks, brokers and nominees may be participating in the practice of “householding” Proxy Materials. This means that only one copy of the Proxy Materials may be sent to multiple shareholders in your household. If you hold your Shares in street name and want to receive separate copies of the Proxy Materials in the future, or if you

Lantheus 2026 Proxy Statement	Questions and Answers about the Annual Meeting	88

are receiving multiple copies and would like to receive only one copy for your household, you should contact the bank, broker or other organization that holds your Shares.

Upon written or oral request, the Company will promptly deliver a separate copy of the Proxy Materials to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Proxy Materials, you can contact our Investor Relations department at 978-671-8842 or ir@lantheus.com or by writing to Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730, Attention: Investor Relations.

Who is paying for this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. Members of the Board, officers and employees of the Company may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts and we would compensate such third parties for their efforts. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions. If you choose to access the Proxy Materials or vote over the Internet, you are responsible for any Internet access charges that you may incur.

Who should I contact if I have additional questions?

If you have additional questions, you can contact our Investor Relations department at 978-671-8842 or ir@lantheus.com or by writing to Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730, Attention: Investor Relations. Shareholders who hold their Shares in street name should contact the organization that holds their Shares for additional information on how to vote.

Lantheus 2026 Proxy Statement	Questions and Answers about the Annual Meeting	89

ADDITIONAL INFORMATION

Procedures for Submitting Shareholder Proposals

Shareholder proposals intended to be presented at the 2027 Annual Meeting (the “2027 Annual Meeting”), pursuant to Exchange Act Rule 14a-8 must be delivered to the Corporate Secretary at our principal executive offices no later than November 20, 2026, in order to be included in our proxy materials for that meeting. These proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8 and our Bylaws.

Under our Bylaws, shareholder proposals submitted for consideration at our 2027 Annual Meeting, but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations for candidates for election as directors, must be delivered to our Corporate Secretary at our principal executive offices not earlier than the close of business on December 31, 2026, and not later than the close of business on January 30, 2027. However, if our 2027 Annual Meeting occurs more than 30 days before or 60 days after April 30, 2027, proposals must be delivered not less than 90 days or more than 120 days before the annual meeting date or, if the first public announcement of the annual meeting date is less than 100 days prior to the annual meeting date, then no later than the 10th day following the date of the first public announcement of the annual meeting date.

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 1, 2027. If the date of the 2027 Annual Meeting is more than 30 days before or after April 30, 2027, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide such notice by the later of 60 days prior to the meeting or the 10th day after we first publicly announces the date of the meeting.

Our Bylaws provide a proxy access provision stating that shareholders who meet the requirements set forth in our Bylaws may under certain circumstances include a specified number of director nominees in our proxy materials. Under the proxy access Bylaw and subject to certain requirements, a shareholder, or a group of up to 20 shareholders, owning 3% or more of our outstanding common stock continuously for at least three years is permitted to nominate and include in our proxy materials directors constituting up to the greater of two individuals or 20% of our Board. Director nominations for consideration at any special meeting of shareholders called for the purpose of electing directors must be delivered no earlier than the close of business on the 120th day prior to the special meeting date and not later than the close of business on the latest of the 90th prior to the special meeting or the 10th day following the date of the first public announcement of the annual meeting date.

Shareholder proposals and nominations must include all required information concerning the shareholder and the proposal or nominee set forth in our Bylaws.

Lantheus 2026 Proxy Statement	Appendix A	A-1

Appendix A

Proposed Amendment to our Certificate of Incorporation

The proposed amendment to the Company’s Amended and Restated Certificate of Incorporation would revise Article V, Sections 5.3 and 5.4 thereof as shown below (new language is indicated by blue underlined text, and deletions are indicated by strikeouts):

5.3 Classification. Subject to the terms of any one or more series or classes of Preferred Stock, and effective upon the Effective Time, until the Corporation’s annual meeting of stockholders in 2029, the directors of the Corporation shall be divided into three classes designated Class I, Class II and Class III, and each ~~Each~~ class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. ~~The Board of Directors may assign members of the Board of Directors already in office to such classes as of the Effective Time. The term of office of the initial Class I directors shall expire at the first annual meeting of the stockholders following the Effective Time; the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Time; and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Time. At each annual meeting of stockholders, commencing with the first annual meeting of stockholders following the Effective Time, successors to the class of directors whose term expires at that annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified.~~ Directors serving on the respective class of directors whose terms expire at the Corporation’s annual meeting of stockholders in 2027 shall be elected to hold office until the Corporation’s annual meeting of stockholders in 2029, and directors serving on the respective class of directors whose terms expire at the Corporation’s annual meeting of stockholders in 2028 shall be elected to hold office until the Corporation’s annual meeting of stockholders in 2029, and in each case until his or her respective successor shall have been duly elected and qualified, or until his or her earlier death, resignation, retirement or removal. For so long as the Board of Directors is classified, if ~~If~~ the number of directors is changed, any increase or decrease shall be apportioned among the classes in such a manner as the Board of Directors shall determine so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Commencing with the annual meeting of stockholders held in 2029, subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, all of the directors of the Corporation shall be elected at the annual meeting of stockholders, with each director so elected to hold office until the Corporation’s annual meeting of stockholders in the following year and until his or her respective successor shall have been duly elected and qualified, or until his or her earlier death, resignation, retirement or removal.

5.4 Removal of Directors. Subject to the terms of any one or more series or classes of Preferred Stock, for so long as the Board of Directors is classified, any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class; thereafter, any director or the entire Board of Directors may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares then entitled to vote at the election of directors, voting together as a single class. For purposes of this Section 5.4, “cause” shall mean, with respect to any director, (i) the willful failure by such director to perform, or the gross negligence of such director in performing, the duties of a director, (ii) the engaging by such director in willful or serious misconduct that is injurious to the Corporation or (iii) the conviction of such director of, or the entering by such director of a plea of nolo contendere to, a crime that constitutes a felony.

Lantheus 2026 Proxy Statement	Appendix B	B-1

Appendix B

Lantheus Holdings, Inc.

Amended and Restated 2026 Equity Incentive Plan

1. Purpose. The purpose of the Lantheus Holdings, Inc. Amended and Restated 2026 Equity Incentive Plan, originally adopted by the Board and approved by the stockholders of the Company on June 24, 2015 as the “Lantheus Holdings, Inc. 2015 Equity Incentive Plan,” as subsequently amended by Amendment Nos. One through Nine, and hereby amended and restated as the “Lantheus Holdings, Inc. 2026 Equity Incentive Plan,” effective as set forth in Section 16.1 hereof, is to further align the interests of eligible participants with those of the Company’s stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2. Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Accounting Firm” shall have the meaning set forth in Section 15.8(b)(i) hereof.

“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Cash Award or Stock Award granted under the Plan.

“Award Agreement” means a notice or an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant as provided in Section 15.2 hereof.

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Business Combination” shall have the meaning set forth in Section 12.2(b) hereof.

“Cash Award” means an Award that is payable in cash and granted pursuant to Section 10 and the applicable Award Agreement.

“Cause” shall have the meaning set forth in Section 13.2(b) hereof.

“Change in Control” shall have the meaning set forth in Section 12.2 hereof.

“Chosen Court” shall have the meaning set forth in Section 15.16 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means (i) the Talent and Compensation Committee of the Board, (ii) such other committee of the Board appointed by the Board to administer the Plan or, (iii) subject to the terms of the Plan, the Board.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company” means Lantheus Holdings, Inc., a Delaware corporation, and any successor thereto.

“Date of Grant” means, with respect to any Award under the Plan, the date on which such Award is granted by the Committee or such later date as the Committee may specify in the resolutions comprising the corporate action constituting such grant by the Company of such Award to be the effective date of an Award, in each case, in accordance with Section 5.4 hereof.

“Disability” means, unless otherwise set forth in an Award Agreement,

(i) if a Participant has an effective employment agreement or service agreement with the Company or a Subsidiary that defines “Disability” or a like term, the meaning set forth in such agreement at the time of the Participant’s termination of Service, or,

Lantheus 2026 Proxy Statement	Appendix B	B-2

(ii) in the absence of such an effective employment or service agreement or definition, a Participant’s physical or mental illness, injury or infirmity which is reasonably likely to prevent and/or prevents such Participant from performing his or her essential job functions for a period of (A) ninety (90) consecutive calendar days or (B) an aggregate of one hundred twenty (120) calendar days out of any consecutive twelve (12) month period.

Notwithstanding anything to the contrary contained herein, and solely for purposes of any Incentive Stock Option, “Disability” shall mean a permanent and total disability (within the meaning of Section 22(e)(3) of the Code).

“EBITDA” shall have the meaning set forth in Section 10.3 hereof.

“Eligible Person” means any person who is an employee, Non-Employee Director, consultant or other personal service provider of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to a share of Common Stock as of a given date of determination hereunder, unless otherwise determined or provided by the Committee in the circumstances, the closing price, as reported on The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed on such date, or, if the Common Stock was not traded on such date, then on the next preceding trading day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select. The Committee may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the average of the high and low trading price, as reported on The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed on the applicable date of determination, or, if the Common Stock was not traded on such date, then on the next preceding trading day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select. If the Common Stock is not listed on any such exchange, “Fair Market Value” shall be such value as determined by the Board or the Committee in its discretion and, to the extent necessary, shall be determined in a manner consistent with Section 409A of the Code and the regulations thereunder.

“Forfeiture Event” shall have the meaning set forth in Section 13.2(a) hereof.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Net After-Tax Receipt” shall have the meaning set forth in Section 15.8(b)(iv)(B) hereof.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Original Effective Date” shall have the meaning set forth in Section 16.1 hereof.

“Outstanding Company Voting Securities” shall have the meaning set forth in Section 12.2(a) hereof.

“Overpayment” shall have the meaning set forth in Section 15.8(b)(iii) hereof.

“Parachute Payment Ratio” shall have the meaning set forth in Section 15.8(b)(iv)(C) hereof.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Payment” shall have the meaning set forth in Section 15.8(b)(i) hereof.

“Performance Awards” shall mean an Award subject to vesting based on Performance Criteria and/or Performance Goals.

“Performance Criteria” shall have the meaning set forth in Section 10.3 hereof.

“Performance Goals” shall have the meaning set forth in Section 10.4 hereof.

“Performance Stock Unit” means a Restricted Stock Unit denominated as a Performance Stock Unit under Section 9.2 hereof, to be paid or distributed based upon the attainment of pre-established business and/or individual Performance Goals over a specified performance period.

Lantheus 2026 Proxy Statement	Appendix B	B-3

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Plan” means this Amended and Restated Lantheus Holdings, Inc. 2026 Equity Incentive Plan as set forth herein, originally adopted as the “Lantheus Holdings, Inc. 2015 Equity Incentive Plan” on June 24, 2015 as amended from time to time, and as may be further amended and/or amended and restated from time to time.

“Reduced Amount” shall have the meaning set forth in Section 15.8(b)(iv)(A) hereof.

“Restatement Effective Date” shall have the meaning set forth in Section 16.1 hereof.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, in each case, as are set forth in the Plan and the applicable Award Agreement.

“Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, in each case, as set forth in the Plan and the applicable Award Agreement.

“Service” means a Participant’s employment with the Company or any Subsidiary or a Participant’s service as a Non-Employee Director, consultant or other service provider with the Company or any Subsidiary, as applicable.

“Share Reserve” shall have the meaning set forth in Section 4.1 hereof.

“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the excess of the Fair Market Value of a share of Common Stock over the base price per share of the right, at such time, and subject to such conditions, in each case, as are set forth in the Plan and the applicable Award Agreement.

“Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 11 hereof that are issued free of transfer restrictions and forfeiture conditions.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, in each case, as are set forth in the Plan and the applicable Award Agreement.

“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such affiliated status; provided, however, that, with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

“Successor Entity” shall have the meaning set forth in Section 12.2(b) hereof.

“Treasury Regulations” shall have the meaning set forth in Section 15.8(a) hereof.

“Underpayment” shall have the meaning set forth in Section 15.8(b)(iii) hereof.

3. Administration.

3.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan. To the extent deemed necessary by the Board, or as may be required by any applicable securities or tax laws, The NASDAQ Global Market, each Committee (as defined in clauses (i) or (ii) of the definition thereof) member shall satisfy the requirements for (i) an “independent director” under rules adopted by The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed, and (ii) a “nonemployee director” for purposes of Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the mere fact that a Committee (as defined in clauses (i) or (ii) of the definition thereof) member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee (as defined in clauses (i) or (ii) of the definition thereof) which Award is otherwise validly made under the Plan. Neither the Company nor any member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder to the fullest extent permitted by law and the Company’s certificate of incorporation and bylaws.

Lantheus 2026 Proxy Statement	Appendix B	B-4

3.2 Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan and to grant Awards, (ii) prescribe the restrictions, terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) subject to the provisions of Section 6 hereof, to extend at any time the period in which Stock Options may be exercised, (vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the receiving Participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals, (viii) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder, (ix) make all determinations it deems advisable for the administration of the Plan, to decide all disputes arising in connection with the Plan, and to otherwise supervise the administration of the Plan, (x) to suspend the right to exercise or net exercise any Award during any blackout period that is necessary or desirable to comply with the requirements of applicable securities laws, and to extend the period for exercise of such Award by an equal period of time, (xi) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, and (xii) adopt such procedures and subplans and Award Agreements as are necessary or appropriate to permit participation in the Plan by Eligible Person who are foreign nationals or employed outside of the United States or as otherwise are necessary or appropriate for the administration and application of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive and binding upon all parties.

3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or is a “covered employee” under Section 162(m) of the Code (as determined in accordance with applicable guidance as of the applicable date of determination). The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

4. Shares Subject to the Plan.

4.1 Number of Shares Reserved. Subject to adjustment as provided in Section 4.4 hereof and subject to Section 15.10 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall not exceed the sum of (a)     , (b) the number of shares of Common Stock reserved under the Plan immediately prior to the Restatement Effective Date that are not issued or subject to outstanding awards as of the Restatement Effective Date, and (c) the additional shares of Common Stock described in Section 4.2 (such shares that are subject to clauses (a) and (b), the “Share Reserve”); provided further, that no more than twenty percent of the Share Reserve may be granted as Incentive Stock Options, subject to adjustment as provided in Section 4.4 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions; provided, further, that nothing in this Plan requires any percentage of Awards (or Shares underlying Awards) to be granted as Incentive Stock Options. Each share of Common Stock subject to an Award granted on or after the Restatement Effective Date shall reduce the Share Reserve by one share; provided, that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

Lantheus 2026 Proxy Statement	Appendix B	B-5

4.2 Share Replenishment. To the extent that an Award granted under this Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the Award, settled in cash or otherwise terminated without delivery of the shares to the Participant, the shares of Common Stock retained by or returned to the Company will (i) not be deemed to have been delivered under the Plan, (ii) be available for future Awards under the Plan, and (iii) increase the Share Reserve by one share for each share that is retained by or returned to the Company; provided, that notwithstanding the foregoing, shares that are (x) withheld from an Award or separately surrendered by the Participant in payment of the exercise or purchase price or taxes relating to such an Award or (y) not issued or delivered as a result of the net settlement of an outstanding Stock Option or Stock Appreciation Right, shall be deemed to constitute delivered shares, shall count against the Share Reserve and not be available for future Awards under the Plan and shall continue to be counted as outstanding for purposes of determining whether any of the Award limits specified in Section 4.3 have been attained.

4.3 Maximum Compensation to Non-Employee Directors. The maximum value of Awards granted to any Non-Employee Director during any calendar year, taken together with any cash fees paid to such Non-Employee Director and the value of awards granted to such Non-Employee Director under any other equity compensation plan of the Company or a Subsidiary during any calendar year, shall be limited to (i) $1,250,000 in the first calendar year an individual becomes a Non-Employee Director and (ii) $750,000 in any other calendar year, in each case with the value of any such Awards granted being calculated as the aggregate grant date Fair Market Value (determined in accordance with ASC 718 and subject to adjustment as provided in Section 4.4 hereof); provided, however, that this limitation shall be determined without regard to amounts paid to a Non-Employee Director (including retirement benefits and severance payments) in respect of any services provided in any capacity (including employee or consultant) other than as a Non-Employee Director.

4.4 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off, stock purchase or other similar corporate change or any other change affecting the Common Stock (other than regular cash dividends to shareholders of the Company), the Committee shall, in the manner and to the extent it considers equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of shares of Common Stock provided in Sections 4.1 and 4.3 hereof (including the maximum compensation that may become payable to a Non-Employee Director provided in Section 4.3 hereof), (ii) the number and kind of shares of Common Stock, units or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, (iv) the maximum amount that may become payable to a Participant under Cash Awards provided in Section 10.6 hereof, (v) issue additional Awards or shares of Common Stock, issue dividend equivalent rights or make cash payments to the holders of outstanding Awards, in each case, on such terms and conditions as determined by the Committee, and/or (vi) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code and, (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Sections 422 and 424(a) of the Code.

5. Eligibility and Awards.

5.1 Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted, the terms and conditions of such Awards consistent with the terms of the Plan, and to grant any such Awards. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.

5.3 Award Agreements. Each Award granted to an Eligible Person under the Plan will be represented in an Award Agreement. The terms of all Awards under the Plan, as determined by the Committee, will be set forth in each individual Award Agreements as described in Section 15.2 hereof.

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5.4 Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee in the resolutions comprising such corporate action, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the Award grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

5.5 Restrictions on Dividend Payments and Other Distributions. Notwithstanding anything to the contrary in this Plan or any Award Agreement, if any rights to dividends or other distributions (including through the grant of dividend equivalent rights) are provided for with respect to an Award, any such dividends or distributions will only be paid or distributed if and when the vesting restrictions of that Award lapse. Any such dividends or other distributions will accumulate without interest until the date upon which the underlying or associated Award becomes vested, and, in any case, any dividend or other distributions accrued with respect to Awards that are forfeited will automatically be forfeited and inure to the benefit of the Company without further consideration or any act or action by the Participant.

5.6 Minimum Vesting/Acceleration Restrictions. Notwithstanding anything to the contrary in this Plan or any Award Agreement, no portion of any Award will vest prior to the first anniversary of the Date of Grant of that Award; provided, that (i) if so provided in an applicable Award Agreement, vesting may accelerate in connection with death, Disability or a Change in Control (or termination of employment occurring in connection with a Change in Control) and (ii) in addition to any amounts that become accelerated under the preceding clause (i), up to five percent (5%) of the Shares authorized for grant pursuant to Section 4.1, as amended from time to time, may be granted without regard to any limitation provided in this Section 5.6.

6. Stock Options.

6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated on the Date of Grant, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may in its discretion specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.

6.3 Vesting of Stock Options. The Committee shall, in its discretion, prescribe the time or times at which or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its discretion, all as set forth in the Award Agreement. The Committee may accelerate the vesting or exercisability of any Stock Option, including, without limitation, upon a Change in Control or upon termination of Service under certain circumstances, in each case, as set forth in the Award Agreement or the Committee’s subsequent resolutions. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited as set forth in the Award Agreement.

6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a specified time period following a termination of Service for any reason as set forth in the Award Agreement or otherwise.

6.5 Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price shall be made: (i) in cash or by cash equivalent acceptable to the Committee, or,

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(ii) to the extent permitted by the Committee in its sole discretion and set forth in the Award Agreement, (A) in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Option by the number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable by such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.

6.6 Limited Transferability of Nonqualified Stock Options. All Nonqualified Stock Options shall be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative. The Nonqualified Stock Options and the rights and privileges conferred thereby shall be non-transferable, except as otherwise provided in Section 15.3 hereof.

6.7 Additional Rules for Incentive Stock Options.

(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-1(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking such incentive stock options into account in the order in which they were granted.

(c) Additional Limitations. In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Date of Grant and the maximum term shall be five (5) years.

(d) Termination of Employment. An Award of an Incentive Stock Option shall provide that such Stock Option may be exercised not later than (i) three (3) months following termination of employment of the Participant with the Company and all Subsidiaries (other than as set forth in clause (ii) of this Section 6.7(d)) or (ii) one year following termination of employment of the Participant with the Company and all Subsidiaries due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(e) Other Terms and Conditions; Nontransferability. No Incentive Stock Options granted under the Plan may be granted more than ten (10) years following the date that the Plan is adopted or the date the Plan is approved by the Company’s stockholders, whichever is earlier. The Award Agreement representing any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(f) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

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6.8 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.4 hereof and the provisions of Section 12 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall (a) cancel a Stock Option previously granted under the Plan in exchange for cash or another Award when the exercise price per share under such Stock Option then exceeds the Fair Market Value of one share of Common Stock, (b) cause the cancellation, substitution or amendment of a Stock Option previously granted under the Plan that would have the effect of reducing the exercise price of such Stock Option or (c) otherwise approve any modification to a Stock Option previously granted under the Plan that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed.

7. Stock Appreciation Rights.

7.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event, in either case, as set forth in the Award Agreement representing such Stock Appreciation Rights. Stock Appreciation Rights and the rights and privileges conferred thereby shall be non-transferable, except as provided in Section 15.3 hereof.

7.2 Stand-Alone Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option. The Committee shall in its discretion provide in an Award Agreement the time or times at which or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its discretion, all as set forth in the Award Agreement. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited as set forth in the Award Agreement. The Committee may accelerate the vesting or exercisability of any Stock Appreciation Right, including, without limitation, upon a Change in Control or upon termination of Service under certain circumstances, in each case, as set forth in the Award Agreement or the Committee’s subsequent resolutions. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee as set forth in the Award Agreement; provided, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Appreciation Right will cease to be exercisable upon or at the end of a period following a termination of Service for any reason as set forth in the Award Agreement. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its discretion; provided, however, that the base price per share of any such stand-alone Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant.

7.3 Tandem Stock Option/Stock Appreciation Rights. A Stock Appreciation Right may be granted in tandem with a Stock Option and constitute a single Award. A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to the Award, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the Award, including the tandem Stock Appreciation Right or Stock Option, as applicable, not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires, in each case, as set forth in the Award Agreement.

7.4 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

7.5 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.4 hereof and the provisions of Section 12 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall (a) cancel a Stock Appreciation Right previously granted under the Plan in exchange

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for cash or another Award when the base price per share then exceeds the Fair Market Value of one share of Common Stock, (b) cause the cancellation, substitution or amendment of a Stock Appreciation Right previously granted under the Plan that would have the effect of reducing the base price of such Stock Appreciation Right or (c) otherwise approve any modification to a Stock Appreciation Right previously granted under the Plan that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed.

8. Restricted Stock Awards.

8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with the issuance of any Restricted Stock Award as set forth in the Award Agreement representing such Restricted Stock Award, which may also include the manner in which payment of any specified purchase price may be made as prescribed by the Committee.

8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) on such terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting of a Restricted Stock Award, including, without limitation, upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or the Committee’s subsequent resolutions. If the vesting requirements of a Restricted Stock Award shall not be satisfied or, if applicable, the Performance Goal(s) with respect to such Restricted Stock Award are not attained, the Award shall be forfeited and the shares of Stock subject to the Award shall be returned to the Company, as set forth in the Award Agreement.

8.3 Transfer Restrictions. Shares granted under any Restricted Stock Award and the rights and privileges conferred thereby shall be non-transferable until all applicable restrictions are removed or have expired, except as provided in Section 15.3 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates (if any) representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates (if any) representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder (which may be the Company or an officer of the Company) until all restrictions are removed or have expired.

8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8, the provisions of Section 15.6 hereof, and to the terms of the applicable Award Agreement, the Participant shall not have any rights of a stockholder with respect any of the shares granted to the Participant under a Restricted Stock Award (including, the right to vote or receive dividends and other distributions paid or made with respect thereto, subject to the terms of Section 5.5) unless and until such shares vest.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code

9. Restricted Stock Units.

9.1 Grant of Restricted Stock Units. A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit shall be equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine and as set forth in the Award Agreement representing such Restricted Stock Units. Restricted Stock Units and the rights and privileges conferred thereby shall be non-transferable, except as provided in Section 15.3 hereof.

9.2 Vesting of Restricted Stock Units. On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with

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the Company or a Subsidiary for a specified time period (or periods) or on such other terms and conditions as approved by the Committee in its discretion. In addition, a Restricted Stock Unit may be denominated as a Performance Stock Unit. The requirements for vesting of a Restricted Stock Unit denominated as a Performance Stock Unit may be based, in whole or in part, on the attainment of pre-established business and/or individual Performance Goal(s) over a specified performance period, or otherwise, as approved by the Committee in its discretion and as set forth in the Award Agreement. The Committee may accelerate the vesting of a Restricted Stock Unit, including, without limitation, upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or the Committee’s subsequent resolutions. If the vesting requirements of a Restricted Stock Units Award are not satisfied or, if applicable, the Performance Goal(s) with respect to such Restricted Stock Units Award are not attained, the Award shall be forfeited, as set forth in the Award Agreement.

9.3 Payment of Restricted Stock Units. Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee and set forth in the Award Agreement.

9.4 Dividend Equivalent Rights. Subject to the terms of Section 5.5, Restricted Stock Units may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which dividend equivalent right may be accumulated and may be deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Committee in its discretion and set forth in an Award Agreement. Dividend equivalent rights will be paid at such time as determined by the Committee in its discretion (including without limitation at the times paid to stockholders generally or at the times of vesting or payment of the Restricted Stock Unit) as set forth in an Award Agreement. Dividend equivalent rights may be subject to forfeiture under the same conditions as apply to the underlying Restricted Stock Units, as set forth in an Award Agreement.

10. Cash Awards; Performance Awards and Performance Criteria

10.1 Grant of Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee in its discretion determines to be appropriate, including for purposes of any annual or short-term incentive or other bonus program. The requirements for payment may be also based upon the continued Service of the Participant with the Company or any Subsidiary during any respective performance period and on such other conditions as determined by the Committee and set forth in an Award Agreement. Cash Awards and the rights and privileges conferred thereby shall be non-transferable, except as provided in Section 15.3 hereof.

10.2 Award Agreements. Each Cash Award shall be evidenced by an Award Agreement that shall specify any performance period and such other terms and conditions as the Committee, in its discretion, shall determine. The Committee may accelerate the vesting of a Cash Award, including, without limitation, upon a Change in Control or termination of Service under certain circumstances, as set forth in the Award Agreement or the Committee’s subsequent resolutions.

10.3 Performance Criteria. For purposes of any Award, the “Performance Criteria” will be set by the Committee in its discretion and may include one or any combination of the following, for the Company or any identified Subsidiary, division, or business unit or line, as determined by the Committee at the time of the Award: (i) total stockholder return; (ii) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (iii) net income; (iv) pretax earnings; (v) adjusted net income; (vi) adjusted pretax earnings; (vii) adjusted earnings per share; (viii) adjusted earnings before interest expense, taxes, depreciation and amortization (“EBITDA”); (ix) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (x) operating margin; (xi) earnings per share; (xii) return on equity; (xiii) return on capital; (xiv) return on investment; (xv) operating earnings; (xvi) working capital; (xvii) ratio of debt to stockholders’ equity; (xviii) revenue; (xix) free cash flow (i.e., EBITDA, less cash taxes, cash interest, net capital expenditures, mandatory payments of principal under any credit facility, and payments under collateralized lease obligations and financing lease obligations) and (xx) any combination of or a specified increase in any of the foregoing. Each of the Performance Criteria shall be

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applied and interpreted in accordance with an objective formula or standard established by the Committee at the time the applicable Award is granted including, without limitation, GAAP.

10.4 Performance Goals. For purposes of Performance Awards, the “Performance Goals” refer to the levels of achievement relating to the Performance Criteria selected by the Committee for the Award. The Performance Goals may be expressed as an objective formula or standard and relate to the performance of the Participant, the Company (on a consolidated basis), or to specified Subsidiaries, business, or geographical units or operating areas of the Company. The Performance Goals may be applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions or such companies), as specified by the Committee. The Performance Goals need not be the same for all Participants.

10.5 Adjustments. At the time that an Award is granted, the Committee may provide for the Performance Goals or the manner in which performance will be measured against the Performance Goals to be adjusted in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect non-cash losses or charges, charges for restructurings, non-operating income, the impact of corporate transactions, discontinued operations or financing transactions, severance and recruitment costs, “run rate” savings, costs incurred in establishing new manufacturing sources, specified legal expenses, extraordinary and other unusual or non-recurring items or events and the cumulative effects of accounting or tax law changes. In addition, with respect to a Participant hired or promoted following the beginning of a performance period, the Committee may determine to prorate the Performance Goals and/or the amount of any payment in respect of such Participant’s Performance Awards for the partial performance period.

10.6 Maximum Amount of Cash Awards. The maximum amount that may become payable to any one Participant during any one calendar year under all Cash Awards and all other Awards that are actually paid or settled in cash is limited to $2,000,000.

10.7 Negative Discretion. Notwithstanding anything else contained in the Plan to the contrary, the Committee shall, to the extent provided in an Award Agreement, have the right, in its discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under an Award and (ii) to establish rules or procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that is otherwise payable under an Award. The Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants.

10.8 Certification. Following the conclusion of the performance period of a Performance Award, the Committee shall certify in writing whether the Performance Goals for that performance period have been achieved, or certify the degree of achievement, if applicable.

10.9 Payment. Upon certification of the Performance Goals for a Performance Award, the Committee shall determine the level of vesting or amount of payment to the Participant pursuant to the Award, if any. Notwithstanding the foregoing, unless otherwise provided in the Award Agreement, Performance Awards may be paid, at the discretion of the Committee, in any combination of cash or shares of Common Stock, based upon the Fair Market Value of such shares at the time of payment

11. Stock Awards.

11.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past, or in anticipation of future, Services, in lieu of any discretionary bonus or other discretionary cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. The Committee shall determine the terms and conditions of such Awards, and such Awards shall be made without vesting requirements. In addition, the Committee may, in connection with any Stock Award, require the payment of a specified purchase price, which may also include the manner in which payment of any specified purchase price may be made as prescribed by the Committee.

11.2 Rights as Stockholder. Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award, the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

11.3 Elections to Receive Stock in Lieu of Compensation. Subject to Section 409A of the Code and, if applicable, Section 15.4 hereof, upon the request of a Participant and with the consent of the Committee, each such Participant may, pursuant to an advance written election delivered to the Company no later than the date specified by the

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Committee, receive a portion of the cash compensation otherwise due to such Participant in the form of shares of Common Stock either currently or on a deferred basis in accordance with Section 15.4 hereof.

11.4 Restrictions on Transfers. The right to receive shares of Common Stock on a deferred basis and the rights and privileges conferred thereby shall be non-transferrable, except as provided in Section 15.3 hereof.

12. Change in Control.

12.1 Effect on Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable law or unless otherwise provided in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation any of the following (or any combination thereof):

(a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent;

(b) substitution by the surviving company or corporation or its parent of awards with substantially the same or comparable terms (including, with respect to economic value) for outstanding Awards (with appropriate adjustments to the type of consideration payable upon settlement of the Awards);

(c) accelerated exercisability, vesting and/or payment under outstanding Awards immediately prior to or upon the occurrence of such event or upon a termination of employment following such event; and

(d) if all or substantially all of the Company’s outstanding shares of Common Stock are transferred in exchange for cash consideration in connection with such Change in Control:

(i) upon written notice, provide that any outstanding Stock Options and Stock Appreciation Rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event) and, at the end of such period, such Stock Options and Stock Appreciation Rights shall terminate to the extent not so exercised within the relevant period; and

(ii) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, shares, other property or any combination thereof) as determined in the sole discretion of the Committee; provided, that in the case of Stock Options and Stock Appreciation Rights, the fair value may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Awards (or, if no such consideration is paid, Fair Market Value of the shares of Common Stock subject to such outstanding Awards or portion thereof being canceled) over the aggregate exercise or base price, as applicable, with respect to such Awards or portion thereof being canceled, or, if there is no such excess, zero.

12.2 Definition of Change in Control. Unless otherwise defined in an Award Agreement, “Change in Control” shall mean the occurrence of one of the following events:

(a) Any Person becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power, excluding any Person who Beneficially Owns fifty percent (50%) or more of the voting power on the Restatement Effective Date, of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”), including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition of Outstanding Company Voting Securities directly from the Company, including without limitation, a public offering of securities, or (ii) any acquisition of Outstanding Company Voting Securities by the Company or any of its Subsidiaries, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries.

(b) Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (i) any Persons who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which, as a result of such transaction, owns all or substantially all of the Company or all or substantially all of the Company’s assets, either

Lantheus 2026 Proxy Statement	Appendix B	B-13

directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination; or (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, any of its Subsidiaries, such Successor Entity or any of its subsidiaries) is the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership of the Company existed prior to the Business Combination.

(c) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change of Control” shall be defined as, and limited to, a “change in control event” as defined under Section 409A of the Code.

13. Forfeiture Events.

13.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company. Notwithstanding anything to the contrary, no shares of Common Stock issued or issuable pursuant to Section 11.3 hereof shall be subject to this Section 13 hereof, other than Section 13.3 hereof or the terms or as otherwise may be required pursuant to the terms and conditions of such cash compensation otherwise due to the Participant.

13.2 Termination for Cause.

(a) Treatment of Awards. Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant’s Service with the Company or any Subsidiary shall be terminated for Cause, or (ii) after termination of Service for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of Service, the Participant engaged in an act which would have warranted termination from Service for Cause or (2) after termination, the Participant engaged in conduct that violates any continuing obligation or duty of the Participant set forth in any executive or restrictive covenant agreement with respect to non-competition, non-solicitation, confidentiality, intellectual property or trade secret protection, or any similar agreement to which the Participant is a party in favor of the Company or any Subsidiary (any such event described in clause (i) or (ii), with respect to any Participant, a “Forfeiture Event” with respect to such Participant), then such Participant’s rights, payments and benefits with respect to such an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 13.3 below. The Company shall have the power to determine whether, and the date on which, any Forfeiture Event has occurred and whether to exercise the right of recapture provided in Section 13.3 below. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Forfeiture Event with respect to any Participant has occurred, then the Company may suspend such Participant’s rights to exercise, receive any payment under, or vest in any right with respect to, any Award, pending a final determination by the Company of whether such an act has been committed.

(b) Definition of Cause. Unless otherwise defined in an Award Agreement, “Cause” shall mean:

(i) if a Participant has an effective employment agreement, service agreement or other similar agreement with the Company or any Subsidiary that defines “Cause” or a like term, the meaning set forth in such agreement at the time of the Participant’s termination of Service; or,

(ii) in the absence of such definition, (A) the Participant’s breach of any fiduciary duty or material breach of any legal or contractual obligation to the Company or any of its Affiliates, or to the Company’s direct or indirect equity holders, (B) the Participant’s failure to follow the reasonable instructions of the Board or such Participant’s direct supervisor, which breach, if curable, is not cured within ten (10) business days after notice to such Participant or, if cured, recurs within one hundred eighty (180) days, (C) the Participant’s gross negligence, willful misconduct, fraud, or acts of dishonesty relating to the Company or any of its Affiliates, or (D) the Participant’s conviction of any misdemeanor relating to the affairs of the Company or any of its Affiliates or indictment for any felony.

Lantheus 2026 Proxy Statement	Appendix B	B-14

13.3 Right of Recapture. If a Forfeiture Event with respect to a Participant occurs at any time period within one (1) year (or such longer time specified in any Award Agreement or other agreement with a Participant) after the date on which any Award to such Participant is exercised, vests, becomes payable or is paid or the date on which gain or income is otherwise realized in connection with any such Award, then any gain or income realized by the Participant from the exercise, vesting, payment or other realization event in connection with such Award, shall be paid by the Participant to the Company upon written notice from the Company or the Committee, subject to applicable state or local law. Such gain or income shall be determined as of the date or dates on which such gain or income is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Company shall, subject to compliance with Section 409A of the Code, have the right to offset any such gain or income against any amounts otherwise owed to the Participant by the Company or any Subsidiary (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement). In addition, Awards under the Plan shall be subject to any policy of the Company providing for forfeiture of incentive or performance based compensation in the event of an individual’s misconduct, or certain changes in the financial reporting or financial results of the Company (such policy, a “Clawback Policy”), as may be in effect from time to time.

14. Transfer, Leave of Absence, Etc. For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

15. General Provisions.

15.1 Status of Plan. The Committee may (but shall not be obligated to) authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver stock or make payments with respect to Awards.

15.2 Award Agreement. Each Award under the Plan shall be evidenced by an Award Agreement, which may include special terms for non U.S. Participants in a separate appendix, in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock subject to or otherwise underlying the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of a Change in Control or a termination of Service under certain circumstances. The Award Agreement shall be subject to and shall (or shall be deemed to) incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.

15.3 No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.7(e) hereof or as otherwise determined by the Committee, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by a legatee or legatees of such Award under the participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

Lantheus 2026 Proxy Statement	Appendix B	B-15

15.4 Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of (a) the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award or (b) an election to receive shares of Common Stock (in lieu of compensation otherwise payable in cash) on a deferred basis pursuant to Section 11.3 hereof; provided, however, that such discretion shall not apply in the case of a Stock Option or Stock Appreciation Right. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

15.5 No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason at any time.

15.6 Rights as Stockholder. Except as may otherwise be provided herein, a Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.4 hereof or as otherwise determined by the Committee, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments, dividend equivalent rights or other similar rights subject to the terms of Section 5.5, it being understood that the Committee may provide for the payment of dividends and other distributions to the Participant at such times as paid to the stockholders or at the times of vesting or otherwise set forth in the applicable Award Agreement and pursuant to the terms of Section 5.5. The Committee may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may (a) require that the stock certificates (if any) be held in escrow by the Company (or any of its officers) for any shares of Common Stock, (b) cause the shares of Common Stock to be legended in order to comply with the securities laws or other applicable restrictions or, (c) should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, take such steps to restrict transfer of such shares of Common Stock as the Committee considers necessary or advisable.

15.7 Trading Policy Restrictions. Option exercises and other Awards granted under the Plan shall be subject to the Company’s insider trading policy or other trading or ownership policy-related restrictions, terms and conditions as in effect from time to time.

15.8 Section 409A Compliance and Section 280G.

(a) Section 409A. To the maximum extent possible, it is intended that the Plan and all Awards hereunder are, and shall be, exempt from or otherwise comply with the requirements of Section 409A of the Code, the regulations thereunder promulgated by the United States Department of Treasury (the “Treasury Regulations”) and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment or transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Participant’s termination of Service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period (or death) or as soon as

Lantheus 2026 Proxy Statement	Appendix B	B-16

administratively practicable within thirty (30) days thereafter, but in no event later than the end of the applicable taxable year. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(b) Section 280G.

(i) Anything in this Plan to the contrary notwithstanding, in the event that the receipt of all payments or distributions by the Company in the nature of compensation to or for a Participant’s benefit, whether paid or payable pursuant to this Plan or otherwise (a “Payment”), would subject the Participant to the excise tax under Section 4999 of the Code, the accounting firm which audited the Company prior to the corporate transaction which results in the application of such excise tax (the “Accounting Firm”) shall determine whether to reduce any of the Payments to the Reduced Amount (as defined below). The Payments shall be reduced to the Reduced Amount only if the Accounting Firm determines that the Participant would have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if the Participant’s Payments were reduced to the Reduced Amount. If such a determination is not made by the Accounting Firm, the Participant shall receive all Payments to which Participant is entitled.

(ii) If the Accounting Firm determines that aggregate Payments should be reduced to the Reduced Amount, the Company shall promptly give Participant notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 15.8(b) shall be made as soon as reasonably practicable and in no event later than sixty (60) days following the date of termination or such earlier date as requested by the Company. For purposes of reducing the Payments to the Reduced Amount, such reduction shall be implemented by determining the Parachute Payment Ratio (as defined below) for each Payment and then reducing the Payments in order beginning with the Payment with the highest Parachute Payment Ratio. For Payments with the same Parachute Payment Ratio, such Payments shall be reduced based on the time of payment of such Payments, with amounts having later payment dates being reduced first. For Payments with the same Parachute Payment Ratio and the same time of payment, such Payments shall be reduced on a pro rata basis (but not below zero) prior to reducing Payments with a lower Parachute Payment Ratio. In all cases, the reduction of Payments shall be implemented in a manner that complies with Section 409A of the Code. All other provisions of any agreement embodying the Payments shall remain in full force and effect. All fees and expenses of the Accounting Firm shall be borne solely by the Company.

(iii) As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of Participant pursuant to this Agreement or otherwise which should not have been so paid or distributed (the “Overpayment”) or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of Participant pursuant to this Agreement or otherwise could have been so paid or distributed (the “Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or Participant which the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, Participant shall pay any such Overpayment to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by Participant to the Company if and to the extent such payment would not either reduce the amount on which Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be paid promptly (and in no event later than sixty (60) days following the date on which the Underpayment is determined) by the Company to or for the benefit of Participant together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

(iv) For purposes hereof, the following terms have the meanings set forth below: (A) “Reduced Amount” shall mean the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999 of the Code if the Accounting Firm determines to reduce Payments pursuant to this Section 15.8(b), (B) “Net After-Tax Receipt” shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of a Payment net of all taxes imposed on Participant with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to Participant’s taxable income for the immediately preceding taxable year, or such other rate(s) as Participant certifies, in Participant’s sole discretion, as likely to apply to Participant in the relevant tax year(s), and

Lantheus 2026 Proxy Statement	Appendix B	B-17

(C) “Parachute Payment Ratio” shall mean a fraction the numerator of which is the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of the applicable Payment for purposes of Section 280G and the denominator of which is the intrinsic value of such Payment.

15.9 Securities Law Compliance. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

15.10 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee, director or other individual service provider of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any such substitute awards shall not (a) reduce the number of shares of Common Stock available for issuance under the Plan, (b) be subject to or counted against whether any of the Award limits specified in Section 4.3 or 10.6 hereof have been attained or (c) replenish the Share Reserve upon the occurrence of any event set forth in Section 4.2 hereof.

15.11 Tax Withholding. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding, Participants may elect (subject to the Company’s automatic withholding right set out above) to satisfy the withholding requirement with respect to any taxable event arising as a result of the Plan, in whole or in part, by the methods described in Section 6.5 hereof with respect to Stock Options or by a method similar to the methods described in Section 6.5 hereof with respect to Awards other than Stock Options (except as otherwise set forth in an Award Agreement).

15.12 Unfunded Plan. The adoption of the Plan and any reservation of shares of Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding any of the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

15.13 Other Compensation and Benefit Plans. The adoption of the Plan as amended and restated on the Restatement Effective Date shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company or any Subsidiary from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan or required by applicable law.

15.14 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, assignees, beneficiaries, and legatee(s), as applicable.

Lantheus 2026 Proxy Statement	Appendix B	B-18

15.15 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.16 Governing Law; Jurisdiction; Waiver of Jury Trial. The Plan and each Award Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of, or relate to, the Plan or any Award Agreement shall be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Each Participant and each party to an Award Agreement agrees that it shall bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of, or be related to, the Plan or any Award Agreement exclusively in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such claim, cause of action or proceeding, exclusively in the United States District Court for the District of Delaware (the “Chosen Court”), and hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such claim or cause of action shall be effective if notice is given in accordance with such Award Agreement.

15.17 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine (i) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or (ii) whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated (in the case of this clause (ii), with no consideration paid therefor).

15.18 No Guarantees Regarding Tax Treatment. Neither the Company nor the Committee make any guarantees to any person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Section 409A of the Code, Section 4999 of the Code, Section 280G of the Code or otherwise and neither the Company nor the Committee shall have any liability to a person with respect thereto.

15.19 Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, its Subsidiaries and any third party administrators of any data of a professional or personal nature for the purposes of administering the Plan.

15.20 Awards to Non-U.S. Employees, Non-Employee Directors or Consultants. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or affiliates operates or has employees, Non-Employee Directors, consultants or other personal service providers, the Committee, in its sole discretion, shall have the power and authority to:

(a) determine which Subsidiaries or affiliates shall be covered by the Plan;

(b) determine which employees, Non-Employee Directors, consultants or other personal service providers outside the United States are eligible to participate in the Plan;

(c) modify the terms and conditions of any Award granted to employees, Non-Employee Directors, consultants or other personal service providers outside the United States to comply with applicable foreign laws;

(d) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and

(e) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

Any subplans and modifications to Plan terms and procedures established under this Section 15.20 by the Committee shall be attached to this Plan document as appendices.

16. Term; Amendment and Termination; Stockholder Approval.

16.1 Term. The Plan was originally adopted by the Board and approved by the stockholders on June 24, 2015 (the “Original Effective Date”) as the “Lantheus Holdings, Inc. 2015 Equity Incentive Plan.” The Plan was amended from time to time after the Original Effective Date pursuant to the terms of Section 16.2 as in effect on the Original

Lantheus 2026 Proxy Statement	Appendix B	B-19

Effective Date. This amendment and restatement to the Plan, which in part renames the Plan as the “Lantheus Holdings, Inc. 2026 Equity Incentive Plan,” was approved by the Board and became effective on March   , 2026 (the “Restatement Effective Date”), contingent on approval by the stockholders of the Company as required by applicable law.

16.2 Amendment and Termination. The Committee may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, that, except as provided in Section 15.8, Section 15.20 or as otherwise determined by the Committee as it deems necessary to comply with applicable laws, no amendment, modification, suspension or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award; and provided, further, that the adoption by the Committee of any increase in the maximum number of shares of Common Stock reserved for issuance under the Plan shall be deemed the adoption of a new plan for purposes of Section 6.7(e). The Committee may seek the approval of any amendment, modification, suspension or termination by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 422 of the Code, the listing requirements of The NASDAQ Global Market or other exchange or securities market or for any other purpose.

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It begins with a passion for innovation. For people. For making a difference. At Lantheus, we Find, Fight and Follow® disease to deliver better patient outcomes. 201 Burlington Road | South Building | Bedford, MA 01730 800-362-2668 | lantheus.com

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Annual Meeting of Stockholders

For Stockholders of record as of March 6, 2026
Thursday, April 30, 2026 9:00 AM, Eastern Time
North Bldg. Cafe at the Lantheus Bedford Office
201 Burlington Rd., Bedford, MA 01730 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Eastern Time, April 30, 2026.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Mary Anne Heino, Robert J. Marshall, Jr., Daniel M. Niedzwiecki and Eric Green (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Lantheus Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

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PRELIMINARY – SUBJECT TO COMPLETION

Lantheus Holdings, Inc. Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 4, 5 AND 6

THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.

	PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.	The election of four Class II directors to our Board of Directors.
		FOR	AGAINST	ABSTAIN
	1.01 Ms. Minnie Baylor-Henry	☐	☐	☐		FOR

	1.02 Mr. Heinz Mäusli	☐	☐	☐		FOR

	1.03 Ms. Julie McHugh	☐	☐	☐		FOR

	1.04 Dr. Phuong Khanh (P.K.) Morrow	☐	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	The approval, on an advisory basis, of the compensation paid to our named executive officers (commonly referred to as “say on pay”).	☐	☐	☐		FOR

		1YR	2YR	3YR	ABSTAIN

3.	The approval, on an advisory basis, of the frequency of holding future “say on pay” votes.	☐	☐	☐	☐	1 YEAR

		FOR	AGAINST	ABSTAIN

4.	The approval of an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors.	☐	☐	☐		FOR

5.	The approval of the Lantheus Holdings, Inc. Amended and Restated 2026 Equity Incentive Plan.	☐	☐	☐		FOR

6.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐		FOR

☐	Check here if you would like to attend the meeting in person.

To attend virtually you must pre-register online at www.proxydocs.com/LNTH

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date